Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Research Collaboration and Option Agreement

by and between

BAYER AG

and

RECURSION PHARMACEUTICALS, INC.

Chapter A – Introduction		2

1.	DEFINITIONS	2

2.	SCOPE AND STRUCTURE OF THIS AGREEMENT	10

Chapter B – Collaboration		11

3.	PROJECTS	11

4.	GOVERNANCE	18

Chapter C – Financials		22

5.	UPFRONT PAYMENT, ACHIEVEMENT LEAD CANDIDATE CRITERIA FEE	22

6.	ADDITIONAL PAYMENTS AFTER OPTION EXERCISE	22

7.	GENERAL PAYMENT PROVISIONS	22

Chapter D – Option		24

8.	BAYER OPTIONS; RECURSION OPTION	24

Chapter E – Intellectual Property		26

9.	OWNERSHIP OF BACKGROUND RIGHTS AND PROJECT RESULTS	26

10.	LICENSE GRANTS AND USAGE RIGHTS	27

11.	PATENT PROSECUTION	30

Chapter F – General Provisions		33

12.	CONFIDENTIALITY	33

13.	PUBLICATIONS	34

14.	REPRESENTATIONS, WARRANTIES AND COVENANTS; LIMITATION OF LIABILITY; INDEMNITY	35

16.	TERM AND TERMINATION	38

17.	DISPUTE RESOLUTION	39

18.	MISCELLANEOUS	40

Appendix 1: Collaboration Plan

Appendix 2: License Agreement (Lead Series)

Appendix 3: License Agreement (Development Candidate)

Appendix 4: Template Project Plan

Appendix 5: IT Security Measures

Research Collaboration and Option Agreement

This Research Collaboration and Option Agreement (this “Agreement”), dated as of August 28th, 2020 (the “Effective Date”), is made by and between Recursion Pharmaceuticals, Inc., a Delaware corporation with offices at 41 S Rio Grande Street, Salt Lake City, UT 84101 (“Recursion”) and Bayer AG, a German corporation, with offices at 42096 Wuppertal, Germany (“Bayer”). Each of Recursion and Bayer may be referred to herein as a “Party” or together as the “Parties”.

WHEREAS, Recursion is a company engaged in the discovery, research, development and commercialization of pharmaceutical products, including through the use of its proprietary drug discovery platform; and

WHEREAS, Bayer is an international pharmaceutical company engaged in the research, development, manufacture and commercialization of pharmaceutical products and possesses among other areas of expertise, special expertise and products in the fibrosis disease field; and

WHEREAS, Recursion and Bayer desire to bring together and complement their expertise in a collaboration and conduct research projects with the aim to discover and improve drug products in the fibrosis disease field, all in accordance with the terms and conditions set forth below.

NOW, THEREFORE, the Parties hereby agree as follows:

Chapter A – Introduction

1.	DEFINITIONS

The following terms (and their correlatives), in addition to terms defined on first use in this Agreement, have the meanings set forth below:

1.1.

“Achievement of Lead Candidate Criteria” means a decision of the Bayer Criteria Committee in accordance with Section 4.8 that a Project Compound from a Project fulfills Lead Candidate Criteria or that a Project Compound endorsed by the JSC to be a Lead Candidate pursuant to Section 4.4.1.9 should otherwise be selected as a Lead Candidate and that, in each case, lead optimization shall be started.

1.2.	“Achievement Lead Candidate Criteria Fee” has the meaning given in Section 5.3.

1.3.

“Active” means, with regard to a compound, that it has a potency below [***] (or another threshold determined by the JSC) in the respective [***] (or another screening assay determined by the JSC) or with regard to the respective [***], as applicable.

1.4.

“Acquiring Entity” means a Third Party (i) to which Recursion transfers all or substantially all of its assets to which this Agreement pertains in a Change of Control transaction or (ii) that directly or indirectly controls Recursion following a Change of Control transaction.

1.5.

“Affiliate” shall mean any business entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, a business entity shall be deemed to “control” another business entity, if it (i) owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity having the power to vote on or direct the affairs of such business entity, as applicable (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the policies and management of such business entity, as applicable, whether by the ownership of stock, by contract or otherwise.

1.6.	“Agreement” has the meaning given in the preamble.

1.7.	“Alliance Manager” has the meaning given in Section 4.3.

1.8.	“Applicable Law” means all applicable laws, rules and regulations (including any rules, regulations or other requirements of the regulatory authorities) that may be in effect from time to time.

1.9.	“Assigned Party” has the meaning given in Section 9.2.

1.10.	“Assigning Party” has the meaning given in Section 9.2.

1.11.

“Background IP Rights” means, with respect to a Party and a Project, all Intellectual Property Rights that (i) are in the Control of such Party and (ii) were not or are not Created in the course of a Project or activities under the Collaboration Plan.

1.12.

“Background Know-How” means, with respect to a Party and a Project, all Know-How that is or becomes in the Control of such Party and were not or are not Created in the course of a Project or activities under the Collaboration Plan.

1.13.

“Backup Compound” means, with respect to any Lead Candidate or Development Candidate, any Project Compound derived in the course of the Project in which such Lead Candidate or Development Candidate was derived and selected, which is Active against the same Deconvoluted Target, if applicable, as such Lead Candidate or Development Candidate.

1.14.	“Bayer” has the meaning given in the preamble.

1.15.	“Bayer Development Candidate Option” has the meaning given in Section 8.2.

1.16.	“Bayer Development Candidate Option Period” has the meaning given in Section 8.2.

1.17.	“Bayer Indemnitees” has the meaning given in Section 14.7.

1.18.	“Bayer JSC Members” has the meaning given in Section 4.1.

1.19.	“Bayer Lead Series Option” has the meaning given in Section 8.1.

1.20.	“Bayer Lead Series Option Period” has the meaning given in Section 8.1.

1.21.	“Bayer Library Compound(s)” has the meaning given in Section 3.1.3.

1.22.

“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City, Utah, USA, or Wuppertal or Berlin, Germany.

1.23.

“Calendar Quarter” means a period of three (3) consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July or October, or any partial period thereof immediately following the Effective Date or immediately prior to the termination or expiration of this Agreement.

1.24.

“Calendar Year” means a period of twelve (12) consecutive months corresponding to the calendar year commencing on the first day of January, or any partial period thereof immediately following the Effective Date or immediately prior to the termination or expiration of this Agreement.

1.25.

“Change of Control” means, with respect to a Party (a) the acquisition of beneficial ownership, directly or indirectly, by any Person (other than such Party or an Affiliate of such Party, and other than by virtue of obtaining irrevocable proxies) of securities or other voting interest of such Party representing a majority or more of the combined voting power of such Party’s then outstanding securities or other voting interests, (b) any merger, reorganization, consolidation or business combination involving such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies) of the voting securities or other voting interests of such Party (or, if applicable, the ultimate parent of such Party) immediately prior to such merger, reorganization, consolidation or business combination ceasing to hold beneficial ownership of at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or business combination, (c) any sale, lease, exchange, contribution or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of such Party to which this Agreement relates, other than a sale or disposition of such assets to an Affiliate of such Party.

1.26.	“Collaboration” shall mean, collectively, the Projects and the activities under the Collaboration Plan.

1.27.	“Collaboration Plan” means the general outline of the Collaboration and its goals attached as Appendix 1.

1.28.	“Collaboration Term” has the meaning given in Section 15.1.

1.29.	“Commercially Reasonable Efforts” means, [***].

1.30.	“Committee” means the JSC or JPT, as context requires.

1.31.	“Competing Project” means [***].

1.32.

“Complete Invention Disclosure” means a description of the invention which shall include, in reasonable detail, a description of (i) database searches on state of the art undertaken; (ii) relevant prior art references found including an assessment of their relevance to the invention, (iii) the technical problem underlying the invention, (iv) the solution to this problem, (v) the names and private addresses of the inventors, (vi) the individual contribution of each inventor to the invention, (vii) examples, all materials and methods used in connection with performing the invention, (viii) any and all sources of funding for the work done on the invention, (ix) and any encumbrance related to the invention.

1.33.	“Compound(s)” means a small molecule or peptide.

1.34.	“Confidential Information” has the meaning given in Section 12.1.

1.35.	“Contract Year” means each successive twelve (12) months period commencing on the Effective Date and on each anniversary thereof.

1.36.

“Control” means, as to any Know-How, Intellectual Property Right, or Material, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license or a sublicense as required herein to such Know-How, Intellectual Property Right, or Material without (i) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, ownership, license or sublicense, and (ii) violating any Applicable Law relating to such grant of ownership, license or a sublicense. “Controlled”, “Controls” and “Controlling” have their correlative meanings. Notwithstanding anything to the contrary in this Agreement, the following shall be deemed to not be Controlled by Recursion or any of its Affiliates: (i) any Know-How, Intellectual Property Right or Material owned or licensed by an Acquiring Entity immediately prior to the effective date of the Change of Control making such Third Party an Acquiring Entity, and (ii) any Know-How, Intellectual Property Right or Material that an Acquiring Entity subsequently develops without using or practicing the Project Results or Recursion Technology.

1.37.

“Created” means (a) with respect to non-patent related matters conceived, made or otherwise created; (b) with respect to patent related matters invented, made or reduced to practice; and (c) with respect to Patents and other IP Rights, Patents or IP Rights that claim the subject matter described in (a) or (b). “Create” and “Creating” have their correlative meanings.

1.38.	“Deconvoluted Target” has the meaning given in Section 3.2.2.

1.39.

“Derivative” means a Compound which is (i) derived from a Project Compound within [***] years after execution of a License Agreement with respect to such Project Compound, and that is generated in the course of further lead optimization of a Lead Series or Development Candidate and (ii) which is Active [***].

1.40.

“Development Candidate” shall mean on an Project-by-Project basis, (a) a Project Compound that has met Development Candidate Criteria as determined by the JSC, or (b) a Project Compound that is otherwise selected by the JSC as a Development Candidate.

1.41.

“Development Candidate Criteria” means the decision criteria for a Project Compound to be considered as a Development Candidate as set forth on a Project-by-Project basis in the respective Project Plan.

1.42.	“Disclosing Party” has the meaning given in Section 12.1.

1.43.	“Dispute” has the meaning given in Section 16.1.

1.44.

“Divestiture” means, with respect to a Restricted Project, (a) the divestiture of such Restricted Project through (i) an outright sale or assignment of all material rights in such Restricted Project to a Third Party or (ii) an exclusive out-license of all research and development rights with respect to such Restricted Project, with no further rights or role or ability to influence or control the authority of the licensee, directly or indirectly, with respect to such Restricted Project such that neither Recursion nor its Affiliates are consulted with respect to, and do not otherwise participate in, any decisions (other than those described in clauses (i) and (ii) above), or (b) the complete cessation of all research and development activities with respect to such Restricted project. For clarity, the right of Recursion to receive royalties, milestones or other payments in connection with an acquirer, assignee or licensee’s research, development or commercialization of a Restricted Project pursuant to sub-section (a) above, shall be permitted for any such Divestiture. When used as a verb, “Divest” and “Divested” means to cause a Divestiture.

1.45.	“Double Tax Treaty” has the meaning given in Section 7.6.

1.46.	“Effective Date” has the meaning given in the preamble.

1.47.	“Enabled Compound” shall mean a Compound, that is (i) Active [***], and (ii) [***].

1.48.	“Excluded IP” shall mean

(i)	with regard to Recursion (a) [***]; and

(ii)	with regard to Bayer, [***].

1.49.	“Exclusivity Field” has the meaning given in Section 2.5.

1.50.	“Fibrosis” means any disease or indication for which Fibrosis is the primary pathophysiology.

1.51.	“Field” means any and all therapeutic indications and uses for humans and animals and diagnostic uses, including – without limitation – the use as in vitro diagnostics and biomarkers.

1.52.	“Final Project Report” has the meaning given in Section 3.9.3.

1.53.

“IND” means an investigational new drug application or similar application filed with a regulatory authority in any country or group of countries prior to beginning clinical trials in that country or in that group of countries.

1.54.	“Indemnifying Party” means Bayer in case Bayer is obligated to indemnify Recursion and Recursion in case Recursion is obligated to indemnify Bayer.

1.55.	“Indemnitees” means Recursion Indemnities or Bayer Indemnities as the context requires.

1.56.	“Intellectual Property Rights” or “IP Rights” means copyrights, Patents and other registered intellectual property rights including registered trademarks, trade names and domain names.

1.57.	“JSC” has the meaning given in Section 4.1.

1.58.

“Know-How” means all confidential commercial, technical, scientific and other information, unpatented inventions (whether patentable or not and excluding Materials), knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, non-transient data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases whether in written, electronic or any other tangible or non-tangible form, including information related to Materials, samples, assays, Compounds, compositions or formulations.

1.59.

“Lead Candidate” shall mean on an Project-by-Project basis, (a) a Project Compound that has met the Lead Candidate Criteria, as determined by the JSC, or (b) a Project Compound that is otherwise selected by the JSC as Lead Candidate.

1.60.	“Lead Candidate Criteria” shall mean the decision criteria for a Project Compound to be considered a Lead Candidate as set forth on a Project-by-Project basis in the respective Project Plan.

1.61.

“Lead Series” shall mean on an Project-by-Project basis, a series of Project Compounds that includes Lead Candidate(s) wherein all such Lead Candidates and Project Compounds are Created within the same Project and are structurally similar Compounds which are derived from a common chemotype, as determined by the JPT and confirmed by the JSC.

1.62.	“Library Compounds has the meaning given in Section 3.1.3.

1.63.	“License Agreement” has the meaning given in Section 2.4.

1.64.	“Losses” means claims, demands, liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses or judgments).

1.65.	“Materials” shall mean any tangible materials provided by one Party to the other Party under this Agreement for the purpose of the Project, including any Library Compounds.

1.66.	“Members” means the Bayer JSC Members or the Recursion JSC Members, as context requires.

1.67.	“Model” has the meaning given in Section 3.1.2.

1.68.	“Option(s)” shall mean the Bayer Lead Series Option, the Bayer Development Candidate Option or the Recursion Option, as context requires.

1.69.	“Option Exercise Notice” has the meaning given in Section 8.3.

1.70.	“Option Periods” means the Bayer Lead Series Option Period, the Bayer Development Candidate Option Period or the Recursion Option Period, as context requires.

1.71.	“Party” and “Parties” have the meanings given in the preamble.

1.72.

“Patents” means (a) all national, regional and international patents and patent applications filed in any country of the world including provisional patent applications, (b) all patents and patent applications filed either from such patents, patent applications or provisional applications, including any continuations, continuations-in part which are limited to the subject matter directly related to the subject matter of the original patent application, divisions, provisionals, converted provisionals and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents and (e) any utility models, design patents or similar rights, and all foreign counterparts of any of the foregoing.

1.73.	“Patent Matters” has the meaning given in Section 16.5.

1.74.

“Person” means an individual, or any form of legally recognized entity, including, without limitation, a corporation, limited liability company, association, joint stock company, trust, or governmental entity.

1.75.	“Primary Hit” or “Primary Hit Series” shall have the meaning given in Section 3.1.4.

1.76.	“Primary Screening Assay” means, with respect to a Project, an assay [***].

1.77.

“Products” means, with respect to a Project, any product for use in the Field containing a Project Compound from such Project or any Derivative thereof, in any and all dosage forms, formulations, presentations, administrations, line extensions and package configurations.

1.78.

“Project” means one of up to [***] projects, each described in a Project Plan, which has been approved by the JSC, together with activities conducted pursuant to the Collaboration Plan in preparation for such project.

1.79.	“Project Compound” means, with respect to a Project, a Compound that is derived from a Qualified Hit and newly synthesized in the course of such Project.

1.80.	“Project IP Rights” means Intellectual Property Rights that are Created in the course of a Project, excluding any IP Rights in the Excluded IP and Recursion Technology.

1.81.	“Project Know-How” means Know-How that is Created in the course of a Project, excluding Excluded IP and Recursion Technology.

1.82.	“Project Leader(s)” has the meaning given in Section 3.4.

1.83.	“Project Patents” means Project IP Rights that are Patents.

1.84.	“Project Plan” means a project plan that has been approved by the JSC, including its amendments made from time to time in accordance with this Agreement.

1.85.

“Project Results” means, with respect to each Project, any and all of (i) Project IP Rights (including for the avoidance of any doubt Project Patents), and (ii) Project Know-How, including Project Compounds or any results and scientific and technical data (including images) that are Created in the course of such Project and specifically related to such Project Compounds (or the Qualified Hits from which they are derived).

1.86.

“Project Term” means, as to a Project, the period commencing upon the approval of a Project Plan for such Project or any other date if so expressly agreed in the Project Plan and, unless such Project is earlier discontinued or terminated or this Agreement is terminated in accordance with the provisions hereunder, continuing until the earliest of (i) the date on which a License Agreement is executed following the exercise of an Option for the last remaining Lead Series or Development Candidate for such Project; (ii) expiration of all Option Periods for such Project, and (iii) the fifth (5th) anniversary of the Effective Date (unless extended by mutual agreement of the Parties).

1.87.	“Providing Party” has the meaning given in Section 3.7.1.

1.88.	“Qualified Hits” or “Qualified Hit Series” has the meaning given in Section 3.1.6.

1.89.	“Receiving Party” has the meaning given in Section 12.1.

1.90.	“Recursion” has the meaning given in the preamble.

1.91.	“Recursion Library Compound” has the meaning given in Section 3.1.3.

1.92.	“Recursion Indemnities” has the meaning given in Section 14.6.

1.93.	“Recursion JSC Members” has the meaning given in Section 4.1.

1.94.	“Recursion Option” has the meaning given in Section 8.5.

1.95.	“Recursion Option Period” has the meaning given in Section 8.5.

1.96.

“Recursion Technology” shall mean Recursion’s proprietary methods for compound management, high-throughput screening lab, data analysis algorithms, high-dimensional phenotypic and other assays, engineering infrastructure, and databases, but, for the avoidance of doubt, shall exclude any data. For purposes of this Agreement, Recursion Technology shall be treated as Background Know-How of Recursion, regardless of whether Created prior to, in the course of any Project or activities under the Collaboration Plan or outside the Collaboration.

1.97.	“Research Documentation” has the meaning given in Section 3.10.

1.98.	“Research License” has the meaning given in Section 10.1.

1.99.	“Restricted Project” has the meaning given in Section 2.5.

1.100.	“Retention Period” has the meaning given in Section 3.10.

1.101.	“Screening Hypothesis” has the meaning given in Section 3.1.1.

1.102.

“Segregate” means, with respect to a Restricted Project, to segregate the Project Results and Confidential Information of Bayer from the research and development activities relating to such Restricted Project; provided, that, senior management personnel may review and evaluate plans and information regarding the research and development of such Restricted Projects, solely in connection with portfolio decision-making among product opportunities.

1.103.	“SOFR” has the meaning given in Section 7.4.

1.104.	“Subcontractor” has the meaning given in Section 3.6.1.

1.105.	“Territory” means worldwide.

1.106.	“Third Party” means any Person other than Bayer, Recursion, or any Bayer Affiliate or Recursion Affiliate.

1.107.

“Tool Compound” means a Compound that is not Created within the Project and that is used in the course of a Project for reference or characterization purposes and which shall be identified as such within the respective Project Plan for a Project.

1.108.	“Upfront Payment” has the meaning given in Section 5.1.

1.109.	“Using Party” has the meaning given in Section 3.7.1.

1.110.	“VAT” has the meaning given in Section 7.5.

1.111.	“Withholding Tax” has the meaning given in Section 7.6.

2.	SCOPE AND STRUCTURE OF THIS AGREEMENT

2.1.	Scope of Agreement. This Agreement serves as an umbrella agreement under which the Parties undertake to collaborate in the area of Fibrosis-related indications in up to [***] individual Projects.

2.2.	Objective of the Agreement. The Parties shall strive to develop at least one (1) Lead Candidate and one (1) Development Candidate per Project.

2.3.

Roles of the Parties. Both Parties will contribute Compound libraries suitable for screening purposes to the Projects as further detailed in the Collaboration Plan. The research works will be conducted mainly by Recursion using the Recursion Technology and by Bayer, in each case to the extent expressly laid out in Sections 3.1 or 3.2 of the Agreement, the Collaboration Plan or the applicable Project Plan.

2.4.

Options. Bayer will at its discretion have the right to exercise the Bayer Lead Series Option or the Bayer Development Candidate Option with regard to each Lead Series or Development Candidate in accordance with Section 8 on terms agreed in the applicable license agreement attached to this Agreement as Appendix 2 (Lead Series) and Appendix 3 (Development Candidate) (each a “License Agreement”). In case Bayer does not exercise any of its Options with respect to a Lead Series or Development Candidate during the relevant Option Period, Recursion will have the option to negotiate on a Lead Series-by-Lead Series or Development Candidate-by-Development Candidate basis a license in accordance with Section 8.

2.5.

Exclusivity. This Collaboration is set up as a one-way exclusive discovery collaboration as it pertains to the use of the Recursion Technology in the field of Fibrosis (“Exclusivity Field”). During the Collaboration Term, Recursion will not conduct any research and development activities outside of this Collaboration either by itself or together with Third Parties in the Exclusivity Field to the extent that the focus of such activities is the discovery and validation of compounds directed primarily at [***] (each a “Restricted Project”). Notwithstanding the foregoing, Recursion shall be entitled to continue any research and development activities which Recursion can prove to be already initiated by Recursion prior to the Effective Date of this Agreement even if such research and development activities are within the Exclusivity Field. In the event of a Change of Control of Recursion, the foregoing limitations shall not apply to any program that an Acquiring Entity had ongoing as of immediately prior to the date of such Change of Control or any program conducted by an Acquiring Entity after the date of such Change of Control; provided that such Acquiring Entity does not use the Recursion Technology, Project Results or any Confidential Information of Bayer for such program or for activities related to such program. Further, if Recursion or any of its Affiliates acquires rights to a Restricted Project through the acquisition of a Third Party (whether by merger or acquisition of all or substantially all of the stock or assets of a Third Party or of any operating or business division of a Third Party or similar transaction), such acquisition, and research and development for such Restricted Project thereafter, shall not constitute a breach of this Section 2.5 if Recursion or such Affiliate, as applicable, Divests such Restricted Project within twelve (12) months from the closing of the acquisition and at all times prior to such Divestiture, Segregates such Restricted Project.

2.6.	Chapters of the Agreement. This Agreement is structured into the following chapters:

•	“Chapter A – Introduction” comprises the definition section and introduction to the scope and structure of this Agreement.

•	“Chapter B – Collaboration” comprises provisions concerning the selection and execution of Projects and the governance rules under this Agreement.

•	“Chapter C – Financials” comprises provisions regarding the funding of the Projects, payments pertaining to the Option exercise and general payment terms.

•	“Chapter D – Options” comprises provisions on the scope, timelines and exercise of the Options.

•	“Chapter E – Intellectual Property” comprises provisions on the ownership and licenses to the Project Results and Background IP Rights and Background Know-How.

•

“Chapter F – General Provisions” comprises provisions of general nature including without limitation on Confidentiality, Publications, Liability, Term and Termination, Applicable Law and Dispute Resolution.

Chapter B – Collaboration

3.	PROJECTS

3.1.	Project Phases.

Phase 1 – Discovery Research

3.1.1.

Screening Hypothesis. [***] design screening hypotheses of relevance for Fibrosis diseases (“Screening Hypothesis”) and will provide [***] such Screening Hypothesis [***] following the Effective Date respectively (in total [***] Screening Hypotheses).

3.1.2.	Recursion Models and screening assays. [***] will generate from these Screening Hypotheses [***] cellular models, each such model consisting of [***],

•	[***]

•	[***]

•	[***].

3.1.3.

Library Screening. Within each Project, [***] will evaluate, using the [***] Assay for such Project, a Bayer chemical library of approximately 500,000 compounds (each a “Bayer Library Compound” and collectively the “Bayer Library Compounds”). In addition, [***] will evaluate a Recursion chemical library of approximately 190,000 compounds (each a “Recursion Library Compound” and collectively the “Recursion Library Compounds”). The Bayer Library Compounds and the Recursion Library Compounds may be referred to, collectively, as the “Library Compounds”. Within each [***] Assay, [***] will evaluate Compounds from the Library Compounds, and will further evaluate such Library Compounds that show initial activity in multiple replicates and multiple concentrations as set forth in the Project Plan.

3.1.4.

Recursion Phenotype Assay. [***] will use its high-dimensional phenotypic assay and machine learning algorithms to evaluate Compound activity based on degree of on-target (disease-associated features) and off-target (inducement of non-disease-associated features) activity. Each such Compound that meets the agreed hit criteria for a [***] Assay pursuant to a Project shall be referred to herein as a “Primary Hit” or “Primary Hit Series”. [***].

3.1.5.

Hit Profiling and Hit Prioritization. For each Primary Hit, [***] will conduct further hit profiling and generate mechanistic insights to further prioritize such Primary Hits and Primary Hit Series by profiling hits [***] assays and comparing resulting phenotypes to [***].

3.1.6.

Hit Selection. [***]. For each Project the Parties shall agree through the JSC on up to [***] Primary Hits and Primary Hit Series for entering into Phase II (such selected Primary Hits or Primary Hit Series a “Qualified Hit” and structurally related “Qualified Hit Series”, respectively). [***]. If there are no Primary Hits for a Project, as reported to the JSC, the Project shall be discontinued, unless otherwise mutually agreed by the Parties through the JSC.

Phase 2 – Initial Qualified Hit Optimization and in-vivo validation of Lead Candidates

3.1.7.

In-vitro validation. For each Qualified Hit, [***] will conduct further in-vitro validation efforts to confirm activity of the Qualified Hit in disease-relevant assays. Such assays may include, but are not limited to, the following [***]:

•	[***]

•	[***]

3.1.8.

SAR exploration and Hit optimization: for each Qualified Hit Series, [***] will conduct further efforts to identify at least one (1) Lead Candidate and related Lead Series to meet the Lead Candidate Criteria and to allow for Lead Candidate acceptance by the JSC. Such efforts may include, but are not limited to, the following ([***]:

•	[***];

•	[***];

•	[***].

At the conclusion of Phase 2, if there are no Lead Series for a Project, as reported to the JSC, the Project shall be discontinued, unless otherwise mutually agreed by Parties through the JSC.

Phase 3 – Lead Optimization

Phase 3 a) Bayer exercises Bayer Lead Series Option

3.1.9.

Bayer Lead Optimization. In case Bayer exercises the Bayer Lead Series Option with regard to a Lead Series in accordance with Section 8 below, the Parties agree that the joint Project works for such Lead Series are discontinued and that the Project activities for such Lead Series will be transferred to Bayer who will then continue the Project at its sole responsibility.

In the event that Bayer requires Recursion’s support in course of Bayer’s further utilization of the Project Results from such a Project with respect to which Bayer exercises the Bayer Lead Series Option (e.g. in course of the preparation of the IND application or the preparation of the clinical studies) Recursion will provide appropriate support [***].

Phase 3 b) Bayer does not exercise the Bayer Lead Series Option

3.1.10.

Recursion Lead Optimization. In case Bayer does not exercise the Bayer Lead Series Option with regard to a Lead Series, Recursion shall continue with the lead optimization efforts for such Project as described in the applicable Project Plan for such Project in order to optimize and characterize at least one (1) Development Candidate to meet the Development Candidate Criteria for such Project.

3.2.	Target Deconvolution.

3.2.1.

The Parties shall commence Commercially Reasonable Efforts to determine the target(s) to which a given Project Compound modulates to elicit the response in the corresponding Model for the particular Project, [***].

3.2.2.

[***]. If the JSC determines a target to be successfully deconvoluted (“Deconvoluted Target”), the Parties shall properly document the identity of the Deconvoluted Target which shall then be the basis for the determination of any Enabled Compound(s).

3.2.3.

Following JSC approval of a Deconvoluted Target each Party shall determine whether it is subject to any obligations [***] with regard to said target that would limit such Party from performing activities [***] (“Target Conflict”).

3.2.4.

[***], Bayer shall have the right to exclude from the Project the Project Compounds that are the subject of the Target Conflict, provided that if there are no Project Compounds remaining in the Project, the Project shall be discontinued, [***]. Any such exclusion of Project Compounds by Bayer or discontinuation of a Project in accordance with this paragraph shall trigger the Recursion Option for such Project Compounds or Project as set forth in Section 8.5.

3.3.

Project Plan. The Parties’ activities under each Project shall be conducted in accordance with and governed by the Collaboration Plan and the Project Plan applicable for such Project as amended from time to time pursuant to Section 4.4 and 4.5. For the avoidance of doubt, the terms of this Agreement shall apply to the Collaboration Plan and each Project and the corresponding Project Plan. A template for a Project Plan outlining the general tasks and obligations of each Party is attached to this Agreement as Appendix 4.

In the event of any conflict between the Collaboration Plan or a Project Plan, on one hand, and this Agreement, on the other hand, the terms of the Collaboration Plan or Project Plan shall prevail with respect to matters covered in Sections 3.1 and 3.2 of this Agreement and for all other matters, this Agreement shall prevail.

3.4.

Joint Project Teams. The Parties shall establish a research team comprised of at least one (1) senior scientist from each Party and one individual to be the first contact for operational and scientific matters (“Project Leader”) for each Project (each, a “Joint Project Team” or “JPT”). Each Party shall appoint its respective representatives to the JPT from time to time, and may change its representatives, in its sole discretion, effective upon notice to the other Party designating such change. The JPT shall meet no less frequently than once every [***] months in accordance with a schedule established by the JPT. The JPT shall operate by consensus and make recommendations to the JSC with respect to matters within its authority, but shall have no decision-making authority.

The JPT shall:

3.4.1.

be responsible for the day-to-day dealings within the respective Project and the Project Leader shall be the first contact person for the other Party for operational and scientific matters with regard to such Project;

3.4.2.	propose, as necessary, the initial Project Plan and amendments to the Project Plan;

3.4.3.	ensure that the research activities are performed in accordance with the Project Plan;

3.4.4.

through the Project Leader, keep regular contact between each other and ensure that the Project Leader of the other Party is well informed about the progress of the Project and about relevant changes or obstacles that may occur during the Project Term;

3.4.5.	through the Project Leader, internally coordinate their respective project teams;

3.4.6.

ensure the timely submission and accurate preparation of the reports as set forth in Section 3.9 and the Project Plan and record the Project Know-How, Project Compounds and Project IP Rights along with any Background IP Rights and Background Know-How that would be subject to a License Agreement under such Project; and

3.4.7.	determine the specific Project Compounds to be included in a Lead Series.

3.5.

Performance. Each Party shall use Commercially Reasonable Efforts to perform (itself or through its Affiliates or by permitted Subcontractors) its respective obligations under the Collaboration Plan and each Project Plan and Sections 3.1 and 3.2 of this Agreement, and to reasonably cooperate with the other Party in such other Party’s performance of its responsibilities under the Collaboration Plan and each Project Plan; provided that, notwithstanding anything herein to the contrary, neither Party shall be obligated to take any action under this Agreement or a Project that it in good faith determines would cause it to infringe the intellectual property rights of or contractual obligations towards a Third Party.

The Parties acknowledge and agree that with respect to any research work to be performed under the Collaboration Plan or a Project Plan no success is or can be assured and that failure to achieve desired results shall not in and of itself constitute a breach or default of any obligation in this Agreement.

3.6.	Subcontracting.

3.6.1.

Each Party may subcontract any of its activities to be performed under the Collaboration Plan or a Project Plan to its Affiliate or to a Third Party (collectively referred to as “Subcontractor”) without the consent of the other Party, provided, however, that the Subcontractor is obligated by the subcontracting Party in such manner that the subcontracting Party can comply with its obligations under this Agreement. Particularly, but without limitation, the subcontracting Party must ensure that the provisions protecting and limiting use, disclosure and publication of Confidential Information, Materials, Project Compounds, Intellectual Property Rights and Know-How flow down through to the Subcontractor and that it is granted by the Subcontractor all rights to the subcontracted works as necessary to fulfill its obligations under this Agreement.

3.6.2.

Each Party shall remain responsible and liable for the performance by its Subcontractors of its obligations hereunder, and shall require its Subcontractors to comply with the provisions of this Agreement. This shall without limitation apply, in particular to the representations and warranties set forth in Article 14.

3.7.	Exchange of Materials / Tool Compounds / Project Compounds.

3.7.1.

To the extent Materials and/or Tool Compounds are provided by one Party (the “Providing Party”) to the other Party (the “Using Party”) under this Agreement, each Party shall use such Materials and/or Tool Compounds only for the purposes of the respective Project and in accordance with the Collaboration Plan and/or the applicable Project Plan, the terms and conditions of this Agreement and in compliance with Applicable Law. The Using Party will not make the Materials and/or Tool Compounds available to any Third Party (other than Subcontractors) without the prior written consent of the Providing Party, will limit the access to such of its employees that are involved in the Collaboration Plan activities or the Project and may make the Materials and/or Tool Compounds available to Affiliates and Subcontractors in accordance with Section 3.6 without the other Party’s consent only on a need-to-know basis for the performance of the subcontracted activities under the relevant Project. Legal title to such Materials and/or Tool Compounds shall remain with the Providing Party.

3.7.2.

The Providing Party shall provide reasonable written instructions, including material safety sheets (as applicable), for all Materials, Tool Compounds and Project Compounds provided under this Agreement. The Providing Party shall provide such Materials, Tool Compounds and Project Compounds in accordance with Applicable Law, and shall transfer responsibility to the Using Party upon delivery in accordance with all applicable export/import control laws. Each Party acknowledges that all Materials, Tool Compounds and all Project Compounds exchanged hereunder are experimental and their properties are not completely known. The Using Party shall use, store and handle such Materials, Tool Compounds or Project Compounds in accordance with any reasonable written instructions provided by the Providing Party and all Applicable Law relating thereto.. EACH PARTY AGREES THAT THE MATERIALS, TOOL COMPOUNDS OR PROJECT COMPOUNDS EXCHANGED UNDER THIS AGREEMENT ARE PROVIDED “AS IS”.

3.7.3.

Unless that the Providing Party agreed otherwise, any unused portion of the Materials or Tool Compounds shall be, at the Providing Party’s option, either returned to the Providing Party at their cost or destroyed.

3.8.

Debarment. The Parties shall not use in any capacity the services of anyone debarred or disqualified by any medical or government regulatory authority in any jurisdiction anywhere in the world in the performance of the Projects. Furthermore, each Party represents and warrants that neither itself nor its employees, agents or representatives involved in the performance of the Collaboration Plan or Projects have been debarred or disqualified, by any regulatory authority. During the term of this Agreement, each Party shall promptly notify the other Party should it or any of its employees, agents or representatives involved in the performance of the Collaboration Plan or Projects become debarred or disqualified.

3.9.	Information Exchange and Reporting.

3.9.1.

Regular Information Exchange. The Project Leaders and Alliance Managers of the Parties shall keep each other informed on a regular basis about the status and progress of the Projects and about any difficulties that may impact the Project Plans or otherwise have an important impact on the Collaboration.

The JSC and JPT meeting participants shall agree on a meeting agenda prior to the beginning of every scientific meeting (including audio or video teleconferences).

3.9.2.

Progress Reports. During the Project Term, the Project Leaders shall furnish to the JSC as to each Project a written report (e.g., PowerPoint presentation, Word doc.) upon request of the JSC, that (i) describes the activities and progress of the Project during the relevant Calendar Quarter and (ii) includes a summary of the Project Results, particularly highlighting any Project IP Rights generated during the relevant Calendar Quarter, (iii) as well as any other topics requested to be included by the JSC. The Project Leaders shall furnish to the JSC as to each Project quarterly reports in writing with the names of the people working in each Project on a month by month basis.

3.9.3.

Final Project Report. Within [***] months after completion or termination of the works of a Project the Project Leaders shall provide the JSC with a Final Project Report (e.g., PowerPoint, Word doc.) which shall, in addition to any other information required under the Project Plan, comprise the following information on the respective Project (“Final Project Report”):

3.9.3.1.

a short executive summary containing the Project title, the names of Project Leaders, the Project duration, a short project history describing the main scope and activities of the Project, main changes from the original Project Plan and a summary of the main results;

3.9.3.2.	a detailed report consisting of:

(a)	introduction to the scientific background of the Project;

(b)	description of the methods used including references;

(c)	names of the persons involved in performing the Project (scientists and non-scientists) including a brief description of their responsibilities;

(d)	description of all changes to the Project Plan, including minor changes;

(e)	description of all Project Results;

(f)	discussion of the Project Results; and

(g)	list of references.

3.9.4.

Review by the JSC. The JSC shall review the Final Project Report within [***] weeks of its receipt as to its completeness and sufficiency in detail, correctness and comprehensibility and, if applicable, request the Project Leaders to rectify any deficiencies in the report within a reasonable period of time.

3.10.

Recordkeeping. Each Party shall prepare and maintain complete, current, accurate, organized and legible records of all documentation relating to its activities under this Agreement (“Research Documentation”) in a manner as necessary for patent and regulatory purposes and in full compliance with the Applicable Law. Each Party shall retain all Research Documentation during the Collaboration Term and thereafter until (a) the [***] anniversary of the date that each Project Term expires or terminates; or (b) until such later date as may be required by Applicable Law (the “Retention Period”). Each Party shall deliver copies of such Research Documentation to the other Party at the other Party’s reasonable request and cost.

3.11.	Audits.

3.11.1.

Bayer or its authorized representatives shall have the right, up to one (1) time per year, upon [***] prior notice and during regular business hours at days and times mutually agreed upon by both Parties, to: (a) monitor the conduct of the research activities being carried out by Recursion and its Subcontractors pursuant to this Agreement and to inspect Recursion’s and its Subcontractors premises where such activities are or are to be carried out, (b) review and audit during the Retention Period all Research Documentation and any other books, records, and data relating to such activities, and (c) interview relevant personnel; provided such personnel consents to be interviewed and provided that such rights may not be exercised in a manner that interferes with the normal operations and activities of Recursion’s and its Subcontractors’ personnel. Recursion shall, and shall require its and its Subcontractors’ personnel to, reasonably cooperate with any such activities. All monitoring must be conducted in accordance with Recursion’s and Subcontractors’ respective policies regarding personnel, and access to its respective facilities and information systems. Bayer will bear the costs associated with monitoring. Recursion shall promptly inform Bayer of any inspections and the like by authorities that relate to the research activities being carried under a Project pursuant to this Agreement and shall provide Bayer with a copy of any reports from such inspections to the extent permissible by Applicable Law.

3.12.

Animal Welfare. The Parties agree that animal welfare is considered an important issue for ethical reasons as well as for the sake of quality of studies. In case the Projects comprise in vivo testing, the Parties agree to apply customary standards of animal care. Bayer represents and warrants to follow all relevant local as well as European animal welfare regulations. Recursion represents and warrants that it holds a valid accreditation of the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC) and that it will comply with all applicable standards AAALAC imposes on its accredited organizations and will promptly notify Bayer in the event of any debarment, conviction, or indictment related to its compliance to the AAALAC standards.

3.13.

Pharmacovigilance. With respect to a Tool Compound or a Project Compound that is in clinical development or therapeutic use Recursion shall forward without undue delay, at the latest within [***] days in written form (either via e-mail or via fax, letter etc.) to the Bayer Project Leader specified in the Project Proposal and the drug safety department of Bayer (Bayer AG, Global Pharmacovigilance, Muellerstr.178, 13353 Berlin, Germany, Fax: + 49 [***], E-Mail: [***]@bayer.com) any unexpected information/finding, which indicates or permits to deduce a (potential) serious health hazard associated with the Tool Compound or Project Compound and which (as a consequence) may have an impact on the benefit/risk profile of the Tool Compound or Project Compound or the related product. If the Tool Compound is provided by Bayer, Bayer shall inform Recursion that the Tool Compound is in clinical or therapeutic use.

3.14.	Information Security.

3.14.1.

Each Party shall structure its internal organization so that it meets particular information security requirements for Confidential Information of the other Party. Technical and organizational measures must be adopted to guarantee reasonable protection of such Confidential Information. The safety measures to be taken by the Parties are specified in detail in Appendix 5.

3.14.2.

Each Party will have the right to check the effectiveness of the other Party’s technical and organizational measures to meet information security requirements on a regular basis up to one (1) time per year, at the checking Party’s cost. For this purpose, each Party shall have the right, upon [***] days’ prior notice and during regular business hours, to:

•	Request information from the other Party (self-reporting);

•

Conduct a personal on-site inspection of the other Party, or have such an inspection conducted by a qualified third party (on-site audit). For such on-site audit, each Party shall grant the other access to, in particular, the data processing systems, files and documents in question;

•	Interview relevant personnel, provided that such rights may not be exercised in a manner that interferes with the normal operations and activities of the other Party’s personnel.

•

Each Party shall and shall cause its personnel to cooperate with any such activities. In particular, each Party shall immediately make available to the other all information and certifications that are necessary for the performance of the information security control.

4.	GOVERNANCE

4.1.

Joint Steering Committee. The Parties shall establish a Joint Steering Committee (“JSC”), comprised of two (2) representatives, including at least one (1) senior executive, of Recursion (the “Recursion JSC Members”) and two (2) representatives, including at least one (1) senior executive, of Bayer (the “Bayer JSC Members”). The Parties shall nominate their respective initial JSC Members upon the Effective Date and inform each other respectively. In addition, the Alliance Manager of each Party shall be an associate member of the JSC. Each Party may replace its members of the JSC at any time upon written notice to the other Party. The Parties may mutually agree to invite non-voting employees and consultants to attend meetings of the JSC, subject to their agreement to be bound to obligations necessary to ensure their compliance with the provisions hereunder concerning confidentiality, publication, use restrictions, the grant of licenses and rights and any other provisions of this Agreement that may be relevant in that context.

4.2.

Meetings. Unless otherwise agreed to by the Parties, the JSC shall meet during the first Calendar Year of this Agreement twice and thereafter two times each Calendar Year. Additional meetings may be requested by any JSC member of either Party on [***] days’ prior written notice to the Alliance Manager. JSC meetings can be held by audio or video conference and preferably at least once each Calendar Year in person. Meetings of a JSC shall be effective only if at least one JSC Member of each Party is present at the meeting or participating by teleconference. Each Party shall be responsible for all of its own expenses of participating in JSC meetings. The Parties shall endeavor to schedule meetings of the JSC timely in advance. The Alliance Managers shall prepare the meeting agenda and shall circulate for review and approval by each Party written minutes of such meeting within [***] days after such meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC.

4.3.

Alliance Manager. Each Party shall nominate an alliance manager who shall be the primary point of contact for the Parties for overall matters regarding the Collaboration and shall facilitate the communication regarding all activities hereunder (each an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon written notice to the other Party. For the avoidance of doubt, the Alliance Manager shall be an employee of the respective Party or the respective Party’s Affiliate.

4.4.	Responsibilities.

4.4.1.

Responsibilities of the JSC. The JSC, subject to Sections 4.5 and 4.6, shall oversee and supervise the overall Collaboration and the relationship between the Parties hereunder, and within such scope shall:

4.4.1.1.	define the Collaboration goals and strategic direction;

4.4.1.2.	prioritize Projects and respective activities;

4.4.1.3.	closely interact with Joint Project Teams and steer Projects towards achievements of Lead Candidate Criteria or Development Candidate Criteria respectively;

4.4.1.4.	review the efforts of the Parties under the Collaboration Plan and the Project Plans, as reported by the JPT;

4.4.1.5.

approve Project Plans, and approve, with any necessary modifications, changes to the Collaboration Plan and/or Project Plans; provided that such modifications to the Project Plans are made in alignment with the respective Project Leaders;

4.4.1.6.	approve the Model and the Primary Screening Assay for each Project;

4.4.1.7.	approve the deconvolution of the target for each Project;

4.4.1.8.

if applicable, determine lead candidate criteria and development candidate criteria for a Project, provided that, as a general rule, such lead candidate criteria and development candidate criteria shall correspond to the Lead Candidate Criteria and Development Candidate Criteria, unless the Bayer representatives in the JSC agree that a deviation from such Lead Candidate Criteria or Development Candidate Criteria would be acceptable;

4.4.1.9.

endorse Lead Candidate Criteria and Development Candidate Criteria achievement and other Lead Candidate and Development Candidate selections, always provided that the achievement of the respective Lead Candidate Criteria and Development Candidate Criteria or Lead Candidate and Development Candidate selection is confirmed by the Bayer Criteria Committee in accordance with Section 4.8;

4.4.1.10.

approve the Project Leaders recommendation for Qualified Hits/ Qualified Hit Series and for Lead Series and confirm the JPT’s determination of the specific Project Compounds to be included in a Lead Series;

4.4.1.11.

decide whether to discontinue a Project or any activities under a Project Plan, or to reduce activities under a Project Plan, whereby the JSC shall consider a reasonable wind-down period which shall not exceed [***] months in case the Project is discontinued;

4.4.1.12.	form such other committees or working groups as the JSC may deem appropriate, provided that such committees may make recommendations to the JSC but may not be delegated JSC decision-making authority;

4.4.1.13.	support the filing and prosecution of the Project IP Rights;

4.4.1.14.

address such other matters relating to the activities of the Parties under this Agreement as either Party may bring before the JSC, including any matters that are expressly for the JSC to decide as provided in this Agreement;

4.4.1.15.	assist the Parties in their efforts to resolve any disputes on an informal basis, including any unresolved disputes from the Joint Project Teams;

4.4.1.16.	confirm that a target or combination of targets for Program/Lead Series has been properly deconvoluted; and

4.4.1.17.	confirm the Project Know-How, Project Compounds and Project IP Rights along with any Background IP Rights and Background Know-How that would be subject to a License Agreement under such Project.

4.4.2.	Responsibilities of the Alliance Managers. The Alliance Managers shall:

4.4.2.1.	prepare and manage the JSC meetings in particular:

(a)	notify each Party at least [***] days in advance of each such JSC meeting (or [***] days with respect to additional meetings requested by a Party’s members);

(b)	collect and organize agenda items for each such JSC meeting; and

(c)

prepare the written minutes of each such JSC meeting and circulate such minutes within [***] days after such meeting for review and approval by the Parties, and identify action items to be carried out by the Parties;

4.4.2.2.	ensure proper communication between the JSC and the JPTs;

4.4.2.3.	have an overview on the ongoing Projects;

4.4.2.4.	oversee the budget and resources in the Projects;

4.4.2.5.	attempt to resolve any conflicts on an informal basis; and

4.4.2.6.

be the first point of contact for external communication (press releases, presentations at partnering conferences etc.) regarding this Agreement and the Projects and be responsible for ensuring alignment with their internal communication functions. All such external communications must be made in accordance with Sections 13 and 17.2.

4.5.	Decision-Making and Amicable Dispute Resolution.

4.5.1.	Decisions of the JSC shall be unanimous (with Bayer JSC Members collectively having one vote and Recursion JSC Members collectively having one vote).

On matters which the JSC cannot reach a unanimous decision and subject to the limitations set forth in Section 4.5.2 and 4.6, the Bayer JSC Members shall have the casting vote.

4.5.2.	The following matters shall only be adopted or decided by unanimous decision of the Recursion and Bayer JSC Members and Bayer shall have no casting vote with respect to such matters:

4.5.2.1.	change of the Collaboration goals and strategic direction;

4.5.2.2.	changes to, the Collaboration Plan;

4.5.2.3.	approval of, or changes to, the Project Plans.

4.5.3.	If the JSC cannot reach a unanimous decision on the matters set forth in Section 4.5.2 the following shall apply:

The Recursion and Bayer JSC Members shall first try to resolve such matter in a second JSC meeting to be held within twenty (20) Business Days from the JSC meeting in which such matter remained unsolved. If the JSC is again unable to resolve such matter the Recursion and/or the Bayer JSC Members can refer the matter to senior representatives of each Party for resolution. Such individuals shall convene for a meeting (by audio or video conference or in presence) and shall endeavor in good faith to resolve such matter within thirty (30) Business Days following such referral.

If the Parties cannot resolve the matter within such period, the matter shall be deemed as finally rejected, without recourse to any further escalation or dispute resolution procedure. Notwithstanding the foregoing, the Parties termination rights with regard to a particular Project or the complete Agreement remain unimpaired.

4.6.

Limitations on JSC Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. It is understood and agreed that issues to be formally decided by the JSC are limited to those specific issues that are expressly provided in Section 4.4 of this Agreement and the disputes which relate to the subjects other than those set forth in Section 4.4 will be handled according to Section 16. None of the JSC, Bayer via exercise of its final decision-making authority as specified in Section 4.5.1, or the JPT shall have the power to determine any issue in a manner that would (a) conflict with the terms and conditions of this Agreement (except as specified in Section 3.3), (b) modify or amend this Agreement, or (c) determine whether either Party has breached this Agreement or resolve any dispute regarding the existence or amount of any payment owed under this Agreement.

4.7.

Discontinuation of Projects. In the event that a Project is discontinued in accordance with Sections 3.1.6, 3.1.8 3.1.9, 3.2.4, 4.4.1.11, or as otherwise provided for in this Agreement, the Parties shall cooperate with each other in winding down their activities under the respective Project.

4.8.

Bayer Criteria Committee. Bayer shall establish or designate a committee, internal to Bayer and in accordance with Bayer’s internal guidelines, as the “Bayer Criteria Committee”. [***]. The Bayer Criteria Committee shall have authority only to approve or reject Project Compounds endorsed by the JSC pursuant to Section 4.4.1.9 as Lead Compounds or Development Compounds, as applicable, in accordance with the foregoing, and to determine whether lead optimization shall be started with respect to any Project Compound endorsed by the JSC as a Lead Candidate and shall have no other decision-making authority under this Agreement.

Chapter C – Financials

5.	Upfront Payment, Achievement Lead Candidate Criteria Fee

5.1.

Upfront Payment. In consideration for the rights granted under this Agreement, Bayer will pay a one-time lump-sum fee in the amount of US $ 30,000,000 (in words thirty million US Dollars) upon execution of this Agreement (“Upfront Payment”). Recursion shall be entitled to invoice the Upfront Payment upon the Effective Date of this Agreement. The Upfront Payment shall be non-refundable and non-creditable.

5.2.	Other costs. [***].

5.3.

Achievement Lead Candidate Criteria Fee. In case Bayer does not exercise the Bayer Lead Series Option following Achievement of Lead Candidate Criteria, Bayer shall pay to Recursion a one-time lump-sum fee in the amount of [***] (the “Achievement Lead Candidate Criteria Fee”) for each such Lead Series. Recursion shall invoice the Achievement Lead Candidate Criteria Fee upon expiration of the Bayer Lead Series Option Period for each Lead Series for which Achievement of Lead Candidate Criteria has occurred, but Bayer does not exercise the Bayer Lead Series Option.

6.	ADDITIONAL PAYMENTS AFTER OPTION EXERCISE

6.1.

Subject to Bayer’s exercise of the Bayer Lead Series Option or the Bayer Development Candidate Option with regard to a Project and the execution of a respective License Agreement, Bayer shall pay Recursion, as consideration for the licenses granted by Recursion to Bayer, the option exercise fee, milestone payments and royalties set forth in the License Agreement.

7.	GENERAL PAYMENT PROVISIONS

7.1.	Payment Rule. Unless otherwise agreed herein, all payments under this Agreement shall be made within [***] days after receipt of a correct invoice that is compliant with this Agreement.

7.2.	Payment Address. All invoices of Recursion shall be sent to the following address:

Bayer AG

[***]

51368 Leverkusen

Germany

Alternatively, each invoice for payments mentioning the aforementioned address and reference may be sent electronically in portable document format (pdf) via email without electronic signature (“pdf-invoicing”), to

[***]@bayer.com

thus replacing a corresponding paper form.

7.3.

Bank Account. All payments to Recursion under this Agreement shall be made by wire transfer to the following bank account of Recursion, or such other bank account as notified by Recursion to Bayer at least fifteen (15) Business Days prior to the payment date:

For ACH delivery:

[***]

For Wire Transfers:

[***]

7.4.

Late Payments. All payments not made by [***] days after the respective Payment Date set out in this Agreement shall be subject to Late Payment interest at the United States Secured Overnight Financing Rate (“SOFR”), currently published on Bloomberg screen SOFRRATE Index, fixed two Business Days prior to the respective Payment Date and reset to the prevailing SOFR at monthly intervals thereafter, plus a premium of one (1) percentage points (or the maximum applicable legal rate of interest if lower). Interest shall be calculated based on the actual number of days in the interest period divided by 360 and shall be calculated from the respective Payment Date (inclusive) until the date of payment (exclusive).

7.5.

Value Added Tax. All agreed consideration is exclusive of “VAT” (European Value Added Tax, goods and service tax and similar taxes). If VAT is applicable, VAT shall be invoiced additionally according to applicable VAT law. Such VAT shall be paid to Recursion only if Recursion is obliged to transfer such VAT to respective tax authorities and after receipt of a corresponding invoice. Recursion shall issue correct invoices in accordance with the applicable VAT law.

7.6.

Withholding Taxes. Any party required to make a payment pursuant to this Agreement shall be entitled to deduct and withhold from the amount payable the tax for which paying party on behalf of payee is liable under any provisions of Applicable Law (such tax, “Withholding Tax”);

If the Withholding Tax rate is reduced according to the regulations in the Double Tax Treaty no deduction shall be made or a reduced amount shall be deducted only if paying party is timely furnished with necessary documents (Freistellungsbescheid) by payee issued from the German Tax Authority (Bundeszentralamt für Steuern), certifying that the payment is exempt from Withholding Tax or subject to a reduced Withholding Tax rate.

Any withheld Withholding Tax shall be treated as having been paid by paying party to payee for all purposes of this Agreement. Paying party shall timely forward to the payee the tax receipts certifying the payments of Withholding Tax on behalf of payee. In case paying party must pay, but cannot deduct the Withholding Tax due to fulfilment and completion of its payment obligation by settlement or set-off, payee will pay the Withholding Tax to paying party separately. If paying party reasonably failed to deduct Withholding Tax, but is still required by Applicable Law to pay such Withholding Tax on account of payee to the tax authorities, payee shall reasonably assist paying party with regard to all procedures required in order to obtain reimbursement by tax authorities or, in case tax authorities will not reimburse withholding tax to paying party, payee will immediately refund the tax amount.

7.7.

Notwithstanding anything in this Agreement to the contrary, if any assignment by a party of its rights or obligations under this Agreement without the consent of the other party results in the imposition of Withholding Tax on a payment to be made by such party that would not have been imposed in the absence of such assignment (or in an increase in Withholding Tax from the amount that would have been imposed in the absence of such assignment) and the parties cannot reasonably cooperate as described above to eliminate such additional Withholding Tax, then the amount payable by the assigning party shall be increased to the extent necessary to ensure that the other party receives a net amount equal to the amount that it would have received had no such assignment occurred (taking into account any Withholding Tax on such additional amounts), unless the payee has approved or requested this assignment.

To the extent relevant for U.S. federal income tax purposes, the Parties intend to treat the payments contemplated by this Agreement as “foreign-derived deduction eligible income” within the meaning of Section 250 of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder, and the Parties shall reasonably cooperate to provide a certification or documentation to demonstrate eligibility for the deduction for “foreign-derived intangible income” pursuant to Section 250.

Chapter D–Options

8.	Bayer Options; Recursion Option

8.1.

Bayer Lead Series Option. During the [***] day period following Achievement of Lead Candidate Criteria with respect to a Lead Series (the “Bayer Lead Series Option Period”), Recursion hereby grants to Bayer an exclusive option to obtain

(i)

an exclusive (even as to Recursion) license under Recursion’s rights, title and interest in the Project Compounds in such Lead Series and the Backup Compounds for such Lead Series (including the Project IP Rights claiming such Project Compounds and Backup Compound) and certain Project Know-How (including the Primary Screening Assay(s), the applicable Deconvoluted Target, and all data relating to such Project Compounds) generated with respect to such Lead Series and Backup Compounds; and

(ii)	a non-exclusive license to Recursion’s Background IP Rights and Background Know-How which are necessary for Bayer to use the Project Results described in (i) above,

in each case (i) and (ii), to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported Products incorporating such Lead Series, Backup Compounds or Derivatives thereof in the Field in the Territory and to use such Project Compounds as tools in independent research and development projects of Bayer (as to each Project, the “Bayer Lead Series Option”), all on the license terms and financial considerations set forth in the License Agreement.

[***].

8.2.

Bayer Development Candidate Option. If Bayer does not exercise the Bayer Lead Series Option for a Lead Series, then during the [***] day period following achievement of Development Candidate Criteria by a Project Compound within such Lead Series or selection of a Development Candidate for such Lead Series in accordance with Section 4.4.1.9 (the “Bayer Development Candidate Option Period”), Recursion hereby grants to Bayer an exclusive option to obtain

(i)

an exclusive license under Recursion’s right, title and interest in the Development Candidate and the Project Compounds in such Lead Series and the Backup Compounds for such Lead Series (including the Project IP Rights claiming such Project Compounds) and certain Project Know-How (including the Primary Screening Assay(s), the applicable Deconvoluted Target, and all data relating to such Project Compounds) generated with respect to such Project Compounds and

(ii)	a non-exclusive license to Recursion’s Background IP Rights and Background Know-How which are necessary for Bayer to use the Project Results described in (i) above,

in each case (i) and (ii) to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale, import and have imported Products incorporating such Development Candidate, Lead Series, Backup Compounds or Derivatives thereof in the Field in the Territory and to use such Project Compounds as tools in independent research and development projects of Bayer (as to each Project, the “Bayer Development Candidate Option”), all on the license terms and financial considerations set forth in the License Agreement.

The Bayer Lead Series Option and the Bayer Development Candidate Option together the “Bayer Options”.

8.3.

Option Exercise. Bayer may exercise the Bayer Options at any time during the applicable Bayer Lead Series Option Period or the Bayer Development Candidate Option Period respectively by notifying Recursion in writing (each such notice being an “Option Exercise Notice”).

8.4.

Execution of License Agreement. As for each Option exercised by Bayer, the Parties shall execute a License Agreement no later than [***] days after Recursion’s receipt of the Option Notice, unless otherwise mutually agreed to be the Parties.

8.5.

Recursion Option. Bayer hereby grants Recursion an option, exercisable during the applicable Recursion Option Period, to negotiate for a period of no less than [***] days after such exercise (the “Negotiation Period”) in good faith to obtain (x) a worldwide exclusive license under Bayer’s interest in the Development Candidate, if applicable, and the Project Compounds in the applicable Lead Series and Backup Compounds for such Lead Series (including the Project IP Rights claiming such Project Compounds) and the Project Know-How (including the Primary Screening Assay(s), the applicable Deconvoluted Target, and all data relating to the such Project Compounds) generated with respect to such Project Compounds and (y) a non-exclusive license to Bayer’s Background IP Rights and Background Know-How which are necessary for Recursion to use the licensed Project Results, in each case ((x) and (y)) to make, have made, use, sell and import Products incorporating such Development Candidate (as applicable), Lead Series, Backup Compounds or Derivatives thereof in the Field in the Territory and to use such Project Compounds as tools in independent research and development projects of Recursion (the “Recursion Option”). The “Recursion Option Period” means the [***] period immediately following (a) expiration of the Bayer Development Candidate Option Period, if Bayer does not exercise either of the Bayer Options with respect to a particular Lead Series, (b) the date of exclusion of Project Compound from a Project pursuant to Section 3.2.4; [***], (c) expiration or termination of the Project Term, with respect to a Project discontinued for any reason other than termination of the Project or this Agreement for Recursion’s breach of this Agreement, (d) expiration of the period set forth in Section 8.4, with respect to any Lead Series or Development Candidate for which Bayer exercises either of its Options pursuant to Sections 8.1 or 8.2 but does not execute a License Agreement, or (e) a determination by the Bayer Criteria Committee that a Lead Candidate or Development Candidate does not achieve the Lead Candidate Criteria or Development Candidate Criteria, respectively, and is not otherwise selected by the Bayer Criteria Committee as a Lead Candidate or Development Candidate or that lead optimization shall not be started with respect to any Lead Candidate. Recursion may exercise the Recursion Option for a Project at any time during the applicable Recursion Option Period by notifying Bayer in writing thereof, and upon Bayer’s receipt of such notice the Parties shall negotiate in good faith the terms of the applicable license agreement during the Negotiation Period.

Chapter E – Intellectual Property

9.	OWNERSHIP OF BACKGROUND RIGHTS AND PROJECT RESULTS

9.1.

Ownership of Background Rights. Each Party will retain ownership of its Background IP Rights, Background Know-How and Excluded IP. Each Party shall assign, and hereby assigns, to the other Party all rights, title and interest it may have in and to any Excluded IP or the Recursion Technology that is to be owned by the other Party pursuant to this Section 9.1 or Section 9.3.

9.2.

Ownership of Project Results. Subject to Section 9.3, all Project Results shall be jointly owned in equal and undivided shares by Bayer and Recursion independently of which Party Created such Project Results. Each Party (the “Assigning Party”), shall, and hereby does, assign to the other Party (the “Assigned Party”) an undivided joint interest in the rights, title and interests the Assigning Party has in and to any such Project Results and the Assigned Party hereby accepts such assignment.

9.3.

Recursion Technology. Notwithstanding Section 9.2, the Parties agree that any improvement or modification made by Recursion in the course of a Project or activities under the Collaboration Plan directly relating to the Recursion Technology and which are not specific for a Project or any Bayer Library Compounds are the exclusive property of Recursion and such improvement or modification shall be considered Recursion Technology.

9.4.

Cooperation Duties. Each Party shall reasonably cooperate with and assist the other Party and execute, and cause its employees, agents and subcontractors to execute such documents as necessary to grant the other Party the ownership rights described under this Article 9.

9.5.

Employee’s Invention Compensation. Each Party is solely responsible and shall compensate its own employees in accordance with the law applicable to the employer for any inventions generated by such employees in course of a Project or activities under the Collaboration Plan.

10.	LICENSE GRANTS AND USAGE RIGHTS

Research License

10.1.

Research License. Each Party shall and hereby does grant to the other Party, during the Collaboration Term, a worldwide, non-exclusive, royalty-free license, without the right to sublicense, under its right, title and interest to the Project Results, and its Background IP Rights , Background Know-How, and Excluded IP to the extent necessary to enable the other Party to perform its tasks and obligations under the Project Plan for such Project (or have performed such activities and obligations by a Subcontractor subject to the provisions for subcontracting in Section 3.6) (the “Research License”).

The disclosure and use of any Background IP Rights under the Research License shall not constitute any right of prior use for the recipient.

Use and Exploitation Rights

10.2.	Use and Exploitation of Project Results.

With respect to Project Results from a Project, the Parties shall have the following usage and exploitation rights:

10.2.1.

Prior to expiry of Option Period / prior to Option exercise. Beginning upon commencement of activities under the Collaboration Plan in preparation for a Project and during the Project Term for such Project, to the extent the Option Periods for the respective Project have not expired and the Parties have not exercised their respective Options, the Parties shall only use the Project Results for such Project within the limits of the Research License and for purposes of determining whether to exercise its Options for such Project. In addition to the foregoing, with regard to any Project Know-How that has been disclosed to the respective Party, each Party shall have the right during such period to use, practice, develop and exploit their share in such Project Know-How of the respective Project solely for internal research and development purposes, including the right to sublicense its interest in the Project Results to Affiliates and Third Parties working for, with, or on behalf of the sublicensing Party for such purpose, without the consent of the other Party and without a duty of accounting to the other Party, provided, however, that neither Party may use any Project Know-How or allow its Affiliates or sublicensees to use of any Project Know-How for a Competing Project. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing due to the joint ownership of the Project Know-How, neither Party shall have the right to assign the entire Project Know-How or entire rights to the Project Know-How without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 17.4).

The Parties shall protect and maintain the confidentiality of the Project Know-How and shall ensure that any sublicensee pursuant to this Section is bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Parties.

10.2.2.

If no Option exercise. In case that the Project Term for such Project terminates or expires and (i) neither Party has exercised any of its Options for such Project or (ii) an Option for such Project was exercised but no license agreement was executed as a result (either a License Agreement if a Bayer Option was exercised or an agreement on the Recursion Option if the Recursion Option was exercised), or (iii) to the extent Project Results are not exclusively licensed to a Party under the respective license agreement, and further subject to Section 10.2.3, each Party shall, after the expiry of the Project Term for such Project have the right to use, practice, develop and exploit their share in the Project Results of the respective Project solely for internal research and development purposes, including the right to sublicense its interest in the Project Results to Affiliates and Third Parties working for, with, or on behalf of the sublicensing Party for such purpose, without the consent of the other Party and without a duty of accounting to the other Party, provided, however, that neither Party may use any Project Know-How or allow its sublicensees to use of any Project Know-How for a Competing Project. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing due to the joint ownership of the Project Results, neither Party shall have the right to assign the entire Project Results or entire rights to the Project Results without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 17.4).

The Parties shall protect and maintain the confidentiality of the Project Results and shall ensure that any sublicensee pursuant to this Section is bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Parties.

10.2.3.

Without limiting the restrictions on use of the Project Results set forth in this Section 10.2, in the event that a Party wishes to pursue the clinical development or commercialization of a Project Compound or Derivative thereof, outside of the Option and license structure provided in Article 8, or in the event that a Party wishes to pursue clinical development or commercialization of an Enabled Compound outside of the scope of any such development or commercialization permitted pursuant to a license resulting from Article 8, such Party shall give the other Party written notice thereof, and the Parties shall, prior to any filing of an IND or conducting other clinical development or commercialization activities with respect to such Compound, discuss in good faith the financial and other terms that would be applicable to such development and commercialization, and if agreed, the Parties will enter into a separate agreement with respect to such activities. Restrictions on a Party’s activities in this Section 10.2 will apply to activities conducted by such Party itself or with or through any Affiliate of such Party or Third Party.

10.2.4.

If Option is exercised. In the event that Bayer exercises an Option and the Parties execute a License Agreement with respect to a Lead Series or Development Candidate, Bayer shall have exclusive rights to Recursion’s share in the Project Results of the respective Project to the extent set forth in such License Agreement. In the event that Bayer does not exercise its Option with respect to a Lead Series or Development Candidate, but the Parties reach an agreement on the Recursion Option with respect thereto, Recursion shall have exclusive or non-exclusive rights to Bayer’s share in the Project Results to the extent set forth in the license agreement negotiated between the Parties regarding such Recursion Option. To the extent Project Results are not exclusively licensed to a Party under the respective license agreement, and further subject to Section 10.2.3, with regard to any Project Know-How that has been disclosed to the respective Party, each Party shall have the right to use, practice, develop and exploit their share in such Project Know-How of the respective Project solely for internal research and development purposes, including the right to sublicense its interest in the Project Results to Affiliates and Third Parties working for, with, or on behalf of the sublicensing Party for such purpose, without the consent of the other Party and without a duty of accounting to the other Party, provided, however, that neither Party may use any Project Know-How or allow its sublicensee the use of any Project Know-How for a Competing Project except to the extent expressly permitted in the applicable license agreement between the Parties. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing due to the joint ownership of the Project Know-How, neither Party shall have the right to assign the entire Project Know-How or entire rights to the Project Know-How without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 17.4).

The Parties shall protect and maintain the confidentiality of the Project Know-How and shall ensure that any sublicensee pursuant to this Section is bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the Parties.

10.3.

No other licenses. Nothing in this Agreement shall be construed to confer any license or other rights upon a Party by implication, estoppel, or otherwise as to any Intellectual Property Rights or Know-How of the other Party other than as expressly granted in this Agreement.

10.4.

Permitted Use of Know-How. To the extent that any information included in a Party’s Know-How ceases to be Confidential Information of such Party because it falls into one of the exclusions in Section 12.3, nothing in this Agreement restricts the other Party from using such information in conducting research, development and/or commercialization of products or services to the same extent that a Third Party who lawfully obtained such information without obligations of confidentiality and non-use to the first Party would be able to do. For purposes of clarity, this Section 10.4 does not override any other license terms or confidentiality provisions between the Parties that would otherwise govern such information.

11.	PATENT PROSECUTION

11.1.

Patent Prosecution before Option Exercise/Expiry of Option Periods. As to each Project and until expiry of the Project Term for such Project, the Parties agree with respect to the filing of Project Patents for such Project to the following:

Project Patents, shall be filed in Bayer’s and Recursion’s name and assigned to both Bayer and Recursion jointly.

Bayer shall be responsible for, either itself or through an outside patent counsel of its choice, filing, prosecuting and maintaining any Project Patents and shall [***] cover the running costs here for. Bayer or outside counsel shall care of the filing, prosecution and maintenance of the Project Patents in close alignment with Recursion, including discussion of patent scope, subsequent applications and other matters of patent strategy. Bayer, either itself or through their outside patent counsel, will keep Recursion fully informed with respect to the status of the filing, prosecution (EP and US) and maintenance of the Project Patents and will provide material submissions to any patent office related to the filing, prosecution and maintenance of the Project Patents to Recursion for review and comment at least [***] days prior to submission thereof. Bayer will consider any comments from Recursion in good faith. Bayer will also notify Recursion in writing about and provide copies to Recursion of, any relevant substantial correspondence including all newly filed patent applications of Project Patents, proposal of countries in which the patent application shall be filed, notifications on allowance, issue or grant and office actions. Bayer shall have the right to apply for a Project Patent in any country or region of the world. Bayer shall not give up substantial scope of the claims (unless a claim is determined to be invalid by the PTBA (Patent Trial and Appeal Board) at the US PTO, by a Board of Appeal at the EPO or by a national court) or abandon any Project Patents without Recursion’s prior written consent. If Bayer decides to abandon, surrender, revoke, or invalidate or not to apply for or maintain any Project Patent in any country or abandon any previously restricted or amended claims, Bayer will provide written notice to Recursion, [***] days prior to the date an action is due, of Bayer’s intent to abandon, surrender, revoke, or invalidate or not respond to any official correspondence that will result in the loss of rights (or with respect to Patents not yet filed, within [***] days after Recursion’s request to apply for such Patent). Recursion may then, at Recursion’s sole discretion and sole cost and expense, elect to prosecute and maintain the respective Project Patent. Recursion may accept such offer in writing within [***] days after having received the offer. Upon receipt of Recursion’s notice of acceptance, Recursion shall forthwith be responsible for the rights and obligations and costs resulting from such Project Patent and such (formerly) Project Patent will cease to be a Project Patent under this Agreement. The Parties shall take all measures necessary for the transfer of Bayer’s co-ownership share in such (formerly) Project Patent to Recursion, and for the transfer of patent prosecution responsibility from Bayer to Recursion; transfer costs imposed by respective patent attorneys and registration costs imposed by the respective public registers shall be borne by Recursion and all rights granted to Bayer under this Agreement to such Project Patents shall cease. In case Recursion refuses the offer or does not provide its acceptance in writing within the [***] days period, Bayer has the right to abandon or to not apply for the offered Project Patent. Bayer shall not be liable to Recursion for ultimate discontinuation of such Project Patents, except in the case that Bayer intentionally ignores said Recursion’s acceptance notice, provided, however, that Bayer has timely received such acceptance notice and discontinuation of the respective Project Patents is irreversible.

11.1.1.

Patent Prosecution if no Option Exercise. Unless Recursion exercises its Option with respect to a Project, after the Project Term expires, Bayer shall remain responsible for, either itself or through an outside patent counsel of its choice, for filing, prosecuting and maintaining any Project Patent as described in Section 11.1 The costs here for will be carried by Bayer. Unless stated otherwise in this Section 11.1.1, the provisions in Section 11.1 shall apply. If Recursion is interested in taking over the responsibility for the respective Project Patent, the Parties will discuss a transfer of the responsibility which Bayer shall not unreasonably withhold, provided that such Project Patents do not cover subject matter of other then-ongoing Projects.

11.1.2.	Patent Enforcement before Option Exercise/Expiry of Option Periods or if No Option Exercise.

11.1.2.1.

Notice. During the Project Term and thereafter if no Option was exercised during the Project Term, if any Project Patent for such Project is infringed or might be infringed by a Third Party (each an “Infringement”), the Party first having knowledge thereof shall promptly notify the other Parties in writing. Such notice shall set forth the facts of the Infringement in reasonable detail, if known.

11.1.2.2.	Enforcement.

(a)

Bayer shall have the first right (but not the obligation), by counsel of its own choice and at its sole expense, to institute, prosecute and control the enforcement or defense of any Project Patents to abate any Infringement thereof. Prior to undertaking any action to enforce such Project Patents, Bayer shall notify Recursion in writing. To the extent possible Recursion shall be given reasonable time to provide its comments to Bayer. Recursion shall further have the right, at its own expense, to be represented in any action by counsel of its own choice. However, should Recursion partake in any such action Bayer shall retain control of the proceeding and shall have final say on all decisions related thereto.

(b)

In the event that Bayer fails to institute an action or proceeding or otherwise take appropriate action to abate such Infringement within a period of sixty (60) days after taking notice of such Infringement, Recursion shall have the right (but not the obligation) to request permission to institute and/or prosecute and control such an action or proceeding in its name with respect to such Infringement at its sole expense and by counsel of its choice (such permission not to be unreasonably withheld or delayed), and Bayer shall have the right to be represented in any such action by counsel of its own choice and at its own expense. However, should Bayer partake in any such action, Recursion shall retain control of the proceeding and shall have final say on all decisions related thereto.

(c)

The Parties shall reasonably cooperate with each other in the planning and execution of any such action to enforce the respective Project Patents (including the obligation to be named or joined as a party in a lawsuit, as applicable). Each Party initiating an action or proceeding agrees to provide reasonable information to the other Party, at this Party’s request, about such action or proceeding.

(d)

All monies recovered upon the final judgment or settlement of any such suit or action to enforce the respective Project Patents in the Territory shall be applied in the following order of priority: (i) first, to reimburse the costs and Losses of the Party bringing suit, then to the costs and Losses, if any, of the other Party; (ii) any amounts remaining shall be allocated [***] Party.

(e)

The Party that controls the prosecution of a given suit or action shall also have the right to control settlement of such suit or action. If one Party controls and intend to settle the prosecution of a given suit or action, it shall provide the other Party reasonably in advance written information about such intention and about the terms pertaining to the settlement. Only if the settlement would materially and adversely impact the interest of the other Party, the Party in control of the suit or action shall obtain the other Party’s consent prior to entering into the settlement. Any amounts received in settlement of any action shall be apportioned between the Parties in the same manner as set forth in Section 11.1.2.2(d) above.

11.1.3.

Patent Prosecution and Enforcement after Option Exercise. In the event that the Option is exercised with respect to a Project, the License Agreement for such Project shall control as to the preparation, filing, prosecution, and maintenance and enforcement of the Project Patents for such Project and any other rights granted under such agreement.

11.2.	General Cooperation Duties. Bayer and Recursion agree to cooperate in all matters relating to the filing, prosecution, maintenance and enforcement of Project Patents.

11.2.1.	Such cooperation shall in particular comprise the following assistance:

11.2.1.1.	Execute all necessary documents respectively provide the necessary declarations to enable the other Party to file for patent protection (including SPC protection) in accordance with this Agreement;

11.2.1.2.	Timely provide any Complete Invention Disclosures;

11.2.1.3.	Provide copies of any Project Patents filed;

11.2.1.4.

Promptly inform the other Party of any significant matter coming to such Party’s attention that may significantly affect the preparation, filing, prosecution or maintenance of any Project Patents, including patent office actions raising significant patentability objections, in particular office actions of the patent offices of the following countries: USA, Europe, China, Japan;

11.2.1.5.	Provide any and all information which is reasonably required to support the drafting, the prosecution and/or the defense of Project Patents;

11.2.1.6.	Cooperate on the obtaining of patent term extensions in all possible territories; and

11.2.1.7.	Promptly inform the other Party of any Third Party rights which may affect the use of the subject-matter claimed in the Project Patents.

Chapter F – General Provisions

12.	CONFIDENTIALITY

12.1.

Confidential Information. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under the Agreement Confidential Information of Disclosing Party in connection with this Agreement. The term “Confidential Information” means all confidential information or material in tangible and non-tangible form disclosed hereunder; including all technical and non-technical information conveyed from one Party to the other in any form, electronic data, proprietary information, samples, Compounds, methods, formulas, processes, protocols, technologies and equipment employed, information relating to quality assurance, procedures for and record keeping, techniques, inventions, know-how, apparatus, and formulae.

12.2.

Allocation of Confidential Information. The terms and conditions of this Agreement, the Project Plan and the Project Results shall be considered to be Confidential Information of Recursion and Bayer and be treated confidential by both Parties, and each Party shall be deemed the Disclosing Party with respect thereto, provided, however, that any Project Results that have been exclusively licensed to either Party shall be considered to be Confidential Information of this Party.

12.3.	Exceptions. Notwithstanding any other provisions herein, Confidential Information does not include information which:

12.3.1.	is available to the public at the time of receipt by the Receiving Party or any of its Affiliates from the Disclosing Party, or

12.3.2.	was known to Receiving Party or any of its Affiliates prior to the time of disclosure;

12.3.3.

is at the time of disclosure hereunder or later becomes public knowledge through no fault or omission of Receiving Party or any of its Affiliates; provided, however, that disclosures by Receiving Party permitted under Section 12.5 shall not be considered a wrongful disclosure hereunder;

12.3.4.	is obtained by Receiving Party or any of its Affiliates from a Third Party under no obligation of confidentiality to Disclosing Party;

12.3.5.

has been independently developed by employees, subcontractors, consultants or agents of Receiving Party or any of its Affiliates without the aid, application or use of Disclosing Party’s Confidential Information;

12.4.

Use of Confidential Information. During the Collaboration Term and for [***] years thereafter, Receiving Party shall take reasonable steps to keep all Disclosing Party’s Confidential Information in confidence, subject to the limitations on use and disclosure set forth in this Article 12. Receiving Party shall not use Disclosing Party’s Confidential Information except for in connection with the performance of its obligations and exercise of its rights under this Agreement. Receiving Party has the right to disclose Disclosing Party’s Confidential Information without Disclosing Party’s prior written consent to its Affiliates and to its own and its Affiliates’ employees, subcontractors, consultants, permitted licensees or agents who are bound by an equivalent obligation of confidentiality and who have a need to know such Confidential Information in order for the Receiving Party to perform its obligations and exercise its rights under this Agreement. Receiving Party shall (and shall ensure that any Party to which it discloses the Confidential Information) only use the Confidential Information for the purposes of performing its obligations and exercising its rights under this Agreement. To the extent the foregoing obligations conflict with any Party’s right to use Project Results pursuant to a license agreement executed by the Parties after exercise of an Option, such license agreement shall control.

12.5.	Permitted Disclosures. Receiving Party may disclose Disclosing Party’s Confidential Information in the following instances:

12.5.1.

in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a binding order within a legal or administrative proceeding, provided that, where reasonably possible, Receiving Party shall notify Disclosing Party of Receiving Party’s intent to make any such disclosure sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed; or

12.5.2.

in connection with prosecuting or defending litigation, obtaining regulatory approval and making other regulatory filings and communications, and filing, prosecuting and enforcing IP Rights in connection with Receiving Party’s rights and obligations pursuant to this Agreement; or

12.5.3.

with respect to this Agreement and the Project Results only, to such Party’s or its Affiliate’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such advisors to provide advice to the receiving Party or such Affiliates, , or to potential or actual investors or potential or actual acquirers or potential or actual sublicensees in connection with due diligence or similar investigations by such Third Parties on the condition that such advisors or potential or actual investors or potential or actual acquirers or potential or actual sublicensees are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party.

13.	PUBLICATIONS; FILINGS

13.1.

Scientific Publications. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of the Project Results. Except as otherwise set forth in any license agreement executed following exercise of an Option, neither Party shall publish, publicly present or otherwise publicly disclose any data, material, results or other information generated under the Collaboration, except in accordance with this Section 13.1, without the prior written consent of the other Party, not to be unreasonably withheld, delayed, or conditioned. Each Party shall have the right to review any paper proposed for publication by the other Party, including any oral presentation, abstract, poster, manuscript, or other presentation, that contains any data, material, results or other information generated under the Collaboration or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party (the “Publishing Party”) shall deliver to the other Party (the “Reviewing Party”) a copy of any such proposed written publication or an outline of an oral disclosure at least [***] days prior to submission for publication or presentation for review. The Reviewing Party shall have the right (a) to require the removal of its Confidential Information or any Project Results from any such publication or presentation by the Publishing Party, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the Reviewing Party requests such a delay, the Publishing Party shall delay submission or presentation for a period of [***] days after its provision of the copy of the proposed publication or disclosure, pursuant to this Section 13.1 to enable patent applications protecting the Reviewing Party’s rights.

13.2.

Filings. A Party may disclose this Agreement and its terms, in securities filings with the US Securities Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Laws after complying, to the extent permitted by Applicable Law, with the procedure set forth in this Section 13.2. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for the redacted portions of this Agreement, and the other Party agrees to promptly (and in any event, within [***] Business Days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [***] Business Day period, and shall use reasonable efforts to obtain confidential treatment of this Agreement from the SEC (or equivalent foreign agency) as represented by the redacted version revised by the other Party.

13.3.

Press Releases. Upon execution of this Agreement the Parties will jointly issue a press release announcing the existence of this Collaboration. The Parties will share such press release with each other at least [***] business days before its intended publication and only publish it after receiving the written approval of the other Party. The Parties may issue further press releases without the consent of the other Party as long such press releases only repeat the same information as contained in the initial press release. The Parties will however inform each other prior to publication of such further press releases. Except as required by Applicable Law any other press release or public statement relating to this Agreement or the Projects not only repeating the information comprised by the initial press release shall require prior consultation and the express written consent of the other Party.

14.	REPRESENTATIONS, WARRANTIES AND COVENANTS; LIMITATION OF LIABILITY; INDEMNITY

14.1.	Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that:

14.1.1.

such Party is duly organized, validly existing and in good standing under the Law of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

14.1.2.	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

14.1.3.	the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party;

14.1.4.

the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

14.1.5.	such Party is authorized to grant the rights and licenses contemplated under this Agreement; and

14.1.6.

no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain Hart-Scott-Rodino clearance or other clearances as required by other government authorities.

14.2.	Mutual Covenants. Each Party hereby covenants to the other Party that:

14.2.1.

all employees, of such Party providing services in connection with this Agreement and/or the Projects have in the course of their employment or shall execute agreements requiring assignment to such Party or its designee of all right, title and interest in and to their inventions and discoveries invented or otherwise discovered or generated during the course of and as a result of their association with such Party, whether or not patentable, if any, to such Party as the sole owner thereof,

14.2.2.

all of its employees, of such Party providing services in connection with this Agreement and/or the Projects have in the course of their employment or shall execute agreements obligating each such employee to maintain as confidential the Confidential Information of such Party,

14.2.3.	such Party shall perform its activities pursuant to this Agreement in compliance with the Applicable Law and institutional policy;

14.2.4.

such Party shall not [***] infringe the intellectual property rights of any Third Party in connection with its activities pursuant to this Agreement; and such Party shall not grant any rights to a Third Party which would conflict with its obligations under this Agreement, such as conflict with the rights granted to the other Party hereunder.

14.3.	Recursion Representations and Warranties. Recursion hereby represents and warrants to Bayer that as of the Effective Date:

14.3.1.

It has right, title and interest to the Recursion Technology, or otherwise has the right to use the Recursion Technology for purposes of the Collaboration, and these rights are not subject to any encumbrance, lien, restriction or claim of any ownership by another party that would conflict with the rights granted to Bayer hereunder, which have not been waived (or will not have been waived) as of the Effective Date of this Agreement or the effective date of the applicable License Agreement, as applicable based on which agreement would conflict with such encumbrance, lien, restriction or claim (such waiver to be evidenced by Recursion by providing respective documentation to Bayer); and

14.3.2.

It has investigated its freedom to operate with regard to the Recursion Technology [***], the use of the Recursion Technology within the Collaboration does not infringe any Third Party intellectual property rights.

14.4.

DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING ITS ACTIVITIES UNDER OR RESULTS OF THE PROJECT PLAN AND THE PARTIES HEREBY DISCLAIM ALL FURTHER REPRESENTATIONS AND WARRANTIES,

EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF ITSELF OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

14.5.

LIMITATION OF LIABILITY. EXCEPT FOR THE INDEMNIFICATION OBLIGATION HEREUNDER AND WITH RESPECT TO ANY BREACH OF ARTICLE 12, NEITHER PARTY, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATED INVESTIGATORS SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING INCIDENTAL, ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN INFORMED, SHOULD HAVE KNOWN OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THIS SECTION 14.4 SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 14.6 and 14.7.

14.6.

Bayer Indemnity. Bayer shall indemnify, defend, and hold harmless Recursion and its Affiliates, and their respective directors, officers, employees, trustees, and their respective successors, heirs and assigns (the “Recursion Indemnitees”), against any Losses incurred by or imposed upon any of the Recursion Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or respective judgments to the extent arising out of or related to (i) Bayer’s use of Project Results, or the negligent exercise of any rights under this Agreement, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Bayer or (iii) Bayer’s negligence or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by the negligence or willful misconduct of Recursion or any Recursion Indemnitees.

14.7.

Recursion Indemnity. Recursion shall indemnify, defend, and hold harmless Bayer and its Affiliates, and their respective directors, officers, employees, (the “Bayer Indemnitees”), against any Losses incurred by or imposed upon any of the Bayer Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or respective judgments to the extent arising out of or related to (i) Recursion’s use of Project Results, or the negligent exercise of any rights under this Agreement, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Recursion or (iii) Recursion’s negligence or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by the negligence or willful misconduct of any Bayer Indemnitees.

14.8.

Procedures. The Indemnitee agrees to provide the Indemnifying Party with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement; provided that, an Indemnitee’s failure to do so shall not affect the rights of such Indemnitee unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects the Indemnifying Party. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitee to defend against any such claim. The Indemnitee shall cooperate with the Indemnifying Party in such defense and shall permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement). The Indemnitee shall have the right to retain its own counsel, at its own expense. The Indemnifying Party agrees to keep the Indemnitee informed of the progress in the defense and disposition of such claim and to consult with the Indemnitee with regard to any proposed settlement.

14.9.

Settlement. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that has an adverse effect on the rights of any Indemnitee(s) hereunder or on the Project IP Rights, or admits any wrongdoing or fault by any Indemnitee(s), or imposes on any Indemnitee(s) any payment or other liability, without the prior written consent of the Indemnitee, provided however, that such consent shall not be unreasonably withheld.

14.10.

Insurance. The Parties hereby agree to maintain a program of insurance and/or self-insurance which is prudent and adequate to address any claim or liability which may arise out of the performance of their obligations pursuant to this Agreement.

15.	TERM AND TERMINATION

15.1.

Collaboration Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written consent, shall continue until the expiration of all Project Terms (“Collaboration Term”).

15.2.

Termination by Bayer for Convenience. Bayer may, without cause and for any reason, terminate a Project by providing [***] days advance notice. Upon receipt of the termination notice, both Parties shall promptly discuss wind-down activities for the respective Project.

15.3.

Termination for Breach. In the event of any material breach by a Party of this Agreement, the other Party shall have the right to terminate the respective Project or, if the material breach is of a general nature that impacts the Collaboration as a whole, to terminate this Agreement upon delivery of a written termination notice to the breaching Party, provided that the terminating Party gave in advance written notice of such breach to the breaching Party specifying the nature of the alleged breach and that the breaching Party did not cure the breach within [***] days after its receipt of the notice of breach. Notwithstanding the foregoing, the Party receiving a notice of breach pursuant to this Section 15.3 may dispute the existence or materiality of such breach in good faith, in which case the cure period set forth above shall be tolled pending the resolution of such dispute pursuant to Article 16 below.

15.4.	Consequence of Termination of this Agreement. In the event that this Agreement is terminated,

(i)	By Bayer in accordance with Section 15.2, [***].

(ii)	By Bayer in accordance with Section 15.3, [***].

(iii)	By Recursion in accordance with Section 15.3, [***].

(iv)

For clarity, nothing in this Section 15.4 shall grant either Party rights to use the Project Results within the scope of an Option that it declined to exercise prior to such termination, or amend the terms of any License Agreement (or license agreement executed as a result of Recursion’s exercise of the Recursion Option) entered into prior to such termination.

15.5.

Bankruptcy. Either Party may, but is not required to, terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation of such Party, or if the other Party shall make an assignment of substantially all of its assets for the benefit of its creditors other than in the ordinary course of business. All rights and licenses granted under or pursuant to this Agreement by one Party to the other are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11, and, in the event that a case under Title 11 is commenced by or against either Party, the other Party shall have all of the rights set forth in Section 365(n) of Title 11 to the maximum extent permitted thereby.

15.6.

Accrued Rights. Expiration or termination of this Agreement (or any provision hereof) for any reason shall be without prejudice to any right that shall have accrued to the benefit of a Party prior to such expiration or termination, including damages arising from any breach under this Agreement. Expiration or termination of this Agreement shall not relieve a Party from any obligation that is expressly indicated to survive such expiration or termination.

15.7.

Survival. The termination or expiration of this Agreement shall not affect any executed License Agreement, license agreement executed in support of a Recursion Option, or the obligations under Sections 1, 3.7, 3.10 (for the period of time set forth therein), 3.11 (for the period of time set forth therein), 7, 9, 10.2-10.4, 12 (for the period of time set forth therein), 14.4-14.10, 15, 16, and 17 of this Agreement and all other obligations under this Agreement, which by their very nature are intended to survive such termination or expiration.

16.	DISPUTE RESOLUTION

16.1.

Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement, including its termination, (a “Dispute”) shall be resolved solely by means of the procedures set forth in this Section 16, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.

16.2.

Preliminary Injunctions. Notwithstanding anything in this Agreement, including Section 16.3, to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) or experts on the ultimate merits of any dispute.

16.3.

Dispute Resolution Procedure. In the event of a Dispute, the Parties shall first attempt in good faith to resolve such Dispute as follows: either Party can refer the matter to senior representatives of each Party for resolution. Such individuals shall convene for a meeting (by audio or video conference or in presence) and shall endeavor in good faith to resolve such matter within thirty (30) Business Days following such referral. If the Dispute remains unresolved after good faith efforts, either Party may initiate proceedings in accordance with the following paragraphs of this Article 16. For clarity, Disputes shall not include matters within the JSC’s authority, which shall be resolved in accordance with Sections 4.5 and 4.6.

16.4.	Arbitration.

16.4.1.

Subject to Sections 16.5 and 16.6 any Disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with the said Rules, save that the third arbitrator, who will act as president of the arbitral tribunal, shall not be appointed by the International Court of Arbitration, but by the two arbitrators which have been appointed by either of the Parties in accordance with Article 12 para 4 of said Rules.

16.4.2.

The place of arbitration shall be New York, New York, U.S., and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) shall be English. The IBA Rules on the Taking of Evidence in International Arbitration shall apply on any evidence to be taken up in the arbitration.

16.4.3.	Without limiting any other remedies that may be available under law, the arbitrator(s) shall have no authority to award punitive damages.

16.5.

Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the validity and enforceability of any Patent (“Patent Matters”) shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country with a jury trial being however excluded. If such Dispute involves both Patent Matters and other matters, the arbitrators or experts as applicable will have the right to stay the arbitration until determination of Patent Matters material to the resolution of the Dispute as to other matters is resolved.

16.6.

Expert Determination for Specific Matters. Subject to Section 16.5 and notwithstanding Section 16.4, the Parties may, but are not required to, mutually agree to submit any Dispute which subject matter relates to a scientific or technical assessment or the determination of the amount of royalty payments or a license fee to administered expert proceedings in accordance with the Rules for the Administration of Expert Proceedings of the International Chamber of Commerce. The Parties agree that in such case the findings of the expert shall be contractually binding upon them in the absence of manifest error or fraud and that they will agree with the expert on the terms of his appointment.

16.7.

Performance to Continue. Unless this Agreement is terminated in accordance with Section 15, each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may suspend performance of its undisputed obligations during any period in which the other Party fails or refuses to perform its undisputed obligations or during any period in which the issue in dispute is payments due under this Agreement.

17.	MISCELLANEOUS

17.1.

Notice. Any notices to be given hereunder shall be in writing and shall be either delivered by hand or sent postage prepaid by certified mail or via an internationally recognized courier service and addressed to the other Party’s address provided below or at such other address for which such Party gives notice hereunder.

If to RECURSION:	Recursion Pharmaceuticals, Inc.
41 S Rio Grande Street
Salt Lake City, UT 84101
Attention: [***]
E-mail: [***]@recursionpharma.com
Tel: [***]
With a copy to:
Wilson Sonsini Goodrich & Rosati
28 State Street
Boston, MA 02109
E-mail: [***]@wsgr.com
Fax: [***]
Tel: [***]
If to Bayer AG:	Bayer AG
Head of Preclinical Research
Attention: [***]
[***]
Germany
And with a copy to
Head of Law BP Pharmaceuticals Research &
Development
Attention: [***]
[***]
Germany

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section.

17.2.

Non-Use of Name. Except as set forth in Sections 13, neither Party shall use the name, insignia, symbol, trademark, trade name or logotype or any variation, adaptation, or abbreviation thereof, of the other Party or its Affiliates, its directors, officers, staff, employees, agents, or affiliated investigators in any manner, without limitation, in promotional material or other public announcement or disclosure, or through any other form of media, written or oral, without the prior written consent of the other Party, which consent the other Party may withhold in its sole discretion, with the exception(s) for disclosures pursuant to Applicable Law. Notwithstanding the foregoing, each Party shall be permitted to identify the other Party as a collaborator and display the other Party’s logo on its website subject to compliance with any trademark guidelines provided by the other Party and a separate written declaration of consent pursuant to such guidelines.

17.3.

Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

17.4.	Assignment.

17.4.1.

Except as expressly permitted in this Agreement, neither Party shall assign, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment in contravention of this Section 17.4.1 shall be null and void.

17.4.2.

Notwithstanding the foregoing, each Party may, without the consent of the other Party, assign or transfer all of its rights and obligations hereunder to an Affiliate or to a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement, provided however, that (i) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (ii) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement.

17.5.

Amendment and Waiver. No amendment, modification, or waiver of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of both Parties. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

17.6.

Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

17.7.

Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.

17.8.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

17.9.

Interpretation. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because both Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to any gender, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to section, attachments, appendices, exhibits or the like will be construed to refer to sections, attachments, appendices, exhibits or the like of this Agreement, and references to this Agreement include all attachments, appendices, exhibits or the like attached hereto, (h) references to any Applicable Law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor Applicable Law, rule or regulation thereof and (i) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”.

17.10.

No Referrals. The Parties expressly acknowledge that the compensation payable hereunder is fair market value for the services rendered, and that nothing contained herein shall require referrals for orders or services between the Parties. Neither Party will knowingly or intentionally conduct itself in such a manner as to violate any federal or state law, rule or regulation applicable to the services rendered hereunder, including but not limited to any fraud and abuse provisions relating to the Medicare and Medicaid Programs. The Parties also agree that the benefits to either Party hereunder do not require, are not payment for, and are not in any way contingent upon the admission, referral, or other arrangement for the provision of any item or service reimbursed under Medicare or Medicaid/TennCare.

17.11.

Entire Agreement. This Agreement (including any attachments, appendices, exhibits or the like) constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all prior agreements or understandings between the Parties relating to its subject matter.

17.12.

Counterparts. This Agreement may be executed in counterparts, including by electronic scan copies, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

17.13.

Export Control. It is understood that the Parties are subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations, including the Export Administration Regulations (“EAR”) (15 C.F.R. §730-744), the International Traffic in Arms Regulations (“ITAR”) (22 C.F.R. § 120-130), and the economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) (as set forth in 31 C.F.R. §500-598 and certain executive orders). The transfer of any such technology and items and the entering into and provision of such transactions and services that are subject to restrictions may require a license or authorization from the cognizant agency of the United States Government, and/or may require written assurances by the receiving Party that it shall not re-export such Technology and items to certain foreign destinations and/or to certain recipients without prior approval of the cognizant government agency, and/or may require that the involved individuals and entities will comply with conditions on transactions and services. While Recursion agrees to cooperate in securing any license which the cognizant agency deems necessary in connection with this Agreement, Recursion cannot guarantee that such licenses will be granted. No Party shall share or disclose information, materials, or technology with any person, party or location in Cuba, Iran, North Korea, Sudan, Syria, the Crimea region of the Ukraine or any other country or territory subject to U.S. trade sanctions, as listed at https://www.treasury.gov/resourcecenter/sanctions/Programs/Pages/Programs.aspx.

Appendices:

Appendix 1: Collaboration Plan

Appendix 2: License Agreement (Lead Series)

Appendix 3: License Agreement (Development Candidate)

Appendix 4: Project Plan Template

Appendix 5: IT Security Measures

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Recursion Inc.	Bayer AG

By: /s/ Chris Gibson
By (ppa.) /s/ Authorized Signatory
Name: Chris Gibson, PhD
Title: Co-Founder and CEO	Name: [***]
Title: Head of Preclinical Research
By: /s/ Shafique Virani
By (ppa.) /s/ Authorized Signatory
Name: Shafique Virani, MD, FRCS
Title: Chief Corporate Development Officer	Name: [***]
Title: Head of Small Molecule Innovation

Appendix 1

Summary:

An outline of the general tasks to be undertaken by the Parties, in furtherance of the of the objective of developing lead candidates and development candidates for the individual projects in the area of Fibrosis. These tasks include compound management for the compound libraries supplied by both Parties, development of screening hypotheses and corresponding primary screening assays for each project, preparation of a detailed project plan based on the hypotheses and primary screening assay, screening of compounds, hit detection and selection, advancement into validation, lead candidate development and optimization, and target deconvolution.

[***]

1

Appendix 2

License Agreement (Lead Series)

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Appendix

Research Collaboration and Option Agreement

FORM OF

LICENSE AGREEMENT

Lead Series Option

[Exhibit Follows]

LICENSE AGREEMENT

by and between

RECURSION PHARMACEUTICALS, INC.

and

BAYER AG

[DATE]

1.	DEFINITIONS	4

2.	LICENSE GRANTS TO LICENSED RIGHTS AND BACKGROUND IP	14

3.	OPTION EXERCISE FEE	16

4.	MILESTONE PAYMENTS	16

5.	DILIGENCE EFFORTS	18

6.	ROYALTY PAYMENTS	19

7.	GENERAL FINANCIAL PROVISIONS	20

8.	ACCOUNTING RECORDS AND AUDITS	23

9.	REPRESENTATIONS, WARRANTIES, DISCLAIMERS	25

10.	INDEMNITY AND INSURANCE	28

11.	CONFIDENTIALITY	29

12.	PUBLICATIONS	31

13.	PATENT PROSECUTION, MAINTENANCE & INFRINGEMENT	32

14.	DISPUTE RESOLUTION	37

15.	TERM AND TERMINATION	39

16.	MISCELLANEOUS PROVISIONS	44

17.	EXHIBITS	48

THIS LICENSE AGREEMENT (the “Agreement”), dated as of ___________ (the “Effective Date of this Agreement”), is made by and between Recursion Pharmaceuticals, Inc, a Delaware corporation with offices at 41 S Rio Grande Street, Salt Lake City, UT 84101 (“Recursion”) and Bayer AG, a German corporation, with offices at Müllerstrasse 178, 13353 Berlin, Germany (“Bayer”). Each of Recursion and Bayer may be referred to herein as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Recursion and Bayer have concluded a Research Collaboration and Option Agreement (hereinafter the “Collaboration Agreement”) dated as of [….], to conduct research projects with the aim to discover and improve drug products in the fibrosis disease field, all in accordance with the terms and conditions set forth therein;

WHEREAS, Bayer timely and effectively exercised the Bayer Lead Series Option granted to Bayer under Section 8 of the Collaboration Agreement with respect to the Project (as defined below);

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS

All references to particular Exhibits or Sections shall mean the Exhibits attached hereto and the Sections set forth in this Agreement, unless otherwise specified. Any reference herein to any defined term shall include both the singular and the plural, whether or not both forms are included in the reference. For purposes of this Agreement and the Exhibits attached hereto, the following terms (and their correlatives), in addition to terms defined on first use in this Agreement, have the meanings set forth in this Section 1 below. Terms with a capital initial letter which are not defined in this Agreement shall have the meaning given to them in the Collaboration Agreement.

1.1

“Accounting Standards” means the maintenance of records and books of accounts in accordance with Generally Accepted Accounting Principles (GAAP), when in reference to Recursion, and those accounting standards used in accordance with the accounting standards IFRS/IAS, when in reference to Bayer, which standards or principles (as applicable) are currently used at the relevant time, and consistently applied by the applicable Party.

1.2

“Achievement of Development Candidate Criteria” means a decision of the Bayer committee which is responsible to take such decision according to the internal guidelines of Bayer that a Licensed Project Compound or a Derivative fulfills Development Candidate Criteria and that GLP toxicology studies shall be started.

1.3

“Active” means, with regard to a compound, that it has a potency below [***] (or another threshold as agreed upon by the Parties in accordance with the Collaboration Agreement, such other threshold to be further specified in Exhibit C) in the [***] or with regard to the respective [***], as applicable.

1.4

“Affiliate” shall mean any business entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, a business entity shall be deemed to “control” another business entity, if it (i) owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity having the power to vote on or direct the affairs of such business entity, as applicable (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the policies and management of such business entity, as applicable, whether by the ownership of stock, by contract or otherwise.

1.5	“Agreement” has the meaning given in the preamble of this Agreement.

1.6

“Applicable Law” means all applicable laws, Accounting Standards, rules and regulations (including any rules, regulations or other requirements of the regulatory authorities) that may be in effect from time to time.

1.7	“Background IP Rights” means all Intellectual Property Rights listed in EXHIBIT D.

1.8	“Background Know-How” means all Know-How that is listed in EXHIBIT D.

1.9	“Bayer” has the meaning given in the preamble of this Agreement.

1.10	“Bayer Indemnitees” has the meaning given in Section 10.2 of this Agreement.

1.11	“Bayer Lead Series Option” has the meaning given in Section 8.1 of the Collaboration Agreement.

1.12	“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City USA, or Wuppertal or Berlin, Germany.

1.13

“Calendar Quarter” means a period of three (3) consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July or October, or any partial period thereof immediately following the Effective Date of this Agreement or immediately prior to the termination or expiration of this Agreement.

1.14

“Calendar Year” means a period of twelve (12) consecutive months corresponding to the calendar year commencing on the first day of January, or any partial period thereof immediately following the Effective Date of this Agreement or immediately prior to the termination or expiration of this Agreement.

1.15	“Collaboration Agreement” has the meaning given in the recitals above.

1.16

“Combination Product” means a product for use in the Field sold in a single SKU for a single selling price, wherein such product utilizes, contains, incorporates or is made through use of one or more Licensed Project Compound(s), Enabled Compounds or Product(s) in combination with one or more other active ingredients or pharmaceutical products, that are not Licensed Project Compounds, Enabled Compounds or Products, and are not required for the function of the included Licensed Project Compound(s), Enabled Compound or Product(s). A Combination Product is deemed included within Product, when that defined term is used herein.

1.17	“Commercially Reasonable Efforts” hereunder means [***].

1.18	“Compound(s)” means a small molecule or peptide.

1.19	“Confidential Information” as used herein has the meaning given in Section 11.1 of this Agreement.

1.20

“Control” means, as to any Know-How, Intellectual Property Right, or Material, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license or a sublicense as required herein to such Know-How, Intellectual Property Right, or Material without (i) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, ownership, license or sublicense, and (ii) violating any Applicable Law. “Controlled”, “Controls” and “Controlling” have their correlative meanings.

1.21

“Cover” means, with respect to a particular subject matter in a particular country and a Patent, that the manufacture, use, sale or importation of such subject matter, as applicable, in such country would, but for a license under or joint ownership right in such Patent, infringe a Valid Claim of such Patent.

1.22

“Created” means with respect to non-patent related matters conceived, made or otherwise created; and with respect to patent related matters invented, made or reduced to practice. “Create” and “Creating” have their correlative meanings.

1.23	“Deconvoluted Target” means, with respect to the Licensed Rights, a target that was deconvoluted under the Project and which is further specified in Exhibit C.

1.24

“Derivative” means a Compound which is (i) derived from a Licensed Project Compound within [***] years after the Effective Date of this Agreement and that is generated in the course of further lead optimization of a Lead Series within the Licensed Project Compounds and (ii) which is Active [***].

1.25

“Derivative Patent” means IP Rights Created, or filed, by Bayer, its Affiliate or Sublicensee after the Project and claiming a Licensed Project Compound and / or a Derivative as such or a method of use of such a Licensed Project Compound or Derivative thereof.

1.26	“Disclosing Party” as used hereunder has the meaning given in Section 11.1 of this Agreement.

1.27	“Dispute” has the meaning given in Section 14.1 of this Agreement.

1.28	“Domain Names” means any domain name identical or similar with the Trademarks under any ccTLD (country code Top Level Domain) and gTLD (generic Top Level Domain) address area.

1.29	“Double Tax Treaty” has the meaning given in Section 7.7 of this Agreement.

1.30	“Effective Date of this Agreement” has the meaning given in the preamble of this Agreement.

1.31	“EMA” means the European Medicines Agency or any successor agency thereto.

1.32	“Enabled Compound” shall mean a Compound, that is (i) Active [***], and (ii) [***].

1.33	“Enabled Product” means any product for use in Fibrosis containing an Enabled Compound, [***].

1.34

“European Union” means the European Union as it exists as of the Effective Date of this Agreement, together with the United Kingdom and any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date of this Agreement shall remain part of the European Union for purposes of this Agreement.

1.35	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.36	“Fibrosis” means any disease or indication for which fibrosis is the primary pathophysiology.

1.37	“Field” means any and all therapeutic indications and uses for humans and animals and diagnostic uses, including – without limitation – the use as in vitro diagnostics and biomarkers.

1.38

“First Commercial Sale” means the first sale of a Product by Bayer and/or its Affiliates and/or its Sublicensee (as applicable) to a Third Party in any country of the Territory after grant of a Marketing Authorization and pricing approval as applicable in the applicable country or jurisdiction. For the avoidance of doubt, supply of a Product to patients for compassionate use, named patient use, clinical trials or other similar purposes prior to regulatory approval shall not be considered a First Commercial Sale.

1.39

“Generic Product” means, with respect to a Product being sold in any country, a product that contains the same active pharmaceutical ingredient as such Product, regardless of the polymorphic, salt or solvate form of said active ingredient, and the dosage and formulation of such product, which is approved in such country for sale in reliance on a prior approval of such Product by the applicable Regulatory Authority, under Section 505(j) of the Federal Food, Drug and Cosmetic Act or 42 U.S.C. §§ 262(i)(2) and (k) or under Art. 10 Dir 2001/83/EC or Art. 10a Dir. 2001/83 in the version current at the time of approval of such Product,, or in each case, any successor, foreign or equivalent Applicable Law, by way of an abbreviated or expedited approval process, pursuant to which such product is determined to be equivalent to the applicable Product by the applicable Regulatory Authority. A product shall not be considered to be a Generic Product if (a) Bayer or any of its Affiliates or Sublicensees is or was involved in, or granted such Third Party rights with respect to, the development or commercialization of such product, or (b) such product is commercialized by any Third Party who obtained such product in a chain of distribution that included Bayer or any of its Affiliates or any sublicensee engaged or entrusted by Bayer or its Affiliates to (directly or indirectly) sell such product.

1.40

“Intellectual Property Rights” or “IP Rights” means trade secrets protectable under Applicable Law, copyrights, Patents and other registered intellectual property rights including registered trademarks, trade names and domain names.

1.41

“Know-How” means all confidential commercial, technical, scientific and other information, unpatented inventions (whether patentable or not and excluding Materials), knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases whether in written, electronic or any other tangible or non-tangible form, including information related to Materials, samples, assays, compounds, compositions or formulations.

1.42	“Licensed Project Know-How” means the Project Know-How which is listed in EXHIBIT C of this Agreement.

1.43	“Licensed Project Compound(s)” means the Project Compound(s) listed in EXHIBIT E.

1.44	“Licensed Project IP Rights” means the Project IP Rights listed in EXHIBIT B.

1.45	“Licensed Project Patents” means Licensed Project IP Rights that are Patents, together with all Patents claiming priority thereto or foreign equivalents thereof and all Derivative Patents.

1.46	“Licensed Rights” means the Licensed Project Compounds, Licensed Project IP Rights and Licensed Project Know-How.

1.47	“Losses” means claims, demands, liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses).

1.48

“Marketing Authorization” means any approval, license, registration or authorization required from the relevant Regulatory Authority to market and sell the Product in a particular country or jurisdiction.

1.49

“Net Receipts” means all money or money’s worth paid to Bayer or its Affiliates by Bayer’s or its Affiliates’ Sublicensees or other parties granted a compulsory license in accordance with Section 6.6 including, but not limited to, licensing fees, upfront and milestone payments, and royalties, less sales, value-added and excise taxes.

1.50

“Net Sales” means the gross amount [***] for sales of a Product (or Combination Product) to Third Parties less customary and reasonable deductions like: value-added tax or customs duties; allowances or credits upon rejections or returns of Product (or Combination Product), including recalls or damaged goods; quantity, early payment, cash settlement and other trade discounts; rebates, chargebacks or premiums; fees, discounts or other charges paid as required by government or public healthcare legislation, as reasonably allocated to the Product; and a [***] percent ([***]%) lump sum of the gross amount invoiced to cover transportation, freight, insurance, distribution, shipping, packaging and handling costs as well as a [***] percent ([***]%) lump sum of the gross amount invoiced to cover bad debt charges.

In the event that a Product is sold in the form of a Combination Product, then, for the purpose of calculating royalties due, Net Sales will be adjusted by multiplying Net Sales of such Combination Product (as calculated in accordance with the first paragraph of this Section 1.50) by the fraction A/(A+B) where A is the gross per unit invoice price of the Product, if sold separately, and B is the gross per unit invoice price of all other active ingredient(s) in the combination, if sold separately.

If, on a country-by-country basis, the other active ingredient(s) in the combination are not sold separately in that country, Net Sales will be adjusted by multiplying by the fraction A/C where A is the gross per unit invoice price of the Product, if sold separately, and C is the gross per unit invoice price of the Combination Product. In each case, the gross per unit invoice price shall be those applicable during the relevant Quarter. If sales of both the Product and the other active ingredient(s) in the same formulation and dosage in a comparable indication did not occur in such Quarter, in such country, or on a country-by-country basis, neither the Product nor the other active ingredient(s) of the Combination Product are sold separately in such country, then the fraction by which the Net Sales value shall be multiplied shall be determined between the Parties in good faith.

1.51	“Option Exercise Fee” has the meaning given in Section 3.1 of this Agreement.

1.52	“Quarterly Report” has the meaning given in Section 6.5 of this Agreement.

1.53	“Party” and “Parties” have the meanings given in the preamble to this Agreement.

1.54

“Patents” means (a) all national, regional and international patents and patent applications filed in any country of the world including provisional patent applications, (b) all patents and patent applications filed either from such patents, patent applications or provisional applications, including any continuations, continuations-in part which are limited to the subject matter directly related to the subject matter of the original patent application, divisions, provisionals, converted provisionals and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including reissues, re-examinations and extensions (including any supplementary protection certificates, patent term extensions and the like) of the foregoing patents and (e) any utility models, design patents or similar rights, and all foreign counterparts of any of the foregoing.

1.55	“Patent Matters” has the meaning given in Section 14.5 of this Agreement.

1.56

“Person” means an individual, and any form of legally recognized entity, including, without limitation, a corporation, limited liability company, association, joint stock company, trust, or governmental entity.

1.57

“Phase 1 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is to determine initial tolerance or safety of such Product in the target patient population, or in the United States, is otherwise consistent with a human clinical trial as described in 21 CFR 312.21(a), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority. With respect to the milestone payments set forth in Section 4, a Phase 1 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 1 Clinical Trial.

1.58

“Phase 2 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is to evaluate the effectiveness of such Product in the target patient population, or in the United States, is otherwise consistent with a human clinical trial as described in 21 CFR 312.21(b), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority. With respect to the milestone payments set forth in Section 4, a Phase 2 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 2 Clinical Trial.

1.59	“Phase 3 Clinical Trial” means a human clinical trial of a Product, on a sufficient number of subjects that is designed to:

(i)	evaluate overall benefit risk profile;

(ii)	define possible warnings, precautions and adverse reactions that are associated with such Product in the dosage range to be prescribed; and

(iii)

support Marketing Authorization of such Product; or is otherwise consistent with in the United States, a human clinical trial as described in 21 CFR 312.21(c), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority.

With respect to the milestone payments set forth in Section 4, a Phase 3 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 3 Clinical Trial.

1.60	“Primary Screening Assay” means, with respect to the Licensed Rights, an assay [***] which is listed in Exhibit C.

1.61	“Product” means any Project Product or Enabled Product, as the case may be.

1.62	“Project” means the Project under the Collaboration Agreement specifically identified in EXHIBIT A.

1.63

“Project Product” any product for use in the Field containing a Licensed Project Compound or a Derivative, in any and all dosage forms, formulations, presentations, administrations, line extensions and package configurations.

1.64	“Receiving Party” as used hereunder has the meaning given in Section 11.1 of this Agreement.

1.65	“Recursion” has the meaning given in the preamble.

1.66	“Recursion Indemnitees” has the meaning given in Section 10.1 of this Agreement.

1.67

“Regulatory Authority” means the FDA, the EMA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the Parties, or any successor bodies thereto.

1.68

“Regulatory Exclusivity” means, with respect to a Product in a country, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Product in such country or prevents another party from using or otherwise relying on any data supporting the approval of the Marketing Authorization for such Product.

1.69

“Reversion Technology” means, with respect to a Product under development or commercialization by Bayer at, or prior to, the time of termination, any Patents or Know-How Controlled by Bayer or any of its Affiliates as of the effective date of termination of this Agreement, [***].

1.70	“Royalty Term” has the meaning given in Section 6.4 of this Agreement.

1.71

“Sublicense” means an agreement pursuant to which a Third Party receives: (i) a grant or transfer of any rights to design, develop, test, make, use, sell, offer for sale or import Licensed Project Compounds, Derivatives, Enabled Compounds or Products or any sublicense or other transfer of the rights licensed to Bayer under Section 2.1, or (ii) the benefit of an agreement not to assert such rights or to sue, prevent or seek a legal remedy for the practice of the rights licensed to Bayer under Section 2.1. Where the definition “Sublicense” is used it shall not include any distribution or manufacturing agreement or other agreement by which Bayer or an Affiliate exercises its right to have done research on, have developed, have made, or have sold Products in the Field in the Territory for Bayer or the Affiliate or Sublicensee granting such right and shall not include the grant of licenses by Bayer or an Affiliate or Sublicensee to Third Parties solely for joint research and development activities between Bayer or its Affiliates and such Third Parties (e.g. joint collaboration activities on the further research and development of the Products).

1.72	“Sublicensee” means any Third Party to which Bayer, an Affiliate or any Sublicensee (which received a Sublicense from or through Bayer or its Affiliate) has granted a Sublicense.

1.73	“Term” has the meaning given in Section 15.1 of this Agreement.

1.74	“Territory” means worldwide.

1.75	“Third Party” means any Person other than Bayer or Recursion or any Bayer Affiliate or Recursion Affiliate.

1.76

“Third Party Patents” means one or more valid and enforceable patents and/or pending patent applications (provided that such pending application has not extended beyond seven years from its earliest priority date) owned by one or more Third Parties that are licensed by Bayer and that Cover the manufacturing, use, sale, offer to sell, or importation of the Licensed Project Compound or Derivative in a Product.

1.77

“Third Party Royalties” shall mean the collective running royalty for Third Party Patents based on the Net Sales for Products, on a product-by-product and country-by-country basis, that Bayer or its Sublicensee is obligated to pay to Third Parties for the manufacture, use, sale, offer to sell or importation of such Products in such country.

1.78	“Trademark” means any trademark owned and controlled by Bayer and used by them in connection with the marketing of the Products.

1.79	“USD” has the meaning given in Section 7.4 of this Agreement.

1.80

“Valid Claim” means a claim of a pending or issued Patent that has not (A) expired or been cancelled, (B) been declared invalid by a decision of a court or other appropriate body of competent jurisdiction, from which no appeal is or can be taken, (C) been admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise, or (D) been abandoned or disclaimed.

1.81	“VAT” has the meaning given in Section 7.6.

2.	LICENSE GRANTS TO LICENSED RIGHTS AND BACKGROUND IP

2.1	License Grant.

2.1.1

Exclusive License to Recursion interest in Licensed Rights. Subject to the terms and conditions of this Agreement, Recursion agrees to grant and does hereby grant to Bayer an exclusive, sub-licensable and royalty-bearing license under Recursion’s rights, title and interest in the Licensed Rights to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Products and to use such Licensed Rights as tools in independent research and development projects of Bayer, in each case in the Field in the Territory.

2.1.2

Non-Exclusive License to Recursion’s Background IP Rights and Background Know-How. Subject to the terms and conditions of this Agreement, Recursion agrees to grant and does hereby grant to Bayer a non-exclusive, sub-licensable, license to Recursion’s Background IP Rights and Background Know-How specifically identified in EXHIBIT D solely to the extent such Background IP Rights and Background Know-How are necessary to do or have done research on, to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import and have imported Products in the Field in the Territory.

For the avoidance of doubt, the aforementioned right to sublicense under Recursion’s Background IP Rights and Background Know-How does not grant Bayer any rights to sub-license such Background IP Rights and Background Know-How independently from the development and commercialization of the Licensed Rights (e.g. no right for independent sub-licensing for the purpose of generating license fees from Recursion’s Background IP Rights and Background Know-How).

2.1.3	Use and Exploitation Rights. For the avoidance of doubt, the Use and Exploitation Rights agreed under Section 10.2 of the Collaboration Agreement remains unimpaired.

2.1.4	Right to Sublicense. Without limiting the license grant in Section 2.1.1 and 2.1.2 the following provisions shall apply with respect to sublicenses to Affiliates and Sublicensees.

2.1.4.1

Sublicense to Affiliates. If any Affiliate exercises any of Bayer’s rights or fulfills Bayer’s obligations under this Agreement, each and every such Affiliate shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity, insurance, royalty payment obligations. In addition, Bayer shall remain fully liable to Recursion for all acts and obligations of any of its Affiliates such that acts of any and all Affiliates shall be considered acts of Bayer.

2.1.4.2

Sublicense to Third Parties. With respect to Sublicenses to Third Parties, each Sublicense shall be in writing and contain terms and conditions consistent with this Agreement and sufficient to enable Bayer and require Bayer’s Sublicensees to comply with this Agreement.

Any Sublicense granted or authorized by Bayer hereunder shall not relieve Bayer from any of its obligations under this Agreement.

Bayer shall provide written notice to Recursion of any Sublicense with a Third Party within [***] days after entering into such Sublicense along with a copy of such Sublicense, which may be redacted to remove any provisions not necessary to determine compliance with this Agreement, provided, however, that this requirement shall not apply when no commercialization rights are being granted to the Licensed Rights.

Bayer agrees to be fully responsible for the performance of Sublicensees hereunder, including acts and omissions of same.

Bayer’s obligation to meet the requirements of Section 5.1 of this Agreement shall not be waived by the grant of any Sublicense.

2.1.4.3

For the avoidance of doubt, this Section 2.1.4 shall not limit Bayer’s right to grant sublicenses within the scope of the license grant in Sections 2.1.1 through 2.1.2 to Third Parties who do not fall under the definition of a Sublicensee respectively (e.g. if sublicenses granted to such sublicensees are granted for distribution or manufacturing agreements or other agreements by which Bayer or an Affiliate exercises its right to have done research on, have developed, have made, or have sold, Products in the Field in the Territory for Bayer or the Affiliate or if sublicenses are granted by Bayer or an Affiliate to Third Parties solely for joint research and development activities between Bayer or its Affiliates and such Third Parties).

3.	OPTION EXERCISE FEE

3.1

In consideration for Bayer’s exercise of the Option according to Section 8 of the Collaboration Agreement with regard to the respective Lead Series and the execution of this Agreement, , and as consideration for the licenses granted by Recursion to Bayer under Section 2.1 of this Agreement, Bayer shall pay Recursion an “Option Exercise Fee” of [***] within [***] days after receipt of a correct invoice that is compliant with the Applicable Law.

3.2

No Multiple Payments. For the avoidance of doubt only one Option Exercise Fee payment shall be made for each respective Lead Series (including potential back up compounds) and only if Bayer exercised the Option for such respective Lead Series.

4.	MILESTONE PAYMENTS

4.1	Development Milestones for Project Products.

Bayer will pay Recursion the amounts listed in the table below based on the achievement of the first Project Product of the respective milestone, by Bayer or any of its Affiliates or Sublicensees, whereby each milestone shall be payable only once upon its first occurrence. All amounts below are in USD million (M USD, where M = 1,000,000).

Development milestone event	Development milestone payment
1. [***]	[***]

2. [***]	[***]

3. [***]	[***]

4. [***]	[***]

5. [***]	[***]

6. [***]	[***]

7. [***]	[***]

If any of the development milestone events set forth in rows (1)-(4) of the chart above is achieved, each development milestone event in a higher row not previously achieved shall be deemed achieved upon achievement of such development milestone event in a lower row. If any of the development milestone events set forth in rows (5)-(7) of the chart above is achieved prior to the achievement of any development milestone event set forth in rows (1)-(4), each development milestone event in rows (1)-(4) not previously achieved shall be deemed upon achievement of such development milestone event set forth in row (5), (6) or (7).

4.2	Sales Milestones for Project Products.

Bayer shall pay Recursion upon the first (1st) occurrence of global cumulative Net Sales of all Project Products in the Field in the Territory, the amounts indicated in the below table. For the avoidance of doubt “global cumulative Net Sales” means worldwide Net Sales of Project Products in a given Calendar Year. All amounts below are in USD million (M USD, where M = 1,000,000).

Sales milestone event for first occurrence of global cumulative Net Sales exceeds	Sales milestone payment
[***]	[***]

[***]	[***]

[***]	[***]

For the avoidance of doubt, if more than one sales milestone event is achieved in a Calendar Year, Bayer shall pay each sales milestone payment associated with each sales milestone event achieved during such Calendar Year.

4.3	Milestones for Enabled Products. To be negotiated prior to execution of the license agreement, [***].

4.4

No Multiple Payments. For the avoidance of doubt no milestone payment shall be made more than once, irrespective of the number of Products (including combinations with other products) or the number of indications that have achieved the milestone or the number of countries in which such milestone has been achieved.

4.5

Reporting on Milestone Achievement and Payment. Bayer shall provide written notice to Recursion of any occurrence of any of the Development Milestones set forth in Section 4.1 no later than [***] calendar days following the occurrence of the relevant milestone. The Sales Milestones set forth in Section 4.2 shall be reported to Recursion within the Quarterly Report (see Section 6.5) of the respective Calendar Quarter in which the Sales Milestone was met. Bayer shall remit payment for the applicable milestone due pursuant to Section 7.

5.	DILIGENCE EFFORTS

5.1

Diligence Efforts. Bayer, acting itself and/or through its Sublicensee, will use Commercially Reasonable Efforts to develop and commercialize [***] Project Product [***]. Bayer shall provide Recursion with annual written reports summarizing Bayer’s, its Affiliates and its Sublicensee’s development and commercialization of Licensed Project Compounds, Derivatives, and Products, including a summary of the development and commercialization activities and progress of such development. Without limiting the foregoing, such reports shall contain sufficient detail to enable Recursion to assess Bayer’s compliance with its obligations hereunder. The reports shall also contain sufficient detail to enable Recursion to assess whether Achievement of Development Candidate Criteria has occurred with respect to any Licensed Project Compound or Derivative or any Product is otherwise selected as a Development Candidate.

6.	ROYALTY PAYMENTS

6.1

Royalty Rates for Project Products. Bayer shall pay Recursion a running royalty on the aggregate Net Sales of Project Products in a Calendar Year, the applicable percent in accordance with the table below:

Portion of Net Sales During Year (in USD)	Royalty Rate (% of Net Sales)
[***]	[***]

[***]	[***]

[***]	[***]

6.2	Royalty Rates for Enabled Products. To be negotiated prior to execution of the license agreement, [***].

6.3	For the avoidance of doubt, the aggregate Net Sales value shall be calculated on a Calendar Year basis.

6.4

Royalty Term. Bayer’s obligation to pay royalties to Recursion shall commence, on a Product-by-Product basis and country-by-country basis on the First Commercial Sale of such Product in such country and end on latest of (a) the expiration or termination of the last to expire Valid Claim of a Project Patent or Derivative Patent Covering the Product in such country, (b) expiration of Regulatory Exclusivity applicable to such Product in such country, and (c) ten (10) years after the First Commercial Sale of such Product in such country (“Royalty Term”).

6.5

Quarterly Royalty Reporting. Starting from the date of First Commercial Sale of a Product in any country, Bayer shall submit to Recursion within [***] days after the end of each Calendar Quarter a statement showing the Net Sales for that Calendar Quarter on a country-by-country basis, the total gross amount invoiced from sales of Product by Bayer, its Affiliates and Sublicensees, the manner and basis for any currency conversion in accordance with Section 7.4, if any sales milestone event is achieved during such Calendar Quarter and the associated royalties due to Recursion (“Quarterly Report”). Recursion may invoice the royalties payable for the Calendar Quarter upon receipt of the respective Quarterly Report.

6.6

Compulsory Licenses. In the event that a court or a governmental agency of competent jurisdiction requires Recursion or Bayer and/or its Affiliates to grant a compulsory license to a Third Party permitting such Third Party to make and/or sell the Product in a particular country, then the royalties to be paid by Bayer to Recursion on the Net Sales of such Product in such country shall automatically be reduced [***].

6.7

Generic Product. If during the Royalty Term, a Third Party receives marketing authorization for and commences commercial sale of a Generic Product in a country in the Territory, and quantities sold of such Generic Product represent a market share of [***] of the total market for such Generic Product and the corresponding Product sold during such Calendar Quarter in that country [***], then Bayer shall have the right to reduce any royalties payable in such country for such Product pursuant to Section 6.1 [***].

6.8

Third Party Technology. In the event that Bayer is required to pay Third Party Royalties for the manufacture, use, sale, offer to sell or importation of a particular Product in a country, then the royalty payments made by Bayer to Recursion herein in said country for such Product shall be reduced [***].

6.9

Royalty Floor. In no event will the aggregate amount of royalty payments due to Recursion for a Product in a country in any given Calendar Quarter during the Royalty Term for such Product in such country be reduced to less than [***] percent ([***]%) of the amount that otherwise would have been due and payable to Recursion in such Calendar Quarter for such Product in such country pursuant to Section 6.1 as a result of cumulative reductions set forth in Sections 6.7 and 6.8.

7.	GENERAL FINANCIAL PROVISIONS

7.1	Payment Terms. Unless otherwise agreed herein, all payments due under this Agreement shall be made within [***] days after receipt of a correct invoice that is compliant with the Applicable Law.

7.2	Invoicing by Recursion. All invoices shall be sent by Recursion to the following address of Bayer:

Bayer AG

Attn: [***]

[***]

51368 Leverkusen

Germany

mentioning such other information required and as may be amended and/or provided by Bayer to Recursion from time to time.

Alternatively, each invoice for payments mentioning the aforementioned address and reference may be sent electronically in portable document format (pdf) via email without electronic signature (“pdf-invoicing”), to

[***]@bayer.com

thus replacing a corresponding paper form.

7.3

Bank Accounts. All payments to Recursion under this Agreement shall be made by wire transfer to the following bank account of Recursion, or such other bank account as notified in writing by Recursion to Bayer at least [***] Business Days prior to the Payment Date:

For ACH delivery:

Bank Routing Number: [***]

Account Number: [***]

Account Name: [***]

For Wire Transfers:

Bank Routing Number: [***]

SWIFT Code: [***]

General Bank Reference Address: [***]

Account Number: [***]

Account Name: [***]

Payments by Bayer to Recursion shall reference “[•]” to identify the payment.

7.4

Currency. All payments under this Agreement will be made in U.S. dollars (“USD”). Where the payments due are calculated based on a currency other than USD, the amount due will be converted to USD using the average exchange rate for the applicable calendar quarter as consistently applied per Bayer’s internal accounting and reporting process.

7.5

Late Payments. All payments not made by [***] days after the respective date on which such payment is due (“Payment Date”) set out in this Agreement shall be subject to late payment interest at the United States Secured overnight Financing Rate (SOFR), currently published on Bloomberg screen <SOFRRATE Indie>, fixed two Business Days prior to the respective Payment Date and reset to the prevailing one (1) month USD rate at monthly intervals thereafter, plus a premium of one (1) percentage points (or the maximum applicable legal rate of interest if lower). Interest shall be calculated based on the actual number of days in the interest period divided by 360 and shall be calculated from the respective Payment Date (inclusive) until the date of payment (exclusive).

7.6

Value Added Tax. All agreed consideration is exclusive of “VAT” (European Value Added Tax, goods and service tax and similar taxes). If VAT is applicable, VAT shall be invoiced additionally acc. to the applicable VAT law. Such VAT shall be paid to Recursion only, if Recursion is obliged to transfer such VAT to respective tax authorities and after receipt of a corresponding invoice. Recursion shall issue correct invoices in accordance with the applicable VAT law.

7.7

Withholding Tax. Any party required to make a payment pursuant to this Agreement shall be entitled to deduct and withhold from the amount payable the tax for which paying Party on behalf of payee is liable under any provisions of Applicable Law (such tax, “Withholding Tax”);

If the Withholding Tax rate is reduced according to the regulations in the Double Tax Treaty no deduction shall be made or a reduced amount shall be deducted only if paying Party is timely furnished with necessary documents (Freistellungsbescheid) by payee issued from the German Tax Authority (Bundeszentralamt für Steuern), certifying that the payment is exempt from Withholding Tax or subject to a reduced Withholding Tax rate.

Any withheld Withholding Tax shall be treated as having been paid by paying Party to payee for all purposes of this Agreement. Paying Party shall timely forward to the payee the tax receipts certifying the payments of Withholding Tax on behalf of payee. In case paying Party must pay, but cannot deduct the Withholding Tax due to fulfilment and completion of its payment obligation by settlement or set-off, payee will pay the Withholding Tax to paying party separately. If paying Party reasonably failed to deduct Withholding Tax, but is still required by Applicable Law to pay Withholding Tax on account of payee to the tax authorities, payee shall reasonably assist paying party with regard to all procedures required in order to obtain reimbursement by tax authorities or, in case tax authorities will not reimburse withholding tax to paying Party, payee will immediately refund the tax amount.

7.8

Notwithstanding anything in this Agreement to the contrary, if any assignment by a Party of its rights or obligations under this Agreement without the consent of the other Party results in the imposition of Withholding Tax on a payment to be made by such Party that would not have been imposed in the absence of such assignment (or in an increase in Withholding Tax from the amount that would have been imposed in the absence of such assignment) and the Parties cannot reasonably cooperate as described above to eliminate such additional Withholding Tax, then the amount payable by the assigning Party shall be increased to the extent necessary to ensure that the other Party receives a net amount equal to the amount that it would have received had no such assignment occurred (taking into account any Withholding Tax on such additional amounts), unless the payee has approved or requested this assignment.

To the extent relevant for U.S. federal income tax purposes, the Parties intend to treat the payments contemplated by this Agreement as “foreign-derived deduction eligible income” within the meaning of Section 250 of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder, and the Parties shall reasonably cooperate to provide a certification or documentation to demonstrate eligibility for the deduction for “foreign-derived intangible income” pursuant to Section 250.

8.	ACCOUNTING RECORDS AND AUDITS

8.1

Accounting. Bayer shall retain, and shall procure that all of its Affiliates and Sublicensees (the “Bayer Parties”) retain, true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Recursion pursuant to the Agreement. Those records and books of account shall be kept for [***] years following the end of the period to which they relate.

8.2

Audit. To validate Bayer’s compliance with its obligations under or in connection with this Agreement, Recursion may, during the course of this Agreement and for [***] after expiration or termination of this Agreement, appoint auditors, at Recursion’s expense (except as otherwise contemplated below), to carry out an audit of Bayer’s records from time to time on behalf of Recursion. The auditors selected by Recursion shall be subject to acceptance by Bayer, such acceptance not to be unreasonably withheld. Audits may be undertaken subject to the following conditions:

I.	Any such audits shall be undertaken by an independent certified public accountant;

II.

Any such audits shall be conducted during regular business hours at Bayer’s premises upon [***] days’ prior written notice by Recursion and shall not interfere unreasonably with Bayer’s business activities;

III.	The auditor may inspect records for up to two years after the end of the period to which they pertain;

IV.	Audits may not take place more than once per Calendar Year and no period may be audited more than once;

V.

Prior to the audit taking place, auditor shall undertake to Bayer that they shall keep all information confidential and shall not disclose any information (except as set forth in VI) to any Third Party including Recursion;

VI.

Details of the auditor’s findings (including, for the avoidance of doubt, monetary values and supporting calculations) shall not be shared with Recursion except in the form of a summary report and, in the event the auditor finds any incorrect payments, details required to explain such discrepancies. In any event, the results shall be communicated to Bayer before being shared with Recursion. Bayer shall be given a period of [***] Business Days to review and respond to the auditor’s findings before the summary report may be provided to Recursion, such reports to include Bayer’s response to the findings;

VII.	The auditor shall not be permitted to include any extrapolation calculations in the calculation of amounts underpaid to Recursion;

VIII.

If an audit reveals that Bayer has underpaid royalties due, Recursion may invoice Bayer for the underpaid amount; if the audit reveals that Bayer has overpaid royalties due, Recursion shall credit Bayer for the overpaid amount;

IX.

If an audit reveals an underpayment in excess of [***] percent ([***]%) of the fees for the period subject to review by Recursion, then Bayer shall pay the reasonable costs of Recursion in conducting the audit (including the reasonable costs of the auditors) within [***] days of Recursion notifying Bayer that the audit has been completed.

8.3

Audit Disagreement: If there is a dispute between the Parties following any audit performed pursuant to Section 8.2, either Party may refer the issue (an “Audit Disagreement”) to an internationally recognized independent certified public accountant or chartered accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

a)	The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section;

b)	Within [***] Business Days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

c)

The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within [***] Business Days of the selection of such independent expert.

d)	The independent expert shall render a decision on the matter as soon as practicable.

e)

The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions thereof.

f)

All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne [***].

9.	REPRESENTATIONS, WARRANTIES, DISCLAIMERS

9.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party with respect to this Agreement and as of the Effective Date of this Agreement that:

9.1.1

such Party is duly organized, validly existing and in good standing under the Law of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

9.1.3	the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party;

9.1.4

the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

9.1.5

such Party is authorized to grant the rights and licenses contemplated under this Agreement and Recursion in particular and without limiting the foregoing represents and warrants that it is authorized to grant Bayer the rights and licenses contemplated under this Agreement; and

9.1.6

to such Party’s knowledge, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain Hart-Scott-Rodino clearance or other clearances as required by other government authorities.

9.2	Recursion Representations and Warranties. Recursion hereby represents and warrants to Bayer that as of the Effective Date of this Agreement:

(i)

Recursion’s right, title and interest in the Licensed Rights, and Background Know-How licensed to Bayer under this Agreement are not subject to any encumbrance, lien, restriction or claim of ownership by any other party that would impair Recursion’s ability to grant the licenses granted hereunder, which have not been waived as of the Effective Date of this Agreement (such waiver to be evidenced by Recursion by providing respective documentation to Bayer);

(ii)	Recursion has not granted any right to any other party which would conflict with the rights granted to Bayer hereunder; and

(iii)

Recursion has disclosed to Bayer any intellectual property rights of any third party that the Recursion officers and senior employees that participated in the Project are aware of which may be infringed or misappropriated by the Licensed Rights, and that Recursion has disclosed any written notice, claim or other communication alleging such infringement or misappropriation or challenging Recursion’s right, title and interest with respect to the Licensed Rights.

9.3	Exclusions. Bayer acknowledges that Recursion does not represent or warrant:

(i)	the validity or scope of any of the Intellectual Property Rights that are the subject matter of this Agreement; or

(ii)	that the exploitation of any of the Intellectual Property Rights that are the subject matter of this Agreement will be successful.

9.4

No Other Promises or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY: RECURSION IN PARTICULAR HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. BAYER HEREBY DISCLAIMS IN PARTICULAR ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF THE PRODUCT, OR THE OBTAINMENT OF MARKETING AUTHORIZATION OR PRICING APPROVAL IN ANY PARTICULAR COUNTRY, PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

9.5

No Liability for Indirect Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATED INVESTIGATORS SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY SUCH INCIDENTAL, ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN INFORMED, SHOULD HAVE KNOWN OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THIS SECTION 9.5 SHALL NOT APPLY TO THE PARTIES’ CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 11 AND INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 10.1 AND 10.2 OF THIS AGREEMENT.

10.	INDEMNITY AND INSURANCE

10.1

Bayer Indemnification. Bayer shall indemnify, defend, and hold harmless Recursion and its Affiliates, and their respective directors, officers, employees, trustees and their respective successors, heirs and assigns (collectively the “Recursion Indemnitees”), against any Losses incurred by or imposed upon any of the Recursion Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or resulting judgments arising out of or related to (i) the research, development, use or commercialization of the Products by Bayer or its Affiliates or Sublicensee, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Bayer or its Affiliates or (iii) Bayer’s negligent performance or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by breach, the negligence or willful misconduct of a Recursion Indemnitee.

10.2

Recursion Indemnification. Recursion shall indemnify, defend, and hold harmless Bayer and its Affiliates, and their respective directors, officers, employees, trustees and their respective successors, heirs and assigns (collectively and including Bayer the “Bayer Indemnitees”), against any Losses incurred by or imposed upon any of the Bayer Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or resulting judgments arising out of or related to (i) Recursion’s or its Affiliates’ use of any rights retained by Recursion under this Agreement, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Recursion or its Affiliates or (iii) Recursion’s negligent performance or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by the breach, negligence or willful misconduct of Bayer Indemnitee.

10.3

Procedures. The Recursion or Bayer Indemnitee (referred to as applicable as “Indemnitee”) agrees to provide the Party from which indemnification is sought (the “Indemnifying Party”) with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement; provided that, an Indemnitee’s failure to do so shall not affect the rights of such Indemnitee unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects the Indemnifying Party. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitee to defend against any such claim. The Indemnifying Party shall defend or handle the claim in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnitee shall cooperate with the Indemnifying Party in such defense and shall permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement). The Indemnitee shall have the right to retain its own counsel, at its own expense. The Indemnifying Party agrees to keep the Indemnitee informed of the progress in the defense and disposition of such claim and to consult with the Indemnitee with regard to any proposed settlement.

10.4

Settlement. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that has an adverse effect on the rights of any Indemnitee(s) hereunder, or admits any wrongdoing or fault by any Indemnitee(s), imposes on any Indemnitee(s) any payment or other liability, or does not include a release of all claims against the Indemnified Party without the prior written consent of the Indemnitee, provided however, that such consent shall not be unreasonably withheld.

10.5

Insurance. The Parties hereby agree to maintain a program of insurance and/or self-insurance which is prudent and adequate to address any claim or liability which may arise out of the performance of their obligations pursuant to this Agreement. Bayer also shall ensure that any Sublicensee also maintains insurance sufficient to meaningfully protect Recursion.

11.	CONFIDENTIALITY

11.1

Definition. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under the Agreement Confidential Information of Disclosing Party in connection with this Agreement. The term “Confidential Information” means all confidential information or material in tangible and non-tangible form disclosed hereunder; including all technical and non-technical information conveyed from one Party to the other in any form, electronic data, and other trade secret, proprietary information, samples, Compounds, methods, formulas, processes, protocols, technologies and equipment employed, information relating to quality assurance, procedures for and record keeping, techniques, inventions, know-how, apparatus, and formulae.

11.2	Allocation of Confidential Information. The terms and conditions of this Agreement shall be considered to be Confidential Information of Recursion and Bayer and be treated confidential by all Parties.

The Licensed Rights shall be considered to be Confidential Information of Bayer and be treated confidential by Recursion.

11.3	Exclusions. Confidential Information does not include information which:

(a)	is at the time of disclosure in the public domain;

(b)	becomes after disclosure part of the public domain other than by an act or omission on the part of the Receiving Party;

(c)	the Receiving Party can prove was known to it or its Affiliates before the date of its disclosure by the Disclosing Party;

(d)

the Receiving Party or its Affiliates obtains from a Third Party; provided that such information was not obtained by said Third Party, directly or indirectly, from the Disclosing Party under an obligation of confidentiality; and / or

(e)	the Receiving Party can prove was developed by it or its Affiliates independently of (i.e., without use of or reference to) the Confidential Information provided by the Disclosing Party.

Confidential Information shall not be deemed to be in, or have come into, the public domain merely because any part of such Confidential Information is embodied in general disclosures or because individual features, components or combinations thereof are or become publicly known.

11.4	Obligation of Confidentiality and Non-Use. The Receiving Party agrees with respect to the Confidential Information of the Disclosing Party that:

(a)

it shall hold in confidence and take such steps as it normally takes to protect its own confidential and proprietary information, but in any event no less than reasonable steps, to preserve the confidentiality of the Confidential Information disclosed to it by the Disclosing Party under this Agreement;

(b)

it shall not use the Confidential Information of the Disclosing Party, for any purposes other than to perform the Receiving Party’s obligations or exercise the Receiving Party’s rights under this Agreement; and

(c)

it shall not to disclose Confidential Information to any Third Party other than employees, or agents of or consultants to the Receiving Party who in each case demonstrate a need to know the Confidential Information and who are bound, by contract or law, to an obligation of confidentiality at least as stringent as the ones hereunder.

The obligations of confidentiality, non-disclosure and non-use remain in force during the Term of this Agreement and for [***] years thereafter.

11.5	Permitted Disclosures. Notwithstanding Section 11.4, the Receiving Party may disclose Confidential Information of the Disclosing Party in the following instances:

(a)

in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a binding order or other requirement or procedure within a legal or administrative proceeding; provided that, where reasonably possible, Receiving Party shall notify Disclosing Party of Receiving Party’s intent to make any such disclosure sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed;

(b)

in connection with prosecuting or defending litigation, obtaining regulatory approval and making other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with such Party’s rights and obligations pursuant to this Agreement; or

(c)

with respect to this Agreement and the Licensed Rights only, including the progress of development of the Products and achievement of milestones hereunder, to such Party’s or its Affiliate’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such advisors to provide advice to the receiving Party or such Affiliates, on the condition that such advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party, or to potential or actual investors or potential or actual acquirers or potential or actual sublicensees in connection with due diligence or similar investigations by such Third Parties.

12.	PUBLICATIONS

The provisions concerning publications in Section 13 of the Collaboration Agreement shall apply analogously to this Agreement. With respect to the Licensed Rights, Bayer shall be entitled to publish such results without prior approval from Recursion. However, Bayer shall make a good faith effort to consult with Recursion authors with respect to the publication and acknowledge Recursion’s participation and/or co-authorship in the generation of the Licensed Rights in accordance with good scientific publication practices. The Parties shall mutually agree on whether to issue a press release announcing the existence of the License Agreement.

13.	PATENT PROSECUTION, MAINTENANCE & INFRINGEMENT

13.1	Prosecution & Maintenance.

13.1.1

Licensed Project IP Rights. As of the Effective Date of this Agreement, Bayer, at its sole expense, shall lead the filing, prosecuting and maintaining of Licensed Project IP Rights. Licensed Project Patents shall be filed in Bayer’s and Recursion’s name and assigned to both Bayer and Recursion jointly and, with respect to Licensed Project Patents filed prior to the Effective Date of this Agreement, shall continue to reside in Bayer’s and Recursion’s name.

Upon Recursion’s written request but at least once a year Bayer shall provide to Recursion a written report about the status of Licensed Project IP Rights.

13.1.1.1

Bayer shall be responsible for, either itself or through an outside patent counsel of its choice, filing, prosecuting and maintaining any Licensed Project Patents and shall [***] cover the running costs therefor. Bayer or outside counsel shall care of the filing, prosecution and maintenance of the Licensed Project Patents in close alignment with Recursion, including discussion of patent scope, subsequent applications and other matters of patent strategy. Bayer, either itself or through their outside patent counsel, will keep Recursion informed with respect to the status of the filing, prosecution (EP and US) and maintenance of the Licensed Project Patents. Bayer will also notify Recursion in writing about any relevant substantial correspondence including all newly filed patent applications of Licensed Project Patents, proposal of countries in which the patent application shall be filed, notifications on allowance, issue or grant and office actions. Bayer shall have the right to apply for a Licensed Project Patent in any country or region of the world. Bayer shall not give up substantial scope of the claims (unless a claim is determined to be invalid by the PTAB (Patent Trial and Appeal Board) at the US PTO, by a Board of Appeal at the EPO or by a national court) or abandon any Licensed Project Patents without Recursion’s prior written consent.

13.1.1.2

If Bayer decides to abandon, surrender, revoke, or invalidate or not to apply for or maintain any Licensed Project Patent in any country or abandon any previously restricted or amended claims, Bayer will provide written notice to [***] days prior to the date such action is due of Bayer’s intent to abandon, surrender, revoke or invalidate or not respond to any official correspondence that will result in the loss of rights (or with respect to Patents not yet filed, within [***] days after Recursion’s request to apply for such Patent Patent). Recursion may then, at Recursion’s sole discretion and sole cost and expense, elect to prosecute and maintain the respective Licensed Project Patent. Recursion may accept such offer in writing within [***] days after having received the offer. Upon receipt of Recursion’s notice of acceptance, Recursion shall forthwith be responsible for the rights and obligations and costs resulting from such Licensed Project Patent and such (former) Licensed Project Patent will cease to be a Licensed Project Patent under this Agreement. The Parties shall take all measures necessary for the transfer of Bayer’s co-ownership share in any such (former) Licensed Project Patent to Recursion, and for the transfer of patent prosecution responsibility of any such Licensed Project Patent from Bayer to Recursion; transfer costs imposed by respective patent attorneys and registration costs imposed by the respective public registers shall be borne by Recursion and all rights granted to Bayer under this Agreement to such Licensed Project Patents shall cease. In case Recursion refuses the offer or does not provide its acceptance in writing within the [***] days period, Bayer has the right to abandon or to not apply for the offered Licensed Project Patent. Bayer shall not be liable to Recursion for ultimate discontinuation of such Licensed Project Patents, except in the case that Bayer intentionally ignores said Recursion’s acceptance notice, provided, however, that Bayer has timely received such acceptance notice and discontinuation of the respective Licensed Project Patents is irreversible.

13.1.2

Background IP Rights and Background Know-How. Recursion shall have the sole discretion in filing, prosecuting and maintaining of Recursion Background IP Rights and Background Know-How which title shall reside in Recursion.

Upon Bayer’s written request but at least once a year Recursion shall provide to Bayer a written report about the status of Recursion’s Background IP Rights and Background Know-How licensed under Section 2.1.2.

13.1.2.1

If there is an increase in any governmental, filing or other fees at the United States Patents and Trademark Office or foreign equivalent due to any license to Bayer of the Background IP Rights under Section 2.1.2, Bayer agrees to reimburse Recursion for the difference in fees (for example, the difference between filing as a small entity versus a large entity at the United States Patents and Trademark Office).

13.1.2.2

Further, in the case of any filing of Background IP Rights licensed under Section 2.1.2 outside the US, Bayer may request that Recursion expand the patent filings to additional jurisdictions beyond the US, which Recursion may do in its sole discretion, and Bayer agrees to reimburse Recursion for those non-US patent filings requested in writing by Bayer.

13.1.2.3

If Recursion considers to abandon or not to file or maintain any Background IP Rights licensed under Section 2.1.2 in any country or abandon any previously restricted or amended claims, Recursion will provide written notice to Bayer    [***] days prior to the date such action is due of Recursion’s intent to abandon or not respond to any official correspondence that will result in the loss of rights. The Parties shall discuss whether Bayer could participate in the ongoing maintenance or prosecution costs of such Background IP Rights. Recursion shall not be liable to Bayer for ultimate discontinuation of any Background IP Rights.

13.2

Notification of Infringement by Third Party. If any Licensed Project Patent or Background IP Right is infringed or might be infringed by a Third Party, the Party first having knowledge thereof shall promptly notify the other Party in writing. As used in this Section 13.2, “knowledge” shall mean the actual knowledge of the officers and senior employees of a Party performing activities under this Agreement or for the Project.

13.3	Enforcement of Licensed Project Patents.

13.3.1

Bayer shall have the first right (but not the obligation), by counsel of its own choice and at its sole expense, to institute, prosecute and control the enforcement or defense of any of the Licensed Project Patents to abate any infringement thereof. Prior to undertaking any action to enforce such Licensed Project Patents, Bayer shall notify Recursion in writing. To the extent possible Recursion shall be given reasonable time to provide its comments to Bayer. Recursion shall further have the right at its own expense, to be represented in any action by counsel of its own choice. However, should Recursion partake in any such action, Bayer shall have control of the proceeding and shall have final say on all decisions related thereto. In no event shall Bayer admit the invalidity of, or after exercising its right to bring and control an action under this Section 13.3.1, fail to defend the validity of, any Licensed Project Patent without Recursion’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

13.3.2

In the event that Bayer fails to institute an action or proceeding or otherwise take appropriate action to abate such infringement within a period of [***] after taking notice of such infringement, Recursion shall have the right (but not the obligation) to institute and/or prosecute and control such an action or proceeding in its name with respect to such infringement at its sole expense and by counsel of its choice (such permission not to be unreasonably withheld or delayed), and Bayer shall have the right to be represented in any such action by counsel of its own choice and at its own expense. However, should Bayer partake in any such action, Recursion shall retain control of the proceeding and shall have final say on all decisions related thereto.

13.3.3

The Parties shall reasonably cooperate with each other in the planning and execution of any such action to enforce the respective Licensed Project Patents (including the obligation to be named or joined as a party in a lawsuit, as applicable). Each Party initiating an action or proceeding agrees to provide reasonable information to the other Party, at this Party’s request, about such action or proceeding.

13.3.4

All monies recovered upon the final judgment or settlement of any such suit or action to enforce the respective Licensed Project Patents in the Territory shall be applied in the following order of priority: (i) first, to reimburse the costs and Losses of the Party bringing suit, then to the costs and Losses, if any, of the other Party; (ii) any amounts remaining shall be treated allocated [***]. The Party that controls the prosecution of a given suit or action shall also have the right to control settlement of such suit or action. If one Party controls and intends to settle the prosecution of a given suit or action, it shall provide the other Party reasonably in advance written information about such intention and about the terms pertaining to the settlement. Only if the settlement would materially and adversely impact the interest of the non-controlling Party, in non-controlling Party’s opinion, the Party in control of the suit or action shall obtain the non-controlling Party’s consent prior to entering into the settlement. Any amounts received in settlement of any action shall be apportioned between the Parties in the same manner as set forth in this Section 13.3.4.

13.4	Enforcement of non-exclusively licensed Background IP Rights.

13.4.1

With regard to Background IP Rights which have been non-exclusively licensed under this Agreement, Recursion shall have the sole right to institute, prosecute and control the enforcement or defense of any of the Background IP Rights to abate any infringement thereof.

13.4.2	Bayer shall reasonably cooperate in any such litigation at Recursion’s expense.

13.5	Trademarks

13.5.1

Bayer shall be responsible for the selection, registration, maintenance and defence of any Trademark which it employs in connection with the marketing, sale or distribution in the Territory of the Products. Bayer shall own and control such Trademarks and pay all relevant costs thereto.

13.5.2

Recursion recognizes the exclusive ownership by Bayer of any proprietary Bayer name, logotype, Trademark or trade dress furnished by Bayer (e.g. the name “Bayer” and the “Bayer Cross”) for use in connection with the marketing, sale or distribution of the Products in the Territory. Recursion shall not, either while this Agreement is in effect, or at any time thereafter, register, use or challenge or assist others to challenge the Trademark, the Bayer name, logotype and trade dress furnished by Bayer or attempt to obtain any right in or to any such name, logotype, trademarks or trade dress confusingly similar for the marketing of the Product as defined in this Agreement or any other goods and products, notwithstanding that such goods or products have a different use or are dissimilar to the Products as defined in this Agreement.

13.5.3	Only Bayer will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of the Trademark in the Territory.

13.5.4

Bayer shall be responsible for the registration, hosting, maintenance and defence of the Domain Names under all generic Top Level Domains (gTLDs) and –within the Territory- under all relevant country code Top Level Domains (ccTLD). For the avoidance of doubt Bayer is allowed to register such Domain Names in its own name, to host on its own servers, maintain and defend the Domain Names and use them for websites.

14.	DISPUTE RESOLUTION

14.1

Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement, including its termination, (a “Dispute”) shall be resolved solely by means of the procedures set forth in this Section 14, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.

14.2

Preliminary Injunctions. Notwithstanding anything in this Agreement, including without limitation Section 14.3, to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) or experts on the ultimate merits of any Dispute.

14.3	Dispute Resolution Procedure.

Dispute Resolution. Each Party may notify the other Party of a Dispute and the issue shall be referred to a senior executive of each Party who shall meet within [***] Business Days (in person, by means of telephone conference, videoconference or other means of communications) and attempt in good faith to resolve such issue (subject only to internal approvals (e.g. by the board of directors), if required by Recursion’s or Bayer’s organization). All such discussions shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Notwithstanding the foregoing, if such executives cannot resolve such matter within [***] Business Days after their meeting, then, either Party may initiate proceedings in accordance with the Sections 14.4 to 14.7 below.

14.4	Arbitration.

14.4.1

Subject to Sections 14.5 and 14.6 any Disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by a panel of three arbitrators appointed in accordance with the said Rules, save that the third arbitrator, who will act as president of the arbitral tribunal, shall not be appointed by the International Court of Arbitration, but by the two arbitrators which have been appointed by either of the Parties in accordance with Article 12 para 4 of said Rules, as may be updated.

14.4.2

The place of arbitration shall be New York, New York, U.S., and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) shall be English. The IBA Rules on the Taking of Evidence in International Arbitration shall apply on any evidence to be taken up in the arbitration.

14.4.3

Without limiting any other remedies that may be available under law, the arbitrator(s) shall have no authority to award punitive damages. Any final award by the arbitrator may be entered by either Party in any court having appropriate jurisdiction for applicable orders of enforcement. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

14.5

Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the validity and enforceability of any Patent (“Patent Matters”) shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country with a jury trial being however excluded. If such Dispute involves both Patent Matters and other matters, the arbitrators or experts as applicable will have the right to stay the arbitration or expert determination until determination of Patent Matters material to the resolution of the Dispute as to other matters is resolved.

14.6

Expert Determination for Specific Matters. Subject to Section 14.5 and notwithstanding Section 14.4, the Parties may agree to submit any Dispute which subject matter relates to a scientific or technical assessment or the determination of the amount of royalty or milestone payments or a license fee to administered expert proceedings in accordance with the Rules for the Administration of Expert Proceedings of the International Chamber of Commerce. The Parties agree that in such case the findings of the expert shall be contractually binding upon them in the absence of manifest error or fraud and that they will agree with the expert on the terms of his appointment.

14.7

Performance to Continue. Without limiting either Party’s rights under Section 15.2 to 15.3, each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may terminate this Agreement in accordance with Section 15.2 to 15.3 or suspend performance of its undisputed obligations during any period in which the other Party fails or refuses to perform its undisputed obligations or during any period in which the issue in dispute is payments due under this Agreement.

15.	TERM AND TERMINATION

15.1

Term. The term of this Agreement shall commence on the Effective Date of this Agreement and shall continue on a Product-by-Product and country-by-country basis until the expiration of the Royalty Term applicable to such Product in such country (“Term”).

15.2

Termination for Convenience by Bayer. Bayer may without cause and for any reason terminate this Agreement completely or partially with respect to a specific Product or country by giving Recursion written notice of at least [***] days in advance of the effective date of termination selected by Bayer. Bayer shall pay all sums respectively due under this Agreement, including earned royalties and milestone payments which are or become due prior to the effective date of the respective complete or partial termination of this Agreement. In the event of termination by Bayer pursuant to this Section 15.2, Bayer, its Affiliates shall cease all development, manufacture and commercialization of the Licensed Project Compounds, Derivatives, and Products, or if this Agreement is terminated in part, the terminated Products or in the terminated country, as applicable.

15.3

Termination for Breach. In the event of any material breach by a Party of this Agreement, the other Party shall have the right to terminate this Agreement upon delivery of written notice to the breaching Party, provided that the notifying Party provides notice of such breach to the breaching Party specifying the nature of the alleged breach and that such breach has not been cured within [***] days after such notice thereof. Notwithstanding the foregoing, the notice and cure period as provided above shall be [***] days for breaches of any payment obligation under this Agreement, provided however, that if a portion of the invoice is in dispute, the undisputed portion shall be paid and this Agreement shall remain in full force and effect subject to Section 14.7 and the disputed portion shall be resolved in accordance with Section 14 above. In the event of termination by Recursion pursuant to this Section 15.3, Bayer, its Affiliates shall cease all development, manufacture and commercialization of the Licensed Project Compounds, Derivatives and Products.

15.4	Consequences of Expiration or Termination.

15.4.1

Consequences of Termination for Convenience by Bayer or Termination for Cause by Recursion. In the event that this Agreement is terminated by Bayer for convenience in accordance with Section 15.2 or by Recursion for breach in accordance with Section 15.3:

15.4.1.1

The licenses granted hereunder by Recursion to Bayer under the Licensed Rights shall, subject to the last sentence of Section 14.3, cease completely or if applicable, partially with respect to the specific Product(s) or country for which this Agreement was terminated.

15.4.1.2

For the Licensed Rights, as far as affected by the respective termination according to Section 15.2 or 15.3 and except to the extent that exclusive rights have been granted to the other Party, each Party shall have the right to use, practice, develop and exploit their respective share of the affected Licensed Rights from the Project solely for internal research and development purposes, including the right to sublicense its interest in the Licensed Rights for such purposes, without the consent of the other Party and without a duty of accounting to the other Party provided, however, that neither Party may use any Project Know-How or allow its sublicensee the use of any Project Know-How for a Competing Project except to the extent expressly permitted in the applicable license agreement between the Parties, and Bayer may not use the Licensed Rights with respect to Licensed Project Compounds, Derivatives, Enabled Compounds or Products. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing, neither Party shall have the right to assign the entire Licensed Rights or entire rights to the Licensed Rights without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 16.4).

For the avoidance of doubt, if the Licensed Rights that are affected by the respective termination of this Agreement are also exclusively licensed by Recursion to Bayer under a separate license agreement, Bayer shall maintain the exclusive usage rights regarding such Licensed Rights in accordance with such other agreement and Recursion shall only be entitled to use such Licensed Rights in accordance with the provisions of such other agreement and any other license granted to Recursion, as applicable.

15.4.1.3

The license granted hereunder by Recursion to Bayer under the Background IP Rights and Background Know-How shall cease completely or if applicable, partially with respect to the specific Product(s) or country for which Bayer terminated this Agreement according to Section 15.2.

15.4.1.4	For the avoidance of doubt, termination of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.4.1.5

To the extent requested by Recursion, the Parties shall negotiate in good faith the terms and conditions for an exclusive, sub-licensable and royalty-bearing license under Bayer’s rights, title and interest under the Licensed Rights and a non-exclusive royalty-bearing license to other Reversion Technology to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Product(s), or if applicable, all Product(s) or country(ies) for which Bayer terminated this Agreement according to Section 15.2, in each case, in the Field in the Territory.

15.4.1.6

With respect to Products for which this Agreement was terminated, Recursion herewith grants Bayer a license for a period of [***] months starting from the date the respective termination becomes effective to sell off its inventory, with respect to which Recursion does not exercise its rights under Section 14.5.1.5, of Products affected by the respective termination that are and either manufactured prior to the effective date of the respective termination or manufactured thereafter to fulfil such orders received by Bayer or its Affiliates or their Sublicensees prior to the submission of the respective termination notice. Bayer shall remain obliged to pay Recursion the milestones and royalties accruing during such sell-off period and the respective provisions regarding milestones and royalty payments and reporting set out herein shall continue to apply during such period. After said selloff period, Bayer and its Affiliates shall cease the sale of the Products for which this Agreement was terminated.

15.4.1.7	Bayer shall be responsible, at its own cost and expense, for the wind-down of Bayer’s and its Affiliates’ development, manufacturing and commercialization activities for terminated Products.

15.4.2	Consequences of Expiration of this Agreement. In the event that this Agreement expires after the Term as set forth in Section 15.1:

15.4.2.1

The licenses granted hereunder by Recursion to Bayer under Recursion’s rights, title and interest in the Licensed Rights shall cease immediately, provided, however, that Bayer shall continue to have such license under any Licensed Project Know-How within the Licensed Rights, on a non-exclusive, fully paid-up basis.

15.4.2.2

Each Party shall have the right to freely use, practice, develop and exploit the respective affected Licensed Rights of the respective Project, including the right to sublicense its interest in the Licensed Rights, without the consent of the other Party and without a duty of accounting to the other Party. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing, neither Party shall have the right to assign the entire Licensed Rights or entire rights to the Licensed Rights without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 16.4). To the extent that the use of the Licensed Rights by a Party requires a license to the background rights of the other Party, the Parties will in good faith discuss whether and, provided that a license grant is agreeable, under what terms and conditions such license may be granted, always provided that the licensing party is in Control of the respective background rights.

15.4.2.3

The licenses granted hereunder by Recursion to Bayer under Recursion’s Background IP Rights shall cease immediately, whereas the non-exclusive license granted under Recursion’s Background Know-How under Section 2.1.2 shall survive the expiration of this Agreement.

15.4.2.4	For the avoidance of doubt, expiration of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.5	Consequences of Termination of this Agreement by Bayer for Breach by Recursion.

15.5.1	In the event that this Agreement is terminated by Bayer according to Section 15.3:

15.5.1.1

Unless Bayer expressly terminates the licenses granted in Section 2.1, the license granted under Section 2.1.1 by Recursion to Bayer under Recursion’s rights, title and interest in the Licensed Rights shall continue in each country, until expiration of the Royalty Term in that country and Bayer shall continue to pay Recursion the milestone and royalty payments under this Agreement in accordance with the terms of this Agreement, whereby all such payments shall be [***] reduced after the effective date of termination and Bayer’s associated reporting obligations hereunder shall also continue.

15.5.1.2

The license granted pursuant to Section 2.1.2 by Recursion to Bayer under Recursion’s Background IP Rights and Background Know-how shall continue in each country, until expiration of the Royalty Term in that country unless Bayer expressly terminates the licenses granted in Section 2.1.1, in which case the license granted pursuant to Section 2.1.2 shall also terminate.

15.5.1.3	For the avoidance of doubt, termination of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.6

Effect on Sublicenses. Upon termination of this Agreement, for any reason, Bayer shall promptly notify its Sublicensees of such termination. Upon notice by Recursion of its intent to terminate (or, if notice is not required, upon termination) this Agreement, Bayer shall no longer have the authority to grant further sublicenses. With respect to any rights previously granted by Bayer under any Sublicense hereunder any Sublicensee, so long as they are not in default under such Sublicense, may elect to continue its Sublicense provided that (i) the Sublicense will be modified as reasonably necessary to accommodate the functional and structural differences between Recursion and Bayer; (ii) Recursion is bound only to the extent under terms no less economically favorable to Recursion than existed when this Agreement and the Sublicense were in effect; and (iii) in no event will Recursion be obligated in any manner that it was not to Bayer hereunder and that the terms of such license agreement will not impose any representations, warranties, expenses or liabilities on Recursion that are not included in this Agreement. Sublicensee will notify Recursion in writing, within [***] days after the Sublicensee’s receipt of notice of such termination, of its election, and of its agreement to assume in respect to Recursion all the obligations (including obligations for payment) contained in the Sublicense with Bayer and all the obligations in this Agreement. For the avoidance of doubt, in the event that Bayer retains under this Agreement or the Collaboration Agreement after termination of this Agreement any rights to grant sublicenses, such rights remain unimpaired.

15.7

Survival. Termination or expiration of this Agreement shall not affect any rights or liabilities of either Party that have accrued prior to such termination or expiry. Except as otherwise expressly provided herein (including in this Section 15), all other rights and obligations of the Parties under this Agreement shall terminate upon termination or expiration of this Agreement.

The following sections shall survive the expiration or termination of this Agreement along with any other provisions which by their context are intended to survive: Sections 1, 7, 8 (for the period set forth therein), 9.3, 9.4, 9.5, 10, 11 (for the period set forth therein), 14, 15, 16, and for the period set forth in Section 15.4.1.6, Sections 4.1, 4.2, 6.1, and 6.2.

16.	MISCELLANEOUS PROVISIONS

16.1

Notice. Any notices to be given hereunder shall be in writing and shall be either delivered by hand or sent postage prepaid by certified mail or via an internationally recognized courier service, and addressed to the other Party’s address provided below or at such other address for which such Party gives notice hereunder.

If to Recursion:

Recursion Pharmaceuticals, Inc.

41 S Rio Grande Street

Salt Lake City, UT 84101

Attention: [***]

E-mail: [***]@recursionpharma.com

Tel: [***]

With a copy to:

Wilson Sonsini Goodrich & Rosati

28 State Street

Boston, MA 02109

E-mail: [***]@wsgr.com

Fax: [***]

Tel: [***]

If to Bayer:

[…]

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section.

16.2

Non-Use of Name. Neither Party shall use the name, insignia, symbol, trademark, trade name or logotype or any variation, adaptation, or abbreviation thereof, of the other Party or its Affiliates, its directors, officers, staff, employees, agents, or affiliated investigators in any promotional material or other public announcement or disclosure without the prior written consent of the other Party, which consent the other Party may withhold in its sole discretion, with the exception(s) for disclosures pursuant to Applicable law (e.g. “Sunshine Act”) and in acknowledgement of support in connection with Publications made in accordance with Section 12 above. Notwithstanding the foregoing, each Party shall be permitted to identify the other Party as a collaborator and/or partner and display the other Party’s logo on its website, subject to compliance with any trademark guidelines provided by the other Party and a separate written declaration of consent pursuant to such guidelines.

16.3

Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

16.4	Assignment.

16.4.1

Except as expressly permitted in this Agreement, neither Party shall assign, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment in contravention of this Section 16.4 shall be null and void.

16.4.2

Notwithstanding the foregoing, each Party may, without the consent of the other Party, assign or transfer all of its rights and obligations hereunder to an Affiliate of or to a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement; provided however, that (a) such assignment includes, without limitation, all rights and obligations under this Agreement, (b) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement. Recursion may assign or pledge any of its rights to receive payment under this Agreement subject to Bayer’s prior written consent, such consent not be unreasonably withheld.

16.5

Amendment and Waiver. No amendment, modification, or waiver of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

16.6

Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

16.7

Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.

16.8	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.9

Interpretation. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to any genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to section, attachments, appendices, exhibits or the like will be construed to refer to sections, attachments, appendices, exhibits or the like of this Agreement, and references to this Agreement include all attachments, appendices, exhibits or the like attached hereto, (h) references to any Applicable Law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor Applicable Law, rule or regulation thereof and (i) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

16.10

Conflicting Provisions. In the event of any conflict between this Agreement and the Collaboration Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, unless explicitly set forth herein, no provision of this Agreement shall be interpreted to limit any express obligation of either Party set forth in the Collaboration Agreement or any other license agreement resulting therefrom.

16.11

Compliance. Recursion and Bayer agree to comply with all Applicable Law, including, without limitation, laws related to fraud, abuse, privacy, discrimination, disabilities, samples, confidentiality, false claims and prohibition of kickbacks. Without limiting the generality of the foregoing, each party to this Agreement certifies that such party shall not violate the U.S. Anti-Kickback Statute (42 U.S.C § 1320a-7b(b)) with respect to the performance of this Agreement. In furtherance of this intent, Bayer makes Recursion aware of its Code of Conduct and Anti-Kickback Policies accessible at http://www.bayer.us/en/products/bayer-pharmaceuticals/.

16.12

Counterparts. This Agreement may be executed in counterparts, including by facsimile or by electronic scan copies, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

16.13

No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

16.14

No Implied Licenses. Except as expressly set forth herein, neither Party shall acquire, pursuant to this Agreement, any license or other intellectual property interest, by implication or otherwise, under any trademarks, Patent or other Intellectual Property Rights of the other Party.

17.	EXHIBITS

This Agreement includes the following Exhibits and all terms stated therein:

EXHIBIT A.	Identification of the Project

EXHIBIT B.	Licensed Project IP Rights (including Licensed Project Patents)

EXHIBIT C.	Licensed Project Know-How

EXHIBIT D.	Specification of RECURSION’s licensed Background IP Rights and Background Know-How

EXHIBIT E	Licensed Project Compounds

(Signatures Follow on Next Page)

IN WITNESS WHEREOF, this Agreement has been executed below by the respective duly authorized representatives of the Parties hereto as of the Effective Date of this Agreement.

RECURSION PHARMACEUTICALS, INC	BAYER AG

Name:	Name:
Title:	Title:
Date:	Date:

Name:
Title:
Date:

Appendix 3

License Agreement (Development Candidate)

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Appendix

Research Collaboration and Option Agreement

FORM OF

LICENSE AGREEMENT

Development Candidate Option

[Exhibit Follows]

LICENSE AGREEMENT

by and between

RECURSION PHARMACEUTICALS, INC.

and

BAYER AG

[DATE]

1.	DEFINITIONS	4

2.	LICENSE GRANTS TO LICENSED RIGHTS AND BACKGROUND IP	14

3.	OPTION EXERCISE FEE	16

4.	MILESTONE PAYMENTS	17

5.	DILIGENCE EFFORTS	18

6.	ROYALTY PAYMENTS	19

7.	GENERAL FINANCIAL PROVISIONS	20

8.	ACCOUNTING RECORDS AND AUDITS	23

9.	REPRESENTATIONS, WARRANTIES, DISCLAIMERS	25

10.	INDEMNITY AND INSURANCE	28

11.	CONFIDENTIALITY	29

12.	PUBLICATIONS	31

13.	PATENT PROSECUTION, MAINTENANCE & INFRINGEMENT	32

14.	DISPUTE RESOLUTION	37

15.	TERM AND TERMINATION	39

16.	MISCELLANEOUS PROVISIONS	44

17.	EXHIBITS	48

THIS LICENSE AGREEMENT (the “Agreement”), dated as of ___________ (the “Effective Date of this Agreement”), is made by and between Recursion Pharmaceuticals, Inc, a Delaware corporation with offices at 41 S Rio Grande Street, Salt Lake City, UT 84101 (“Recursion”) and Bayer AG, a German corporation, with offices at Müllerstrasse 178, 13353 Berlin, Germany (“Bayer”). Each of Recursion and Bayer may be referred to herein as a “Party” or together as the “Parties”.

RECITALS

WHEREAS, Recursion and Bayer have concluded a Research Collaboration and Option Agreement (hereinafter the “Collaboration Agreement”) dated as of [….], to conduct research projects with the aim to discover and improve drug products in the fibrosis disease field, all in accordance with the terms and conditions set forth therein;

WHEREAS, Bayer timely and effectively exercised the Bayer Development Candidate Option granted to Bayer under Section 8 of the Collaboration Agreement with respect to the Project (as defined below);

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS

All references to particular Exhibits or Sections shall mean the Exhibits attached hereto and the Sections set forth in this Agreement, unless otherwise specified. Any reference herein to any defined term shall include both the singular and the plural, whether or not both forms are included in the reference. For purposes of this Agreement and the Exhibits attached hereto, the following terms (and their correlatives), in addition to terms defined on first use in this Agreement, have the meanings set forth in this Section 1 below. Terms with a capital initial letter which are not defined in this Agreement shall have the meaning given to them in the Collaboration Agreement.

1.1

“Accounting Standards” means the maintenance of records and books of accounts in accordance with Generally Accepted Accounting Principles (GAAP), when in reference to Recursion, and those accounting standards used in accordance with the accounting standards IFRS/IAS, when in reference to Bayer, which standards or principles (as applicable) are currently used at the relevant time, and consistently applied by the applicable Party.

1.2

“Achievement of Development Candidate Criteria” means a decision of the Bayer committee which is responsible to take such decision according to the internal guidelines of Bayer that a Licensed Project Compound or a Derivative fulfills Development Candidate Criteria and that GLP toxicology studies shall be started.

1.3

“Active” means, with regard to a compound, that it has a potency below [***] (or another threshold as agreed upon by the Parties in accordance with the Collaboration Agreement, such other threshold to be further specified in Exhibit C) in the [***] or with regard to the respective [***], as applicable.

1.4

“Affiliate” shall mean any business entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, a business entity shall be deemed to “control” another business entity, if it (i) owns directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, capital stock, or other comparable equity or ownership interest of such business entity having the power to vote on or direct the affairs of such business entity, as applicable (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the policies and management of such business entity, as applicable, whether by the ownership of stock, by contract or otherwise.

1.5	“Agreement” has the meaning given in the preamble of this Agreement.

1.6

“Applicable Law” means all applicable laws, Accounting Standards, rules and regulations (including any rules, regulations or other requirements of the regulatory authorities) that may be in effect from time to time.

1.7	“Background IP Rights” means all Intellectual Property Rights listed in EXHIBIT D.

1.8	“Background Know-How” means all Know-How that is listed in EXHIBIT D.

1.9	“Bayer” has the meaning given in the preamble of this Agreement.

1.10	“Bayer Development Candidate Option” has the meaning given in Section 8.2 of the Collaboration Agreement.

1.11	“Bayer Indemnitees” has the meaning given in Section 10.2 of this Agreement.

1.12	“Business Day” shall mean any day other than a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in Salt Lake City USA, or Wuppertal or Berlin, Germany.

1.13

“Calendar Quarter” means a period of three (3) consecutive months corresponding to the calendar quarters commencing on the first day of January, April, July or October, or any partial period thereof immediately following the Effective Date of this Agreement or immediately prior to the termination or expiration of this Agreement.

1.14

“Calendar Year” means a period of twelve (12) consecutive months corresponding to the calendar year commencing on the first day of January, or any partial period thereof immediately following the Effective Date of this Agreement or immediately prior to the termination or expiration of this Agreement.

1.15	“Collaboration Agreement” has the meaning given in the recitals above.

1.16

“Combination Product” means a product for use in the Field sold in a single SKU for a single selling price, wherein such product utilizes, contains, incorporates or is made through use of one or more Licensed Project Compound(s), Enabled Compounds or Product(s) in combination with one or more other active ingredients or pharmaceutical products, that are not Licensed Project Compounds, Enabled Compounds or Products, and are not required for the function of the included Licensed Project Compound(s), Enabled Compound or Product(s). A Combination Product is deemed included within Product, when that defined term is used herein.

1.17	“Commercially Reasonable Efforts” hereunder means [***].

1.18	“Compound(s)” means a small molecule or peptide.

1.19	“Confidential Information” as used herein has the meaning given in Section 11.1 of this Agreement.

1.20

“Control” means, as to any Know-How, Intellectual Property Right, or Material, the possession (whether by ownership or license, other than by a license granted pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access, ownership, a license or a sublicense as required herein to such Know-How, Intellectual Property Right, or Material without (i) violating the terms of any agreement or other arrangement with any Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, ownership, license or sublicense, and (ii) violating any Applicable Law. “Controlled”, “Controls” and “Controlling” have their correlative meanings.

1.21

“Cover” means, with respect to a particular subject matter in a particular country and a Patent, that the manufacture, use, sale or importation of such subject matter, as applicable, in such country would, but for a license under or joint ownership right in such Patent, infringe a Valid Claim of such Patent.

1.22

“Created” means with respect to non-patent related matters conceived, made or otherwise created; and with respect to patent related matters invented, made or reduced to practice. “Create” and “Creating” have their correlative meanings.

1.23	“Deconvoluted Target” means, with respect to the Licensed Rights, a target that was deconvoluted under the Project and which is further specified in Exhibit C.

1.24

“Derivative” means a Compound which is (i) derived from a Licensed Project Compound within [***] years after the Effective Date of this Agreement and that is generated in the course of further lead optimization of a Lead Series or Development Candidate within the Licensed Project Compounds and (ii) which is Active [***].

1.25

“Derivative Patent” means IP Rights Created, or filed, by Bayer, its Affiliate or Sublicensee after the Project and claiming a Licensed Project Compound and / or a Derivative as such or a method of use of such a Licensed Project Compound or Derivative thereof.

1.26	“Disclosing Party” as used hereunder has the meaning given in Section 11.1 of this Agreement.

1.27	“Dispute” has the meaning given in Section 14.1 of this Agreement.

1.28	“Domain Names” means any domain name identical or similar with the Trademarks under any ccTLD (country code Top Level Domain) and gTLD (generic Top Level Domain) address area.

1.29	“Double Tax Treaty” has the meaning given in Section 7.7 of this Agreement.

1.30	“Effective Date of this Agreement” has the meaning given in the preamble of this Agreement.

1.31	“EMA” means the European Medicines Agency or any successor agency thereto.

1.32	“Enabled Compound” shall mean a Compound, that is (i) Active [***], and (ii) [***].

1.33	“Enabled Product” means any product for use in Fibrosis containing an Enabled Compound, [***].

1.34

“European Union” means the European Union as it exists as of the Effective Date of this Agreement, together with the United Kingdom and any countries or territories that subsequently join the European Union. For clarity, any countries or territories that exit the European Union after the Effective Date of this Agreement shall remain part of the European Union for purposes of this Agreement.

1.35	“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.36	“Fibrosis” means any disease or indication for which fibrosis is the primary pathophysiology.

1.37	“Field” means any and all therapeutic indications and uses for humans and animals and diagnostic uses, including – without limitation – the use as in vitro diagnostics and biomarkers.

1.38

“First Commercial Sale” means the first sale of a Product by Bayer and/or its Affiliates and/or its Sublicensee (as applicable) to a Third Party in any country of the Territory after grant of a Marketing Authorization and pricing approval as applicable in the applicable country or jurisdiction. For the avoidance of doubt, supply of a Product to patients for compassionate use, named patient use, clinical trials or other similar purposes prior to regulatory approval shall not be considered a First Commercial Sale.

1.39

“Generic Product” means, with respect to a Product being sold in any country, a product that contains the same active pharmaceutical ingredient as such Product, regardless of the polymorphic, salt or solvate form of said active ingredient, and the dosage and formulation of such product, which is approved in such country for sale in reliance on a prior approval of such Product by the applicable Regulatory Authority, under Section 505(j) of the Federal Food, Drug and Cosmetic Act or 42 U.S.C. §§ 262(i)(2) and (k) or under Art. 10 Dir 2001/83/EC or Art. 10a Dir. 2001/83 in the version current at the time of approval of such Product,, or in each case, any successor, foreign or equivalent Applicable Law, by way of an abbreviated or expedited approval process, pursuant to which such product is determined to be equivalent to the applicable Product by the applicable Regulatory Authority. A product shall not be considered to be a Generic Product if (a) Bayer or any of its Affiliates or Sublicensees is or was involved in, or granted such Third Party rights with respect to, the development or commercialization of such product, or (b) such product is commercialized by any Third Party who obtained such product in a chain of distribution that included Bayer or any of its Affiliates or any sublicensee engaged or entrusted by Bayer or its Affiliates to (directly or indirectly) sell such product.

1.40

“Intellectual Property Rights” or “IP Rights” means trade secrets protectable under Applicable Law, copyrights, Patents and other registered intellectual property rights including registered trademarks, trade names and domain names.

1.41

“Know-How” means all confidential commercial, technical, scientific and other information, unpatented inventions (whether patentable or not and excluding Materials), knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases whether in written, electronic or any other tangible or non-tangible form, including information related to Materials, samples, assays, compounds, compositions or formulations.

1.42	“Licensed Project Know-How” means the Project Know-How which is listed in EXHIBIT C of this Agreement.

1.43	“Licensed Project Compound(s)” means the Project Compound(s) listed in EXHIBIT E.

1.44	“Licensed Project IP Rights” means the Project IP Rights listed in EXHIBIT B.

1.45	“Licensed Project Patents” means Licensed Project IP Rights that are Patents, together with all Patents claiming priority thereto or foreign equivalents thereof and all Derivative Patents.

1.46	“Licensed Rights” means the Licensed Project Compounds, Licensed Project IP Rights and Licensed Project Know-How.

1.47	“Losses” means claims, demands, liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses).

1.48

“Marketing Authorization” means any approval, license, registration or authorization required from the relevant Regulatory Authority to market and sell the Product in a particular country or jurisdiction.

1.49

“Net Receipts” means all money or money’s worth paid to Bayer or its Affiliates by Bayer’s or its Affiliates’ Sublicensees or other parties granted a compulsory license in accordance with Section 6.6 including, but not limited to, licensing fees, upfront and milestone payments, and royalties, less sales, value-added and excise taxes.

1.50

“Net Sales” means the gross amount [***] for sales of a Product (or Combination Product) to Third Parties less customary and reasonable deductions like: value-added tax or customs duties; allowances or credits upon rejections or returns of Product (or Combination Product), including recalls or damaged goods; quantity, early payment, cash settlement and other trade discounts; rebates, chargebacks or premiums; fees, discounts or other charges paid as required by government or public healthcare legislation, as reasonably allocated to the Product; and a [***] percent ([***]%) lump sum of the gross amount invoiced to cover transportation, freight, insurance, distribution, shipping, packaging and handling costs as well as a [***] percent ([***]%) lump sum of the gross amount invoiced to cover bad debt charges.

In the event that a Product is sold in the form of a Combination Product, then, for the purpose of calculating royalties due, Net Sales will be adjusted by multiplying Net Sales of such Combination Product (as calculated in accordance with the first paragraph of this Section 1.50) by the fraction A/(A+B) where A is the gross per unit invoice price of the Product, if sold separately, and B is the gross per unit invoice price of all other active ingredient(s) in the combination, if sold separately.

If, on a country-by-country basis, the other active ingredient(s) in the combination are not sold separately in that country, Net Sales will be adjusted by multiplying by the fraction A/C where A is the gross per unit invoice price of the Product, if sold separately, and C is the gross per unit invoice price of the Combination Product. In each case, the gross per unit invoice price shall be those applicable during the relevant Quarter. If sales of both the Product and the other active ingredient(s) in the same formulation and dosage in a comparable indication did not occur in such Quarter, in such country, or on a country-by-country basis, neither the Product nor the other active ingredient(s) of the Combination Product are sold separately in such country, then the fraction by which the Net Sales value shall be multiplied shall be determined between the Parties in good faith.

1.51	“Option Exercise Fee” has the meaning given in Section 3.1 of this Agreement.

1.52	“Quarterly Report” has the meaning given in Section 6.5 of this Agreement.

1.53	“Party” and “Parties” have the meanings given in the preamble to this Agreement.

1.54

“Patents” means (a) all national, regional and international patents and patent applications filed in any country of the world including provisional patent applications, (b) all patents and patent applications filed either from such patents, patent applications or provisional applications, including any continuations, continuations-in part which are limited to the subject matter directly related to the subject matter of the original patent application, divisions, provisionals, converted provisionals and continued prosecution applications, or any substitute applications, (c) any patent issued with respect to or in the future issued from any such patent applications, (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including reissues, re-examinations and extensions (including any supplementary protection certificates, patent term extensions and the like) of the foregoing patents and (e) any utility models, design patents or similar rights, and all foreign counterparts of any of the foregoing.

1.55	“Patent Matters” has the meaning given in Section 14.5 of this Agreement.

1.56

“Person” means an individual, and any form of legally recognized entity, including, without limitation, a corporation, limited liability company, association, joint stock company, trust, or governmental entity.

1.57

“Phase 1 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is to determine initial tolerance or safety of such Product in the target patient population, or in the United States, is otherwise consistent with a human clinical trial as described in 21 CFR 312.21(a), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority. With respect to the milestone payments set forth in Section 4, a Phase 1 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 1 Clinical Trial.

1.58

“Phase 2 Clinical Trial” means a human clinical trial of a Product, the principal purpose of which is to evaluate the effectiveness of such Product in the target patient population, or in the United States, is otherwise consistent with a human clinical trial as described in 21 CFR 312.21(b), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority. With respect to the milestone payments set forth in Section 4, a Phase 2 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 2 Clinical Trial.

1.59	“Phase 3 Clinical Trial” means a human clinical trial of a Product, on a sufficient number of subjects that is designed to:

(i)	evaluate overall benefit risk profile;

(ii)	define possible warnings, precautions and adverse reactions that are associated with such Product in the dosage range to be prescribed; and

(iii)

support Marketing Authorization of such Product; or is otherwise consistent with in the United States, a human clinical trial as described in 21 CFR 312.21(c), or, in a country other than the United States, a similar clinical study prescribed by the applicable Regulatory Authority.

With respect to the milestone payments set forth in Section 4, a Phase 3 Clinical Trial shall be deemed started upon the first dosing of the first subject of the first Phase 3 Clinical Trial.

1.60	“Primary Screening Assay” means, with respect to the Licensed Rights, an assay [***] which is listed in Exhibit C.

1.61	“Product” means any Project Product or Enabled Product, as the case may be.

1.62	“Project” means the Project under the Collaboration Agreement specifically identified in EXHIBIT A.

1.63

“Project Product” any product for use in the Field containing a Licensed Project Compound or a Derivative, in any and all dosage forms, formulations, presentations, administrations, line extensions and package configurations.

1.64	“Receiving Party” as used hereunder has the meaning given in Section 11.1 of this Agreement.

1.65	“Recursion” has the meaning given in the preamble.

1.66	“Recursion Indemnitees” has the meaning given in Section 10.1 of this Agreement.

1.67

“Regulatory Authority” means the FDA, the EMA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the Parties, or any successor bodies thereto.

1.68

“Regulatory Exclusivity” means, with respect to a Product in a country, any period of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country that confers exclusive marketing rights with respect to such Product in such country or prevents another party from using or otherwise relying on any data supporting the approval of the Marketing Authorization for such Product.

1.69

“Reversion Technology” means, with respect to a Product under development or commercialization by Bayer at, or prior to, the time of termination, any Patents or Know-How Controlled by Bayer or any of its Affiliates as of the effective date of termination of this Agreement, [***].

1.70	“Royalty Term” has the meaning given in Section 6.4 of this Agreement.

1.71

“Sublicense” means an agreement pursuant to which a Third Party receives: (i) a grant or transfer of any rights to design, develop, test, make, use, sell, offer for sale or import Licensed Project Compounds, Derivatives, Enabled Compounds or Products or any sublicense or other transfer of the rights licensed to Bayer under Section 2.1, or (ii) the benefit of an agreement not to assert such rights or to sue, prevent or seek a legal remedy for the practice of the rights licensed to Bayer under Section 2.1. Where the definition “Sublicense” is used it shall not include any distribution or manufacturing agreement or other agreement by which Bayer or an Affiliate exercises its right to have done research on, have developed, have made, or have sold Products in the Field in the Territory for Bayer or the Affiliate or Sublicensee granting such right and shall not include the grant of licenses by Bayer or an Affiliate or Sublicensee to Third Parties solely for joint research and development activities between Bayer or its Affiliates and such Third Parties (e.g. joint collaboration activities on the further research and development of the Products).

1.72	“Sublicensee” means any Third Party to which Bayer, an Affiliate or any Sublicensee (which received a Sublicense from or through Bayer or its Affiliate) has granted a Sublicense.

1.73	“Term” has the meaning given in Section 15.1 of this Agreement.

1.74	“Territory” means worldwide.

1.75	“Third Party” means any Person other than Bayer or Recursion or any Bayer Affiliate or Recursion Affiliate.

1.76

“Third Party Patents” means one or more valid and enforceable patents and/or pending patent applications (provided that such pending application has not extended beyond seven years from its earliest priority date) owned by one or more Third Parties that are licensed by Bayer and that Cover the manufacturing, use, sale, offer to sell, or importation of the Licensed Project Compound or Derivative in a Product.

1.77

“Third Party Royalties” shall mean the collective running royalty for Third Party Patents based on the Net Sales for Products, on a product-by-product and country-by-country basis, that Bayer or its Sublicensee is obligated to pay to Third Parties for the manufacture, use, sale, offer to sell or importation of such Products in such country.

1.78	“Trademark” means any trademark owned and controlled by Bayer and used by them in connection with the marketing of the Products.

1.79	“USD” has the meaning given in Section 7.4 of this Agreement.

1.80

“Valid Claim” means a claim of a pending or issued Patent that has not (A) expired or been cancelled, (B) been declared invalid by a decision of a court or other appropriate body of competent jurisdiction, from which no appeal is or can be taken, (C) been admitted to be invalid or unenforceable through reexamination, reissue, disclaimer or otherwise, or (D) been abandoned or disclaimed.

1.81	“VAT” has the meaning given in Section 7.6.

2.	LICENSE GRANTS TO LICENSED RIGHTS AND BACKGROUND IP

2.1	License Grant.

2.1.1

Exclusive License to Recursion interest in Licensed Rights. Subject to the terms and conditions of this Agreement, Recursion agrees to grant and does hereby grant to Bayer an exclusive, sub-licensable and royalty-bearing license under Recursion’s rights, title and interest in the Licensed Rights to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Products and to use such Licensed Rights as tools in independent research and development projects of Bayer, in each case in the Field in the Territory.

2.1.2

Non-Exclusive License to Recursion’s Background IP Rights and Background Know-How. Subject to the terms and conditions of this Agreement, Recursion agrees to grant and does hereby grant to Bayer a non-exclusive, sub-licensable, license to Recursion’s Background IP Rights and Background Know-How specifically identified in EXHIBIT D solely to the extent such Background IP Rights and Background Know-How are necessary to do or have done research on, to develop, have developed, make, have made, use, have used, sell, have sold, offer to sell, have offered for sale, import and have imported Products in the Field in the Territory.

For the avoidance of doubt, the aforementioned right to sublicense under Recursion’s Background IP Rights and Background Know-How does not grant Bayer any rights to sub-license such Background IP Rights and Background Know-How independently from the development and commercialization of the Licensed Rights (e.g. no right for independent sub-licensing for the purpose of generating license fees from Recursion’s Background IP Rights and Background Know-How).

2.1.3	Use and Exploitation Rights. For the avoidance of doubt, the Use and Exploitation Rights agreed under Section 10.2 of the Collaboration Agreement remains unimpaired.

2.1.4	Right to Sublicense. Without limiting the license grant in Section 2.1.1 and 2.1.2 the following provisions shall apply with respect to sublicenses to Affiliates and Sublicensees.

2.1.4.1

Sublicense to Affiliates. If any Affiliate exercises any of Bayer’s rights or fulfills Bayer’s obligations under this Agreement, each and every such Affiliate shall be bound by all terms and conditions of this Agreement, including but not limited to indemnity, insurance, royalty payment obligations. In addition, Bayer shall remain fully liable to Recursion for all acts and obligations of any of its Affiliates such that acts of any and all Affiliates shall be considered acts of Bayer.

2.1.4.2

Sublicense to Third Parties. With respect to Sublicenses to Third Parties, each Sublicense shall be in writing and contain terms and conditions consistent with this Agreement and sufficient to enable Bayer and require Bayer’s Sublicensees to comply with this Agreement.

Any Sublicense granted or authorized by Bayer hereunder shall not relieve Bayer from any of its obligations under this Agreement.

Bayer shall provide written notice to Recursion of any Sublicense with a Third Party within [***] days after entering into such Sublicense along with a copy of such Sublicense, which may be redacted to remove any provisions not necessary to determine compliance with this Agreement, provided, however, that this requirement shall not apply when no commercialization rights are being granted to the Licensed Rights.

Bayer agrees to be fully responsible for the performance of Sublicensees hereunder, including acts and omissions of same.

Bayer’s obligation to meet the requirements of Section 5.1 of this Agreement shall not be waived by the grant of any Sublicense.

2.1.4.3

For the avoidance of doubt, this Section 2.1.4 shall not limit Bayer’s right to grant sublicenses within the scope of the license grant in Sections 2.1.1 through 2.1.2 to Third Parties who do not fall under the definition of a Sublicensee respectively (e.g. if sublicenses granted to such sublicensees are granted for distribution or manufacturing agreements or other agreements by which Bayer or an Affiliate exercises its right to have done research on, have developed, have made, or have sold, Products in the Field in the Territory for Bayer or the Affiliate or if sublicenses are granted by Bayer or an Affiliate to Third Parties solely for joint research and development activities between Bayer or its Affiliates and such Third Parties).

3.	OPTION EXERCISE FEE

3.1

In consideration for Bayer’s exercise of the Option according to Section 8 of the Collaboration Agreement with regard to the respective Development Candidate and the execution of this Agreement, and as consideration for the licenses granted by Recursion to Bayer under Section 2.1 of this Agreement, Bayer shall pay Recursion an “Option Exercise Fee” of [***] within [***] after receipt of a correct invoice that is compliant with the Applicable Law.

3.2

No Multiple Payments. For the avoidance of doubt only one Option Exercise Fee payment shall be made for each respective Development Candidate (including potential back up compounds) and only if Bayer exercised the Option for such respective Development Candidate.

4.	MILESTONE PAYMENTS

4.1	Development Milestones for Project Products.

Bayer will pay Recursion the amounts listed in the table below based on the achievement of the first Project Product of the respective milestone, by Bayer or any of its Affiliates or Sublicensees, whereby each milestone shall be payable only once upon its first occurrence. All amounts below are in USD million (M USD, where M = 1,000,000).

Development milestone event	Development milestone payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]

If any of the development milestone events set forth in rows (1)-(4) of the chart above is achieved, each development milestone event in a higher row not previously achieved shall be deemed achieved upon achievement of such development milestone event in a lower row. If any of the development milestone events set forth in rows (5)-(7) of the chart above is achieved prior to the achievement of any development milestone event set forth in rows (1)-(4), each development milestone event in rows (1)-(4) not previously achieved shall be deemed upon achievement of such development milestone event set forth in row (5), (6) or (7).

4.2	Sales Milestones for Project Products.

Bayer shall pay Recursion upon the first (1st) occurrence of global cumulative Net Sales of all Project Products in the Field in the Territory, the amounts indicated in the below table. For the avoidance of doubt “global cumulative Net Sales” means worldwide Net Sales of Project Products in a given Calendar Year. All amounts below are in USD million (M USD, where M = 1,000,000).

Sales milestone event for first occurrence of global cumulative Net Sales exceeds	Sales milestone payment
[***]	[***]
[***]	[***]
[***]	[***]

For the avoidance of doubt, if more than one sales milestone event is achieved in a Calendar Year, Bayer shall pay each sales milestone payment associated with each sales milestone event achieved during such Calendar Year.

4.3	Milestones for Enabled Products. Milestones for Enabled Compounds (including for Achievement of Development Candidate Criteria) to be negotiated prior to execution of the license agreement, [***].

4.4

No Multiple Payments. For the avoidance of doubt no milestone payment shall be made more than once, irrespective of the number of Products (including combinations with other products) or the number of indications that have achieved the milestone or the number of countries in which such milestone has been achieved.

4.5

Reporting on Milestone Achievement and Payment. Bayer shall provide written notice to Recursion of any occurrence of any of the Development Milestones set forth in Section 4.1 no later than [***] calendar days following the occurrence of the relevant milestone. The Sales Milestones set forth in Section 4.2 shall be reported to Recursion within the Quarterly Report (see Section 6.5) of the respective Calendar Quarter in which the Sales Milestone was met. Bayer shall remit payment for the applicable milestone due pursuant to Section 7.

5.	DILIGENCE EFFORTS

5.1

Diligence Efforts. Bayer, acting itself and/or through its Sublicensee, will use Commercially Reasonable Efforts to develop and commercialize [***] Project Product [***]. Bayer shall provide Recursion with annual written reports summarizing Bayer’s, its Affiliates and its Sublicensee’s development and commercialization of Licensed Project Compounds, Derivatives, and Products, including a summary of the development and commercialization activities and progress of such development. Without limiting the foregoing, such reports shall contain sufficient detail to enable Recursion to assess Bayer’s compliance with its obligations hereunder. The reports shall also contain sufficient detail to enable Recursion to assess whether Achievement of Development Candidate Criteria has occurred with respect to any Licensed Project Compound or Derivative or any Product is otherwise selected as a Development Candidate.

6.	ROYALTY PAYMENTS

6.1

Royalty Rates for Project Products. Bayer shall pay Recursion a running royalty on the aggregate Net Sales of Project Products in a Calendar Year, the applicable percent in accordance with the table below:

Portion of Net Sales During Year (in USD)	Royalty Rate (% of Net Sales)
[***]	[***]
[***]	[***]
[***]	[***]

6.2

Royalty Rates for Enabled Products. To be negotiated prior to execution of the license agreement, provided that in no event shall the royalty rates for Enabled Products exceed 75% of the royalty rates agreed for Project Products.

6.3	For the avoidance of doubt, the aggregate Net Sales value shall be calculated on a Calendar Year basis.

6.4

Royalty Term. Bayer’s obligation to pay royalties to Recursion shall commence, on a Product-by-Product basis and country-by-country basis on the First Commercial Sale of such Product in such country and end on latest of (a) the expiration or termination of the last to expire Valid Claim of a Project Patent or Derivative Patent Covering the Product in such country, (b) expiration of Regulatory Exclusivity applicable to such Product in such country, and (c) ten (10) years after the First Commercial Sale of such Product in such country (“Royalty Term”).

6.5

Quarterly Royalty Reporting. Starting from the date of First Commercial Sale of a Product in any country, Bayer shall submit to Recursion within [***] days after the end of each Calendar Quarter a statement showing the Net Sales for that Calendar Quarter on a country-by-country basis, the total gross amount invoiced from sales of Product by Bayer, its Affiliates and Sublicensees, the manner and basis for any currency conversion in accordance with Section 7.4, if any sales milestone event is achieved during such Calendar Quarter and the associated royalties due to Recursion (“Quarterly Report”). Recursion may invoice the royalties payable for the Calendar Quarter upon receipt of the respective Quarterly Report.

6.6

Compulsory Licenses. In the event that a court or a governmental agency of competent jurisdiction requires Recursion or Bayer and/or its Affiliates to grant a compulsory license to a Third Party permitting such Third Party to make and/or sell the Product in a particular country, then the royalties to be paid by Bayer to Recursion on the Net Sales of such Product in such country shall automatically be reduced [***].

6.7

Generic Product. If during the Royalty Term, a Third Party receives marketing authorization for and commences commercial sale of a Generic Product in a country in the Territory, and quantities sold of such Generic Product represent a market share of [***] of the total market for such Generic Product and the corresponding Product sold during such Calendar Quarter in that country [***], then Bayer shall have the right to reduce any royalties payable in such country for such Product pursuant to Section 6.1 [***].

6.8

Third Party Technology. In the event that Bayer is required to pay Third Party Royalties for the manufacture, use, sale, offer to sell or importation of a particular Product in a country, then the royalty payments made by Bayer to Recursion herein in said country for such Product shall be reduced [***].

6.9

Royalty Floor. In no event will the aggregate amount of royalty payments due to Recursion for a Product in a country in any given Calendar Quarter during the Royalty Term for such Product in such country be reduced to less than [***] percent ([***]%) of the amount that otherwise would have been due and payable to Recursion in such Calendar Quarter for such Product in such country pursuant to Section 6.1 as a result of cumulative reductions set forth in Sections 6.7 and 6.8.

7.	GENERAL FINANCIAL PROVISIONS

7.1	Payment Terms. Unless otherwise agreed herein, all payments due under this Agreement shall be made within [***] days after receipt of a correct invoice that is compliant with the Applicable Law.

7.2	Invoicing by Recursion. All invoices shall be sent by Recursion to the following address of Bayer:

Bayer AG

Attn: [***]

[***]

51368 Leverkusen

Germany

mentioning such other information required and as may be amended and/or provided by Bayer to Recursion from time to time.

Alternatively, each invoice for payments mentioning the aforementioned address and reference may be sent electronically in portable document format (pdf) via email without electronic signature (“pdf-invoicing”), to

[***]@bayer.com

thus replacing a corresponding paper form.

7.3

Bank Accounts. All payments to Recursion under this Agreement shall be made by wire transfer to the following bank account of Recursion, or such other bank account as notified in writing by Recursion to Bayer at least [***] Business Days prior to the Payment Date:

For ACH delivery:

Bank Routing Number: [***]

Account Number: [***]

Account Name: [***]

For Wire Transfers:

Bank Routing Number: [***]

SWIFT Code: [***]

General Bank Reference Address: [***]

Account Number: [***]

Account Name: [***]

Payments by Bayer to Recursion shall reference “[•]” to identify the payment.

7.4

Currency. All payments under this Agreement will be made in U.S. dollars (“USD”). Where the payments due are calculated based on a currency other than USD, the amount due will be converted to USD using the average exchange rate for the applicable calendar quarter as consistently applied per Bayer’s internal accounting and reporting process.

7.5

Late Payments. All payments not made by [***] days after the respective date on which such payment is due (“Payment Date”) set out in this Agreement shall be subject to late payment interest at the United States Secured overnight Financing Rate (SOFR), currently published on Bloomberg screen <SOFRRATE Indie>, fixed two Business Days prior to the respective Payment Date and reset to the prevailing one (1) month USD rate at monthly intervals thereafter, plus a premium of one (1) percentage points (or the maximum applicable legal rate of interest if lower). Interest shall be calculated based on the actual number of days in the interest period divided by 360 and shall be calculated from the respective Payment Date (inclusive) until the date of payment (exclusive).

7.6

Value Added Tax. All agreed consideration is exclusive of “VAT” (European Value Added Tax, goods and service tax and similar taxes). If VAT is applicable, VAT shall be invoiced additionally acc. to the applicable VAT law. Such VAT shall be paid to Recursion only, if Recursion is obliged to transfer such VAT to respective tax authorities and after receipt of a corresponding invoice. Recursion shall issue correct invoices in accordance with the applicable VAT law.

7.7

Withholding Tax. Any party required to make a payment pursuant to this Agreement shall be entitled to deduct and withhold from the amount payable the tax for which paying Party on behalf of payee is liable under any provisions of Applicable Law (such tax, “Withholding Tax”);

If the Withholding Tax rate is reduced according to the regulations in the Double Tax Treaty no deduction shall be made or a reduced amount shall be deducted only if paying Party is timely furnished with necessary documents (Freistellungsbescheid) by payee issued from the German Tax Authority (Bundeszentralamt für Steuern), certifying that the payment is exempt from Withholding Tax or subject to a reduced Withholding Tax rate.

Any withheld Withholding Tax shall be treated as having been paid by paying Party to payee for all purposes of this Agreement. Paying Party shall timely forward to the payee the tax receipts certifying the payments of Withholding Tax on behalf of payee. In case paying Party must pay, but cannot deduct the Withholding Tax due to fulfilment and completion of its payment obligation by settlement or set-off, payee will pay the Withholding Tax to paying party separately. If paying Party reasonably failed to deduct Withholding Tax, but is still required by Applicable Law to pay Withholding Tax on account of payee to the tax authorities, payee shall reasonably assist paying party with regard to all procedures required in order to obtain reimbursement by tax authorities or, in case tax authorities will not reimburse withholding tax to paying Party, payee will immediately refund the tax amount.

7.8

Notwithstanding anything in this Agreement to the contrary, if any assignment by a Party of its rights or obligations under this Agreement without the consent of the other Party results in the imposition of Withholding Tax on a payment to be made by such Party that would not have been imposed in the absence of such assignment (or in an increase in Withholding Tax from the amount that would have been imposed in the absence of such assignment) and the Parties cannot reasonably cooperate as described above to eliminate such additional Withholding Tax, then the amount payable by the assigning Party shall be increased to the extent necessary to ensure that the other Party receives a net amount equal to the amount that it would have received had no such assignment occurred (taking into account any Withholding Tax on such additional amounts), unless the payee has approved or requested this assignment.

To the extent relevant for U.S. federal income tax purposes, the Parties intend to treat the payments contemplated by this Agreement as “foreign-derived deduction eligible income” within the meaning of Section 250 of the U.S. Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations thereunder, and the Parties shall reasonably cooperate to provide a certification or documentation to demonstrate eligibility for the deduction for “foreign-derived intangible income” pursuant to Section 250.

8.	ACCOUNTING RECORDS AND AUDITS

8.1

Accounting. Bayer shall retain, and shall procure that all of its Affiliates and Sublicensees (the “Bayer Parties”) retain, true and accurate records and books of account containing all data necessary for the calculation of the amounts payable by it to Recursion pursuant to the Agreement. Those records and books of account shall be kept for [***] years following the end of the period to which they relate.

8.2

Audit. To validate Bayer’s compliance with its obligations under or in connection with this Agreement, Recursion may, during the course of this Agreement and for [***] after expiration or termination of this Agreement, appoint auditors, at Recursion’s expense (except as otherwise contemplated below), to carry out an audit of Bayer’s records from time to time on behalf of Recursion. The auditors selected by Recursion shall be subject to acceptance by Bayer, such acceptance not to be unreasonably withheld. Audits may be undertaken subject to the following conditions:

I.	Any such audits shall be undertaken by an independent certified public accountant;

II.

Any such audits shall be conducted during regular business hours at Bayer’s premises upon [***] days’ prior written notice by Recursion and shall not interfere unreasonably with Bayer’s business activities;

III.	The auditor may inspect records for up to two years after the end of the period to which they pertain;

IV.	Audits may not take place more than once per Calendar Year and no period may be audited more than once;

V.

Prior to the audit taking place, auditor shall undertake to Bayer that they shall keep all information confidential and shall not disclose any information (except as set forth in VI) to any Third Party including Recursion;

VI.

Details of the auditor’s findings (including, for the avoidance of doubt, monetary values and supporting calculations) shall not be shared with Recursion except in the form of a summary report and, in the event the auditor finds any incorrect payments, details required to explain such discrepancies. In any event, the results shall be communicated to Bayer before being shared with Recursion. Bayer shall be given a period of [***] Business Days to review and respond to the auditor’s findings before the summary report may be provided to Recursion, such reports to include Bayer’s response to the findings;

VII.	The auditor shall not be permitted to include any extrapolation calculations in the calculation of amounts underpaid to Recursion;

VIII.

If an audit reveals that Bayer has underpaid royalties due, Recursion may invoice Bayer for the underpaid amount; if the audit reveals that Bayer has overpaid royalties due, Recursion shall credit Bayer for the overpaid amount;

IX.

If an audit reveals an underpayment in excess of [***] percent ([***]%) of the fees for the period subject to review by Recursion, then Bayer shall pay the reasonable costs of Recursion in conducting the audit (including the reasonable costs of the auditors) within [***] days of Recursion notifying Bayer that the audit has been completed.

8.3

Audit Disagreement: If there is a dispute between the Parties following any audit performed pursuant to Section 8.2, either Party may refer the issue (an “Audit Disagreement”) to an internationally recognized independent certified public accountant or chartered accountant for resolution. In the event an Audit Disagreement is submitted for resolution by either Party, the Parties shall comply with the following procedures:

a)	The Party submitting the Audit Disagreement for resolution shall provide written notice to the other Party that it is invoking the procedures of this Section;

b)	Within [***] Business Days of the giving of such notice, the Parties shall jointly select a recognized international accounting firm to act as an independent expert to resolve such Audit Disagreement.

c)

The Audit Disagreement submitted for resolution shall be described by the Parties to the independent expert, which description may be in written or oral form, within [***] Business Days of the selection of such independent expert.

d)	The independent expert shall render a decision on the matter as soon as practicable.

e)

The decision of the independent expert shall be final and binding unless such Audit Disagreement involves alleged fraud, breach of this Agreement or construction or interpretation of any of the terms and conditions thereof.

f)

All fees and expenses of the independent expert, including any Third Party support staff or other costs incurred with respect to carrying out the procedures specified at the direction of the independent expert in connection with such Audit Disagreement, shall be borne [***].

9.	REPRESENTATIONS, WARRANTIES, DISCLAIMERS

9.1	Mutual Representations and Warranties. Each Party represents and warrants to the other Party with respect to this Agreement and as of the Effective Date of this Agreement that:

9.1.1

such Party is duly organized, validly existing and in good standing under the Law of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

9.1.2	this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof;

9.1.3	the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party;

9.1.4

the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

9.1.5

such Party is authorized to grant the rights and licenses contemplated under this Agreement and Recursion in particular and without limiting the foregoing represents and warrants that it is authorized to grant Bayer the rights and licenses contemplated under this Agreement; and

9.1.6

to such Party’s knowledge, no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements except as may be required to obtain Hart-Scott-Rodino clearance or other clearances as required by other government authorities.

9.2	Recursion Representations and Warranties. Recursion hereby represents and warrants to Bayer that as of the Effective Date of this Agreement:

(i)

Recursion’s right, title and interest in the Licensed Rights, and Background Know-How licensed to Bayer under this Agreement are not subject to any encumbrance, lien, restriction or claim of ownership by any other party that would impair Recursion’s ability to grant the licenses granted hereunder, which have not been waived as of the Effective Date of this Agreement (such waiver to be evidenced by Recursion by providing respective documentation to Bayer);

(ii)	Recursion has not granted any right to any other party which would conflict with the rights granted to Bayer hereunder; and

(iii)

Recursion has disclosed to Bayer any intellectual property rights of any third party that the Recursion officers and senior employees that participated in the Project are aware of which may be infringed or misappropriated by the Licensed Rights, and that Recursion has disclosed any written notice, claim or other communication alleging such infringement or misappropriation or challenging Recursion’s right, title and interest with respect to the Licensed Rights.

9.3	Exclusions. Bayer acknowledges that Recursion does not represent or warrant:

(i)	the validity or scope of any of the Intellectual Property Rights that are the subject matter of this Agreement; or

(ii)	that the exploitation of any of the Intellectual Property Rights that are the subject matter of this Agreement will be successful.

9.4

No Other Promises or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY: RECURSION IN PARTICULAR HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE OR, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS. BAYER HEREBY DISCLAIMS IN PARTICULAR ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, COMMERCIALIZATION AND MANUFACTURE OF THE PRODUCT, OR THE OBTAINMENT OF MARKETING AUTHORIZATION OR PRICING APPROVAL IN ANY PARTICULAR COUNTRY, PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

9.5

No Liability for Indirect Damages. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY, THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AND AFFILIATED INVESTIGATORS SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY SUCH INCIDENTAL, ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN INFORMED, SHOULD HAVE KNOWN OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED THAT THIS SECTION 9.5 SHALL NOT APPLY TO THE PARTIES’ CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 11 AND INDEMNIFICATION RIGHTS AND OBLIGATIONS UNDER SECTION 10.1 AND 10.2 OF THIS AGREEMENT.

10.	INDEMNITY AND INSURANCE

10.1

Bayer Indemnification. Bayer shall indemnify, defend, and hold harmless Recursion and its Affiliates, and their respective directors, officers, employees, trustees and their respective successors, heirs and assigns (collectively the “Recursion Indemnitees”), against any Losses incurred by or imposed upon any of the Recursion Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or resulting judgments arising out of or related to (i) the research, development, use or commercialization of the Products by Bayer or its Affiliates or Sublicensee, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Bayer or its Affiliates or (iii) Bayer’s negligent performance or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by breach, the negligence or willful misconduct of a Recursion Indemnitee.

10.2

Recursion Indemnification. Recursion shall indemnify, defend, and hold harmless Bayer and its Affiliates, and their respective directors, officers, employees, trustees and their respective successors, heirs and assigns (collectively and including Bayer the “Bayer Indemnitees”), against any Losses incurred by or imposed upon any of the Bayer Indemnitees in connection with any claims, suits, investigations, actions, demands from or by a Third Party or resulting judgments arising out of or related to (i) Recursion’s or its Affiliates’ use of any rights retained by Recursion under this Agreement, (ii) any breach of this Agreement, including but not limited to any representation, warranty or covenant set forth herein, by Recursion or its Affiliates or (iii) Recursion’s negligent performance or willful misconduct under this Agreement, except, in each case, to the extent that the respective Losses are caused by the breach, negligence or willful misconduct of Bayer Indemnitee.

10.3

Procedures. The Recursion or Bayer Indemnitee (referred to as applicable as “Indemnitee”) agrees to provide the Party from which indemnification is sought (the “Indemnifying Party”) with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement; provided that, an Indemnitee’s failure to do so shall not affect the rights of such Indemnitee unless, and then only to the extent that, such delay or failure is prejudicial to or otherwise adversely affects the Indemnifying Party. The Indemnifying Party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitee to defend against any such claim. The Indemnifying Party shall defend or handle the claim in consultation with the Indemnified Party, and shall keep the Indemnified Party timely apprised of the status of such Third Party Claim. The Indemnitee shall cooperate with the Indemnifying Party in such defense and shall permit the Indemnifying Party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement). The Indemnitee shall have the right to retain its own counsel, at its own expense. The Indemnifying Party agrees to keep the Indemnitee informed of the progress in the defense and disposition of such claim and to consult with the Indemnitee with regard to any proposed settlement.

10.4

Settlement. Notwithstanding anything to the contrary in this Agreement, the Indemnifying Party shall not enter into any settlement, consent judgment, or other voluntary final disposition of any claim that has an adverse effect on the rights of any Indemnitee(s) hereunder, or admits any wrongdoing or fault by any Indemnitee(s), imposes on any Indemnitee(s) any payment or other liability, or does not include a release of all claims against the Indemnified Party without the prior written consent of the Indemnitee, provided however, that such consent shall not be unreasonably withheld.

10.5

Insurance. The Parties hereby agree to maintain a program of insurance and/or self-insurance which is prudent and adequate to address any claim or liability which may arise out of the performance of their obligations pursuant to this Agreement. Bayer also shall ensure that any Sublicensee also maintains insurance sufficient to meaningfully protect Recursion.

11.	CONFIDENTIALITY

11.1

Definition. Each Party (“Disclosing Party”) may disclose to the other Party (“Receiving Party”), and Receiving Party may acquire during the course and conduct of activities under the Agreement Confidential Information of Disclosing Party in connection with this Agreement. The term “Confidential Information” means all confidential information or material in tangible and non-tangible form disclosed hereunder; including all technical and non-technical information conveyed from one Party to the other in any form, electronic data, and other trade secret, proprietary information, samples, Compounds, methods, formulas, processes, protocols, technologies and equipment employed, information relating to quality assurance, procedures for and record keeping, techniques, inventions, know-how, apparatus, and formulae.

11.2	Allocation of Confidential Information. The terms and conditions of this Agreement shall be considered to be Confidential Information of Recursion and Bayer and be treated confidential by all Parties.

The Licensed Rights shall be considered to be Confidential Information of Bayer and be treated confidential by Recursion.

11.3	Exclusions. Confidential Information does not include information which:

(a)	is at the time of disclosure in the public domain;

(b)	becomes after disclosure part of the public domain other than by an act or omission on the part of the Receiving Party;

(c)	the Receiving Party can prove was known to it or its Affiliates before the date of its disclosure by the Disclosing Party;

(d)

the Receiving Party or its Affiliates obtains from a Third Party; provided that such information was not obtained by said Third Party, directly or indirectly, from the Disclosing Party under an obligation of confidentiality; and / or

(e)	the Receiving Party can prove was developed by it or its Affiliates independently of (i.e., without use of or reference to) the Confidential Information provided by the Disclosing Party.

Confidential Information shall not be deemed to be in, or have come into, the public domain merely because any part of such Confidential Information is embodied in general disclosures or because individual features, components or combinations thereof are or become publicly known.

11.4	Obligation of Confidentiality and Non-Use. The Receiving Party agrees with respect to the Confidential Information of the Disclosing Party that:

(a)

it shall hold in confidence and take such steps as it normally takes to protect its own confidential and proprietary information, but in any event no less than reasonable steps, to preserve the confidentiality of the Confidential Information disclosed to it by the Disclosing Party under this Agreement;

(b)

it shall not use the Confidential Information of the Disclosing Party, for any purposes other than to perform the Receiving Party’s obligations or exercise the Receiving Party’s rights under this Agreement; and

(c)

it shall not to disclose Confidential Information to any Third Party other than employees, or agents of or consultants to the Receiving Party who in each case demonstrate a need to know the Confidential Information and who are bound, by contract or law, to an obligation of confidentiality at least as stringent as the ones hereunder.

The obligations of confidentiality, non-disclosure and non-use remain in force during the Term of this Agreement and for [***] years thereafter.

11.5	Permitted Disclosures. Notwithstanding Section 11.4, the Receiving Party may disclose Confidential Information of the Disclosing Party in the following instances:

(a)

in order to comply with Applicable Law (including any securities law or regulation or the rules of a securities exchange) or with a binding order or other requirement or procedure within a legal or administrative proceeding; provided that, where reasonably possible, Receiving Party shall notify Disclosing Party of Receiving Party’s intent to make any such disclosure sufficiently prior to making such disclosure so as to allow Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information to be disclosed;

(b)

in connection with prosecuting or defending litigation, obtaining regulatory approval and making other regulatory filings and communications, and filing, prosecuting and enforcing Patents in connection with such Party’s rights and obligations pursuant to this Agreement; or

(c)

with respect to this Agreement and the Licensed Rights only, including the progress of development of the Products and achievement of milestones hereunder, to such Party’s or its Affiliate’s attorneys, independent accountants or financial advisors for the sole purpose of enabling such advisors to provide advice to the receiving Party or such Affiliates, on the condition that such advisors are bound by confidentiality and non-use obligations consistent with the confidentiality provisions of this Agreement as they apply to the recipient Party, or to potential or actual investors or potential or actual acquirers or potential or actual sublicensees in connection with due diligence or similar investigations by such Third Parties.

12.	PUBLICATIONS

The provisions concerning publications in Section 13 of the Collaboration Agreement shall apply analogously to this Agreement. With respect to the Licensed Rights, Bayer shall be entitled to publish such results without prior approval from Recursion. However, Bayer shall make a good faith effort to consult with Recursion authors with respect to the publication and acknowledge Recursion’s participation and/or co-authorship in the generation of the Licensed Rights in accordance with good scientific publication practices. The Parties shall mutually agree on whether to issue a press release announcing the existence of the License Agreement.

13.	PATENT PROSECUTION, MAINTENANCE & INFRINGEMENT

13.1	Prosecution & Maintenance.

13.1.1

Licensed Project IP Rights. As of the Effective Date of this Agreement, Bayer, at its sole expense, shall lead the filing, prosecuting and maintaining of Licensed Project IP Rights. Licensed Project Patents shall be filed in Bayer’s and Recursion’s name and assigned to both Bayer and Recursion jointly and, with respect to Licensed Project Patents filed prior to the Effective Date of this Agreement, shall continue to reside in Bayer’s and Recursion’s name.

Upon Recursion’s written request but at least once a year Bayer shall provide to Recursion a written report about the status of Licensed Project IP Rights.

13.1.1.1

Bayer shall be responsible for, either itself or through an outside patent counsel of its choice, filing, prosecuting and maintaining any Licensed Project Patents and shall [***] cover the running costs therefor. Bayer or outside counsel shall care of the filing, prosecution and maintenance of the Licensed Project Patents in close alignment with Recursion, including discussion of patent scope, subsequent applications and other matters of patent strategy. Bayer, either itself or through their outside patent counsel, will keep Recursion informed with respect to the status of the filing, prosecution (EP and US) and maintenance of the Licensed Project Patents. Bayer will also notify Recursion in writing about any relevant substantial correspondence including all newly filed patent applications of Licensed Project Patents, proposal of countries in which the patent application shall be filed, notifications on allowance, issue or grant and office actions. Bayer shall have the right to apply for a Licensed Project Patent in any country or region of the world. Bayer shall not give up substantial scope of the claims (unless a claim is determined to be invalid by the PTAB (Patent Trial and Appeal Board) at the US PTO, by a Board of Appeal at the EPO or by a national court) or abandon any Licensed Project Patents without Recursion’s prior written consent.

13.1.1.2

If Bayer decides to abandon, surrender, revoke, or invalidate or not to apply for or maintain any Licensed Project Patent in any country or abandon any previously restricted or amended claims, Bayer will provide written notice to Recursion [***] days prior to the date such action is due of Bayer’s intent to abandon, surrender, revoke or invalidate or not respond to any official correspondence that will result in the loss of rights (or with respect to Patents not yet filed, within [***] days after Recursion’s request to apply for such Patent Patent). Recursion may then, at Recursion’s sole discretion and sole cost and expense, elect to prosecute and maintain the respective Licensed Project Patent. Recursion may accept such offer in writing within [***] days after having received the offer. Upon receipt of Recursion’s notice of acceptance, Recursion shall forthwith be responsible for the rights and obligations and costs resulting from such Licensed Project Patent and such (former) Licensed Project Patent will cease to be a Licensed Project Patent under this Agreement. The Parties shall take all measures necessary for the transfer of Bayer’s co-ownership share in any such (former) Licensed Project Patent to Recursion, and for the transfer of patent prosecution responsibility of any such Licensed Project Patent from Bayer to Recursion; transfer costs imposed by respective patent attorneys and registration costs imposed by the respective public registers shall be borne by Recursion and all rights granted to Bayer under this Agreement to such Licensed Project Patents shall cease. In case Recursion refuses the offer or does not provide its acceptance in writing within the [***] days period, Bayer has the right to abandon or to not apply for the offered Licensed Project Patent. Bayer shall not be liable to Recursion for ultimate discontinuation of such Licensed Project Patents, except in the case that Bayer intentionally ignores said Recursion’s acceptance notice, provided, however, that Bayer has timely received such acceptance notice and discontinuation of the respective Licensed Project Patents is irreversible.

13.1.2

Background IP Rights and Background Know-How. Recursion shall have the sole discretion in filing, prosecuting and maintaining of Recursion Background IP Rights and Background Know-How which title shall reside in Recursion.

Upon Bayer’s written request but at least once a year Recursion shall provide to Bayer a written report about the status of Recursion’s Background IP Rights and Background Know-How licensed under Section 2.1.2.

13.1.2.1

If there is an increase in any governmental, filing or other fees at the United States Patents and Trademark Office or foreign equivalent due to any license to Bayer of the Background IP Rights under Section 2.1.2, Bayer agrees to reimburse Recursion for the difference in fees (for example, the difference between filing as a small entity versus a large entity at the United States Patents and Trademark Office).

13.1.2.2

Further, in the case of any filing of Background IP Rights licensed under Section 2.1.2 outside the US, Bayer may request that Recursion expand the patent filings to additional jurisdictions beyond the US, which Recursion may do in its sole discretion, and Bayer agrees to reimburse Recursion for those non-US patent filings requested in writing by Bayer.

13.1.2.3

If Recursion considers to abandon or not to file or maintain any Background IP Rights licensed under Section 2.1.2 in any country or abandon any previously restricted or amended claims, Recursion will provide written notice to Bayer [***] days prior to the date such action is due of Recursion’s intent to abandon or not respond to any official correspondence that will result in the loss of rights. The Parties shall discuss whether Bayer could participate in the ongoing maintenance or prosecution costs of such Background IP Rights. Recursion shall not be liable to Bayer for ultimate discontinuation of any Background IP Rights.

13.2

Notification of Infringement by Third Party. If any Licensed Project Patent or Background IP Right is infringed or might be infringed by a Third Party, the Party first having knowledge thereof shall promptly notify the other Party in writing. As used in this Section 13.2, “knowledge” shall mean the actual knowledge of the officers and senior employees of a Party performing activities under this Agreement or for the Project.

13.3	Enforcement of Licensed Project Patents.

13.3.1

Bayer shall have the first right (but not the obligation), by counsel of its own choice and at its sole expense, to institute, prosecute and control the enforcement or defense of any of the Licensed Project Patents to abate any infringement thereof. Prior to undertaking any action to enforce such Licensed Project Patents, Bayer shall notify Recursion in writing. To the extent possible Recursion shall be given reasonable time to provide its comments to Bayer. Recursion shall further have the right at its own expense, to be represented in any action by counsel of its own choice. However, should Recursion partake in any such action, Bayer shall have control of the proceeding and shall have final say on all decisions related thereto. In no event shall Bayer admit the invalidity of, or after exercising its right to bring and control an action under this Section 13.3.1, fail to defend the validity of, any Licensed Project Patent without Recursion’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

13.3.2

In the event that Bayer fails to institute an action or proceeding or otherwise take appropriate action to abate such infringement within a period of [***] days after taking notice of such infringement, Recursion shall have the right (but not the obligation) to institute and/or prosecute and control such an action or proceeding in its name with respect to such infringement at its sole expense and by counsel of its choice (such permission not to be unreasonably withheld or delayed), and Bayer shall have the right to be represented in any such action by counsel of its own choice and at its own expense. However, should Bayer partake in any such action, Recursion shall retain control of the proceeding and shall have final say on all decisions related thereto.

13.3.3

The Parties shall reasonably cooperate with each other in the planning and execution of any such action to enforce the respective Licensed Project Patents (including the obligation to be named or joined as a party in a lawsuit, as applicable). Each Party initiating an action or proceeding agrees to provide reasonable information to the other Party, at this Party’s request, about such action or proceeding.

13.3.4

All monies recovered upon the final judgment or settlement of any such suit or action to enforce the respective Licensed Project Patents in the Territory shall be applied in the following order of priority: (i) first, to reimburse the costs and Losses of the Party bringing suit, then to the costs and Losses, if any, of the other Party; (ii) any amounts remaining shall be treated allocated [***]. The Party that controls the prosecution of a given suit or action shall also have the right to control settlement of such suit or action. If one Party controls and intends to settle the prosecution of a given suit or action, it shall provide the other Party reasonably in advance written information about such intention and about the terms pertaining to the settlement. Only if the settlement would materially and adversely impact the interest of the non-controlling Party, in non-controlling Party’s opinion, the Party in control of the suit or action shall obtain the non-controlling Party’s consent prior to entering into the settlement. Any amounts received in settlement of any action shall be apportioned between the Parties in the same manner as set forth in this Section 13.3.4.

13.4	Enforcement of non-exclusively licensed Background IP Rights.

13.4.1

With regard to Background IP Rights which have been non-exclusively licensed under this Agreement, Recursion shall have the sole right to institute, prosecute and control the enforcement or defense of any of the Background IP Rights to abate any infringement thereof.

13.4.2	Bayer shall reasonably cooperate in any such litigation at Recursion’s expense.

13.5	Trademarks

13.5.1

Bayer shall be responsible for the selection, registration, maintenance and defence of any Trademark which it employs in connection with the marketing, sale or distribution in the Territory of the Products. Bayer shall own and control such Trademarks and pay all relevant costs thereto.

13.5.2

Recursion recognizes the exclusive ownership by Bayer of any proprietary Bayer name, logotype, Trademark or trade dress furnished by Bayer (e.g. the name “Bayer” and the “Bayer Cross”) for use in connection with the marketing, sale or distribution of the Products in the Territory. Recursion shall not, either while this Agreement is in effect, or at any time thereafter, register, use or challenge or assist others to challenge the Trademark, the Bayer name, logotype and trade dress furnished by Bayer or attempt to obtain any right in or to any such name, logotype, trademarks or trade dress confusingly similar for the marketing of the Product as defined in this Agreement or any other goods and products, notwithstanding that such goods or products have a different use or are dissimilar to the Products as defined in this Agreement.

13.5.3	Only Bayer will be authorized to initiate at its own discretion legal proceedings against any infringement or threatened infringement of the Trademark in the Territory.

13.5.4

Bayer shall be responsible for the registration, hosting, maintenance and defence of the Domain Names under all generic Top Level Domains (gTLDs) and –within the Territory- under all relevant country code Top Level Domains (ccTLD). For the avoidance of doubt Bayer is allowed to register such Domain Names in its own name, to host on its own servers, maintain and defend the Domain Names and use them for websites.

14.	DISPUTE RESOLUTION

14.1

Mandatory Procedures. The Parties agree that any dispute arising out of or relating to this Agreement, including its termination, (a “Dispute”) shall be resolved solely by means of the procedures set forth in this Section 14, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.

14.2

Preliminary Injunctions. Notwithstanding anything in this Agreement, including without limitation Section 14.3, to the contrary, a Party may, at any time, seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) or experts on the ultimate merits of any Dispute.

14.3	Dispute Resolution Procedure.

Dispute Resolution. Each Party may notify the other Party of a Dispute and the issue shall be referred to a senior executive of each Party who shall meet within [***] Business Days (in person, by means of telephone conference, videoconference or other means of communications) and attempt in good faith to resolve such issue (subject only to internal approvals (e.g. by the board of directors), if required by Recursion’s or Bayer’s organization). All such discussions shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Notwithstanding the foregoing, if such executives cannot resolve such matter within [***] Business Days after their meeting, then, either Party may initiate proceedings in accordance with the Sections 14.4 to 14.7 below.

14.4	Arbitration.

14.4.1

Subject to Sections 14.5 and 14.6 any Disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “Rules”) by a panel of three arbitrators appointed in accordance with the said Rules, save that the third arbitrator, who will act as president of the arbitral tribunal, shall not be appointed by the International Court of Arbitration, but by the two arbitrators which have been appointed by either of the Parties in accordance with Article 12 para 4 of said Rules, as may be updated.

14.4.2

The place of arbitration shall be New York, New York, U.S., and the language to be used in any such proceeding (and for all testimony, evidence and written documentation) shall be English. The IBA Rules on the Taking of Evidence in International Arbitration shall apply on any evidence to be taken up in the arbitration.

14.4.3

Without limiting any other remedies that may be available under law, the arbitrator(s) shall have no authority to award punitive damages. Any final award by the arbitrator may be entered by either Party in any court having appropriate jurisdiction for applicable orders of enforcement. Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor the arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.

14.5

Patent Disputes. Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the validity and enforceability of any Patent (“Patent Matters”) shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent laws of such country with a jury trial being however excluded. If such Dispute involves both Patent Matters and other matters, the arbitrators or experts as applicable will have the right to stay the arbitration or expert determination until determination of Patent Matters material to the resolution of the Dispute as to other matters is resolved.

14.6

Expert Determination for Specific Matters. Subject to Section 14.5 and notwithstanding Section 14.4, the Parties may agree to submit any Dispute which subject matter relates to a scientific or technical assessment or the determination of the amount of royalty or milestone payments or a license fee to administered expert proceedings in accordance with the Rules for the Administration of Expert Proceedings of the International Chamber of Commerce. The Parties agree that in such case the findings of the expert shall be contractually binding upon them in the absence of manifest error or fraud and that they will agree with the expert on the terms of his appointment.

14.7

Performance to Continue. Without limiting either Party’s rights under Section 15.2 to 15.3, each Party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a Party may terminate this Agreement in accordance with Section 15.2 to 15.3 or suspend performance of its undisputed obligations during any period in which the other Party fails or refuses to perform its undisputed obligations or during any period in which the issue in dispute is payments due under this Agreement.

15.	TERM AND TERMINATION

15.1

Term. The term of this Agreement shall commence on the Effective Date of this Agreement and shall continue on a Product-by-Product and country-by-country basis until the expiration of the Royalty Term applicable to such Product in such country (“Term”).

15.2

Termination for Convenience by Bayer. Bayer may without cause and for any reason terminate this Agreement completely or partially with respect to a specific Product or country by giving Recursion written notice of at least [***] days in advance of the effective date of termination selected by Bayer. Bayer shall pay all sums respectively due under this Agreement, including earned royalties and milestone payments which are or become due prior to the effective date of the respective complete or partial termination of this Agreement. In the event of termination by Bayer pursuant to this Section 15.2, Bayer, its Affiliates shall cease all development, manufacture and commercialization of the Licensed Project Compounds, Derivatives, and Products, or if this Agreement is terminated in part, the terminated Products or in the terminated country, as applicable.

15.3

Termination for Breach. In the event of any material breach by a Party of this Agreement, the other Party shall have the right to terminate this Agreement upon delivery of written notice to the breaching Party, provided that the notifying Party provides notice of such breach to the breaching Party specifying the nature of the alleged breach and that such breach has not been cured within [***] days after such notice thereof. Notwithstanding the foregoing, the notice and cure period as provided above shall be [***] days for breaches of any payment obligation under this Agreement, provided however, that if a portion of the invoice is in dispute, the undisputed portion shall be paid and this Agreement shall remain in full force and effect subject to Section 14.7 and the disputed portion shall be resolved in accordance with Section 14 above. In the event of termination by Recursion pursuant to this Section 15.3, Bayer, its Affiliates shall cease all development, manufacture and commercialization of the Licensed Project Compounds, Derivatives and Products.

15.4	Consequences of Expiration or Termination.

15.4.1

Consequences of Termination for Convenience by Bayer or Termination for Cause by Recursion. In the event that this Agreement is terminated by Bayer for convenience in accordance with Section 15.2 or by Recursion for breach in accordance with Section 15.3:

15.4.1.1

The licenses granted hereunder by Recursion to Bayer under the Licensed Rights shall, subject to the last sentence of Section 14.3, cease completely or if applicable, partially with respect to the specific Product(s) or country for which this Agreement was terminated.

15.4.1.2

For the Licensed Rights, as far as affected by the respective termination according to Section 15.2 or 15.3 and except to the extent that exclusive rights have been granted to the other Party, each Party shall have the right to use, practice, develop and exploit their respective share of the affected Licensed Rights from the Project solely for internal research and development purposes, including the right to sublicense its interest in the Licensed Rights for such purposes, without the consent of the other Party and without a duty of accounting to the other Party provided, however, that neither Party may use any Project Know-How or allow its sublicensee the use of any Project Know-How for a Competing Project except to the extent expressly permitted in the applicable license agreement between the Parties, and Bayer may not use the Licensed Rights with respect to Licensed Project Compounds, Derivatives, Enabled Compounds or Products. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing, neither Party shall have the right to assign the entire Licensed Rights or entire rights to the Licensed Rights without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 16.4).

For the avoidance of doubt, if the Licensed Rights that are affected by the respective termination of this Agreement are also exclusively licensed by Recursion to Bayer under a separate license agreement, Bayer shall maintain the exclusive usage rights regarding such Licensed Rights in accordance with such other agreement and Recursion shall only be entitled to use such Licensed Rights in accordance with the provisions of such other agreement and any other license granted to Recursion, as applicable.

15.4.1.3

The license granted hereunder by Recursion to Bayer under the Background IP Rights and Background Know-How shall cease completely or if applicable, partially with respect to the specific Product(s) or country for which Bayer terminated this Agreement according to Section 15.2.

15.4.1.4	For the avoidance of doubt, termination of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.4.1.5

To the extent requested by Recursion, the Parties shall negotiate in good faith the terms and conditions for an exclusive, sub-licensable and royalty-bearing license under Bayer’s rights, title and interest under the Licensed Rights and a non-exclusive royalty-bearing license to other Reversion Technology to do or have done research on, develop or have developed, make, have made, use, have used, sell, have sold, offer for sale, have offered for sale and import and have imported Product(s), or if applicable, all Product(s) or country(ies) for which Bayer terminated this Agreement according to Section 15.2, in each case, in the Field in the Territory.

15.4.1.6

With respect to Products for which this Agreement was terminated, Recursion herewith grants Bayer a license for a period of [***] months starting from the date the respective termination becomes effective to sell off its inventory, with respect to which Recursion does not exercise its rights under Section 14.5.1.5, of Products affected by the respective termination that are and either manufactured prior to the effective date of the respective termination or manufactured thereafter to fulfil such orders received by Bayer or its Affiliates or their Sublicensees prior to the submission of the respective termination notice. Bayer shall remain obliged to pay Recursion the milestones and royalties accruing during such sell-off period and the respective provisions regarding milestones and royalty payments and reporting set out herein shall continue to apply during such period. After said selloff period, Bayer and its Affiliates shall cease the sale of the Products for which this Agreement was terminated.

15.4.1.7	Bayer shall be responsible, at its own cost and expense, for the wind-down of Bayer’s and its Affiliates’ development, manufacturing and commercialization activities for terminated Products.

15.4.2	Consequences of Expiration of this Agreement. In the event that this Agreement expires after the Term as set forth in Section 15.1:

15.4.2.1

The licenses granted hereunder by Recursion to Bayer under Recursion’s rights, title and interest in the Licensed Rights shall cease immediately, provided, however, that Bayer shall continue to have such license under any Licensed Project Know-How within the Licensed Rights, on a non-exclusive, fully paid-up basis.

15.4.2.2

Each Party shall have the right to freely use, practice, develop and exploit the respective affected Licensed Rights of the respective Project, including the right to sublicense its interest in the Licensed Rights, without the consent of the other Party and without a duty of accounting to the other Party. Where such consent is required by Applicable Law, it is deemed hereby granted and where a duty of accounting to the other Party exists by Applicable Law, such duty is hereby waived. Where the Applicable Law in any country prevents that such consent or waiver is given in advance the Parties shall be obligated to give their consent or waiver at the given point in time. Notwithstanding the foregoing, neither Party shall have the right to assign the entire Licensed Rights or entire rights to the Licensed Rights without the other Party’s prior written consent (except in connection with a permitted assignment of this Agreement in accordance with Section 16.4). To the extent that the use of the Licensed Rights by a Party requires a license to the background rights of the other Party, the Parties will in good faith discuss whether and, provided that a license grant is agreeable, under what terms and conditions such license may be granted, always provided that the licensing party is in Control of the respective background rights.

15.4.2.3

The licenses granted hereunder by Recursion to Bayer under Recursion’s Background IP Rights shall cease immediately, whereas the non-exclusive license granted under Recursion’s Background Know-How under Section 2.1.2 shall survive the expiration of this Agreement.

15.4.2.4	For the avoidance of doubt, expiration of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.5	Consequences of Termination of this Agreement by Bayer for Breach by Recursion.

15.5.1	In the event that this Agreement is terminated by Bayer according to Section 15.3:

15.5.1.1

Unless Bayer expressly terminates the licenses granted in Section 2.1, the license granted under Section 2.1.1 by Recursion to Bayer under Recursion’s rights, title and interest in the Licensed Rights shall continue in each country, until expiration of the Royalty Term in that country and Bayer shall continue to pay Recursion the milestone and royalty payments under this Agreement in accordance with the terms of this Agreement, whereby all such payments shall be [***] reduced after the effective date of termination and Bayer’s associated reporting obligations hereunder shall also continue.

15.5.1.2

The license granted pursuant to Section 2.1.2 by Recursion to Bayer under Recursion’s Background IP Rights and Background Know-how shall continue in each country, until expiration of the Royalty Term in that country unless Bayer expressly terminates the licenses granted in Section 2.1.1, in which case the license granted pursuant to Section 2.1.2 shall also terminate.

15.5.1.3	For the avoidance of doubt, termination of this Agreement does not affect the use rights under Section 10.2 of the Collaboration Agreement.

15.6

Effect on Sublicenses. Upon termination of this Agreement, for any reason, Bayer shall promptly notify its Sublicensees of such termination. Upon notice by Recursion of its intent to terminate (or, if notice is not required, upon termination) this Agreement, Bayer shall no longer have the authority to grant further sublicenses. With respect to any rights previously granted by Bayer under any Sublicense hereunder any Sublicensee, so long as they are not in default under such Sublicense, may elect to continue its Sublicense provided that (i) the Sublicense will be modified as reasonably necessary to accommodate the functional and structural differences between Recursion and Bayer; (ii) Recursion is bound only to the extent under terms no less economically favorable to Recursion than existed when this Agreement and the Sublicense were in effect; and (iii) in no event will Recursion be obligated in any manner that it was not to Bayer hereunder and that the terms of such license agreement will not impose any representations, warranties, expenses or liabilities on Recursion that are not included in this Agreement. Sublicensee will notify Recursion in writing, within [***] days after the Sublicensee’s receipt of notice of such termination, of its election, and of its agreement to assume in respect to Recursion all the obligations (including obligations for payment) contained in the Sublicense with Bayer and all the obligations in this Agreement. For the avoidance of doubt, in the event that Bayer retains under this Agreement or the Collaboration Agreement after termination of this Agreement any rights to grant sublicenses, such rights remain unimpaired.

15.7

Survival. Termination or expiration of this Agreement shall not affect any rights or liabilities of either Party that have accrued prior to such termination or expiry. Except as otherwise expressly provided herein (including in this Section 15), all other rights and obligations of the Parties under this Agreement shall terminate upon termination or expiration of this Agreement.

The following sections shall survive the expiration or termination of this Agreement along with any other provisions which by their context are intended to survive: Sections 1, 7, 8 (for the period set forth therein), 9.3, 9.4, 9.5, 10, 11 (for the period set forth therein), 14, 15, 16, and for the period set forth in Section 15.4.1.6, Sections 4.1, 4.2, 6.1, and 6.2.

16.	MISCELLANEOUS PROVISIONS

16.1

Notice. Any notices to be given hereunder shall be in writing and shall be either delivered by hand or sent postage prepaid by certified mail or via an internationally recognized courier service, and addressed to the other Party’s address provided below or at such other address for which such Party gives notice hereunder.

If to Recursion:

Recursion Pharmaceuticals, Inc.

41 S Rio Grande Street

Salt Lake City, UT 84101

Attention: [***]

E-mail: [***]@recursionpharma.com

Tel: [***]

With a copy to:

Wilson Sonsini Goodrich & Rosati

28 State Street

Boston, MA 02109

E-mail: [***]@wsgr.com

Fax: [***]

Tel: [***]

If to Bayer:

[…]

All notices under this Agreement shall be deemed effective upon receipt. A Party may change its contact information immediately upon written notice to the other Party in the manner provided in this Section.

16.2

Non-Use of Name. Neither Party shall use the name, insignia, symbol, trademark, trade name or logotype or any variation, adaptation, or abbreviation thereof, of the other Party or its Affiliates, its directors, officers, staff, employees, agents, or affiliated investigators in any promotional material or other public announcement or disclosure without the prior written consent of the other Party, which consent the other Party may withhold in its sole discretion, with the exception(s) for disclosures pursuant to Applicable law (e.g. “Sunshine Act”) and in acknowledgement of support in connection with Publications made in accordance with Section 12 above. Notwithstanding the foregoing, each Party shall be permitted to identify the other Party as a collaborator and/or partner and display the other Party’s logo on its website, subject to compliance with any trademark guidelines provided by the other Party and a separate written declaration of consent pursuant to such guidelines.

16.3

Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, without regard to its conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

16.4	Assignment.

16.4.1

Except as expressly permitted in this Agreement, neither Party shall assign, delegate, or subcontract any of its rights or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment in contravention of this Section 16.4 shall be null and void.

16.4.2

Notwithstanding the foregoing, each Party may, without the consent of the other Party, assign or transfer all of its rights and obligations hereunder to an Affiliate of or to a successor in interest by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement; provided however, that (a) such assignment includes, without limitation, all rights and obligations under this Agreement, (b) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement. Recursion may assign or pledge any of its rights to receive payment under this Agreement subject to Bayer’s prior written consent, such consent not be unreasonably withheld.

16.5

Amendment and Waiver. No amendment, modification, or waiver of the terms of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

16.6

Independent Contractors. It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

16.7

Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.

16.8	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

16.9

Interpretation. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement. The Parties acknowledge that each Party has read and negotiated the language used in this Agreement. Because all Parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any Party by reason of that Party’s role in drafting this Agreement. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to any genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”, (c) the word “will” will be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to section, attachments, appendices, exhibits or the like will be construed to refer to sections, attachments, appendices, exhibits or the like of this Agreement, and references to this Agreement include all attachments, appendices, exhibits or the like attached hereto, (h) references to any Applicable Law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor Applicable Law, rule or regulation thereof and (i) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

16.10

Conflicting Provisions. In the event of any conflict between this Agreement and the Collaboration Agreement, the terms of this Agreement shall prevail. Notwithstanding the foregoing, unless explicitly set forth herein, no provision of this Agreement shall be interpreted to limit any express obligation of either Party set forth in the Collaboration Agreement or any other license agreement resulting therefrom.

16.11

Compliance. Recursion and Bayer agree to comply with all Applicable Law, including, without limitation, laws related to fraud, abuse, privacy, discrimination, disabilities, samples, confidentiality, false claims and prohibition of kickbacks. Without limiting the generality of the foregoing, each party to this Agreement certifies that such party shall not violate the U.S. Anti-Kickback Statute (42 U.S.C § 1320a-7b(b)) with respect to the performance of this Agreement. In furtherance of this intent, Bayer makes Recursion aware of its Code of Conduct and Anti-Kickback Policies accessible at http://www.bayer.us/en/products/bayer-pharmaceuticals/.

16.12

Counterparts. This Agreement may be executed in counterparts, including by facsimile or by electronic scan copies, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

16.13

No Third Party Beneficiaries. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

16.14

No Implied Licenses. Except as expressly set forth herein, neither Party shall acquire, pursuant to this Agreement, any license or other intellectual property interest, by implication or otherwise, under any trademarks, Patent or other Intellectual Property Rights of the other Party.

17.	EXHIBITS

This Agreement includes the following Exhibits and all terms stated therein:

EXHIBIT A.	Identification of the Project
EXHIBIT B.	Licensed Project IP Rights (including Licensed Project Patents)
EXHIBIT C.	Licensed Project Know-How
EXHIBIT D.	Specification of RECURSION’s licensed Background IP Rights and
Background Know-How
EXHIBIT E	Licensed Project Compounds

(Signatures Follow on Next Page)

IN WITNESS WHEREOF, this Agreement has been executed below by the respective duly authorized representatives of the Parties hereto as of the Effective Date of this Agreement.

RECURSION PHARMACEUTICALS, INC	BAYER AG
Name:	Name:
Title:	Title:
Date:	Date:

Name:
Title:
Date:

Appendix 4

Summary:

The Project Plan Template includes the following items:

1) Project Plan Creation & Approval details;

2) Screening Inputs and description of initial Screening Hypothesis;

3) Primary (phenotypic) Screening Activities;

4) Prioritization of Primary-Hits prior to Primary Hit Nomination;

5) Primary Hit and Primary Hit Series Acceptance Decisions;

6) Phase II: Initial Hit optimization and in-vivo validation of Lead-candidates;

7) Candidate Criteria;

8) Target Deconvolution; and

9) Final Project Report Content.

Project Plan Template

[***]

Appendix 5

Technical and Organizational Measures

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